UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

☑	Filed by the Registrant	☐	Filed by a party other than the Registrant

CHECK THE APPROPRIATE BOX:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Aflac Incorporated

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):
☑	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Notice of

2022

Annual Meeting

of Shareholders and Proxy Statement

Monday, May 2, 2022 at 10 a.m. ET

About Aflac Incorporated

Aflac Incorporated (the “Company”), through its subsidiaries, provides financial protection to more than 50 million people worldwide. The Company’s principal business is supplemental health and life insurance products with the goal to provide customers the best value in supplemental insurance products in the United States (U.S.) and Japan.

In this Proxy Statement, the terms “Company,” “we,” or “our” refer to Aflac Incorporated. The Company’s insurance business consists of two reporting segments: Aflac Japan and Aflac U.S. The primary insurance subsidiary in the Aflac Japan segment is Aflac Life Insurance Japan Ltd. Aflac U.S. includes American Family Life Assurance Company of Columbus (Aflac); American Family Life Assurance Company of New York (Aflac New York), a wholly owned subsidiary of Aflac; Continental American Insurance Company (CAIC), branded as Aflac Group Insurance; and Tier One Insurance Company (TOIC); as well as Argus Dental & Vision, Inc. (Argus), a benefits management organization and national network dental and vision company. The term “PLADS” refers to the group premier life, absence management and disability solutions business that was acquired from Zurich North America by the Company, through its insurance subsidiaries Aflac and Aflac New York, in November of 2020. The term “Aflac Global Investments” refers to the Company’s asset management subsidiary, Aflac Asset Management LLC and its management subsidiary in Japan, Aflac Asset Management Japan Ltd.

For more than six decades, insurance policies of the Company’s subsidiaries have given policyholders the opportunity to focus on recovery, not financial stress. In the U.S., Aflac is the number one provider of voluntary/worksite insurance products. Aflac Japan is the leading provider of medical and cancer insurance in Japan, where it insures 1 in 4 households.

For more complete information regarding the Company’s 2021 performance, please review the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

Our Long-Term Growth Strategy

2022 PROXY STATEMENT	1

NOTICE OF 2022 ANNUAL MEETING OF SHAREHOLDERS

You are cordially invited to attend the Annual Meeting of Shareholders (“Annual Meeting”) of Aflac Incorporated (the “Company”). This year’s Annual Meeting will be a completely “virtual meeting” of shareholders.

You will be able to attend the Annual Meeting, vote, and submit your questions during the webcast. The Annual Meeting will be held for the following purposes, all of which are described in the accompanying Proxy Statement:

Proposal 1	FOR

To elect as Directors of the Company the eleven nominees named in the accompanying Proxy Statement to serve until the next Annual Meeting and until their successors are duly elected and qualified	each of the eleven director nominees See page 13.

Proposal 2	FOR

To consider a non-binding advisory proposal on the Company’s executive compensation (“say-on-pay”)	See page 37.

Proposal 3	FOR

To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022	See page 70.

In addition, any other business properly presented may be acted upon at the meeting and at any adjournments or postponements of the meeting.

The accompanying proxy is solicited by the Company’s Board of Directors on behalf of the Company. The Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, are enclosed.(2) The record date for determining which shareholders are entitled to vote at the Annual Meeting is February 22, 2022. Only shareholders of record at the close of business on that date will be entitled to vote at the Annual Meeting and any adjournment thereof. For more information on how to attend the virtual Annual Meeting, please see Appendix B of the Proxy Statement.

Your vote is important! Even if you expect to attend the virtual Annual Meeting, please vote in advance. If you attend the Annual Meeting online, you may revoke your proxy by submitting a vote during the Annual Meeting.

We are making the Proxy Statement and the form of proxy first available on or about March 17, 2022.

By order of the Board of Directors,

J. Matthew Loudermilk Secretary March 17, 2022 Columbus, Georgia	(1)	We continue to monitor developments regarding the coronavirus (COVID-19). In the interest of the health and well-being of our shareholders, the Annual Meeting will be held solely by means of remote communication.
	(2)	Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on May 2, 2022: This Proxy Statement and the Annual Report are available at proxyvote.com.
Logistics

DATE AND TIME May 2, 2022 10:00 a.m. ET

VIRTUAL (ONLINE ONLY)(1) www.virtualshareholdermeeting.com/AFL2022. Using your 16-digit control number included on your proxy card or notice

RECORD DATE February 22, 2022

How to Vote

It is important that you vote your shares. We offer several easy and cost-effective voting methods for your convenience.

INTERNET Visit www.proxyvote.com. You will need the 16-digit control number that appears on your proxy card or notice.

TELEPHONE

If your shares are held in the name of a broker, bank, or other nominee, follow the telephone voting instructions, if any, provided on your proxy card. If your shares are registered in your name, call 1-800- 690-6903 and follow the telephone voting instructions. You will need the 16-digit control number that appears on your proxy card.

MAIL If you received a full package by mail, complete and sign the proxy card and return it in the enclosed postage pre-paid envelope.

TABLET OR SMARTPHONE Scan the QR code that appears on your proxy card or notice using your mobile device.

2	AFLAC INCORPORATED

LETTER FROM THE CHAIRMAN AND CHIEF EXECUTIVE OFFICER

March 17, 2022

Dear Fellow Shareholder:

As I reflect on 2021, I am tremendously proud of the accomplishments we delivered during challenging times, and I am thankful for the dedication, compassion and hard work of our committed Aflac teams in the U.S. and Japan. While pandemic conditions are ongoing, I am proud to say that 2021 was another year that confirmed what I knew all along: the Company is strong, adaptable and resilient. I have always believed that with change comes opportunity. In the midst of a global pandemic, our leading position has not changed; it has provided opportunities for us to be there for more people in their time of need.

Considering what the global and national business landscape has experienced over the last two years, I think Aflac has benefited from some tailwinds, while simultaneously working hard to achieve our objectives and continue our strong earnings performance.

I want to thank you, our shareholders, as well as our employees and our sales distribution teams for supporting the people-first initiatives we spearheaded in both the U.S. and Japan in response to the COVID-19 pandemic. Consistent with our culture, and given our remote working conditions, we continued to step up our engagement with our employees through virtual town hall meetings and frequent touch-base letters. Through these touchpoints, we affirmed our commitment to being there for our policyholders, supporting our employees and sales teams personally and professionally, and continuing to prioritize a culture of diversity, equity and inclusion. We advanced our environmental, social, and governance (ESG) disclosures with a dedicated report outlining our ESG policies and a separate TCFD Report. We were pleased to appear on Fortune’s List of World’s Most Admired Companies for the 21st time, ranking No. 1 in the Long-Term Investment Value category for the Insurance: Life and Health Industry and No. 2 among our peers for innovation and in the top three overall in the Insurance: Life and Health Industry.

Pandemic or no pandemic, people are facing the same illnesses, accidents, and health conditions every day, only now COVID-19 has been added. This means that the need for our products is even greater now. We are committed to being there for them in their time of need with the financial protection only Aflac products can provide.

Even amid the challenges of the current backdrop, we remain focused on helping to provide protection to our policyholders, growing our business, being a good corporate citizen, and driving shareholder value. In doing so, we’ve gained the trust of more than 50 million people worldwide. Following are some additional highlights that stand out from 2021:

Growth

While sales were impacted considerably in both Japan and the U.S. due to constrained face-to-face opportunities because of pandemic conditions, we maintained forward motion and adapted through virtual technology and seized the opportunity to accelerate investment in our platform, while continuing our strong earnings performance.

We have been, and will continue to, concentrate on integrating the acquisitions we have made, particularly Aflac Network Dental and Vision and group premier life, absence management, and disability solutions benefits business (which we now refer to as PLADS). While focused on driving our core growth platforms of Aflac Network Dental and Vision and PLADS, we look forward to participating in the growing demand for pet insurance through our alliance with Trupanion. We are pleased with our ownership stake with Trupanion, which has been an excellent investment.

In 2021, Aflac Incorporated generated $4.33 billion in net earnings, or $6.39 per diluted share, down 9.5% and 4.2% from last year, respectively, and an increase in adjusted earnings per diluted share on a currency-neutral basis of 21.0% to $6.00, driven by the continuation of low benefit ratios associated with pandemic conditions and better-than-expected returns from alternative investments. Our results are especially meaningful given pandemic conditions, the low-interest-rate environment in Japan, and absorbing our extensive investments in the business to drive future earned premium growth, which will remain a critical strategic focus for 2022.

Strategic Capital Deployment

We place significant importance on continuing to achieve strong capital ratios in the U.S. and Japan on behalf of our policyholders and shareholders. When it comes to capital deployment, we pursue value creation through a balance of actions including growth investments, stable dividend growth, and disciplined, tactical stock repurchase. Accordingly, our Board of Directors increased the cash dividend 17.9% in 2021, marking the 39th consecutive year of dividend increases. We are very proud of and seek to extend this track record, which is supported by the strength of our capital and cash flows and evidenced by the announcement of a 21.2% increase in the quarterly cash dividend effective with the first quarter of 2022. Fortunately, we entered this pandemic in a very strong capital and

LETTER FROM THE CHAIRMAN AND CHIEF EXECUTIVE OFFICER	2022 PROXY STATEMENT	3

liquidity position, which allowed us to confidently repurchase $2.3 billion, or 43.3 million of our shares, in 2021, consistent with our tactical approach. We believe our capital position, by any measure, remains robust given our risk profile, and we continue to have among the highest returns on capital and lowest cost of capital in the industry. We place significant importance on continuing to achieve a strong risk-based capital (RBC) and solvency margin ratio (SMR) on behalf of our policyholders and shareholders alike in the U.S. and Japan. Through a combination of dividends and share repurchase, we returned about $3.2 billion to our shareholders in 2021.

The Aflac Way: Doing the Right Thing

Even while the world continues to change in surprising ways, our values as a company remain steadfast. Doing the right thing is embodied in The Aflac Way, which is woven into the actions of those who represent the Company everywhere. One of the seven commitments of the Aflac Way, “Treat Everyone with Respect and Care,” is a fundamental element of who we are. I am proud to say that this commitment was honored time and time again in 2021.

We believe in cultivating and welcoming all forms of diversity and viewpoints in our operations throughout our workforce, management team, and in the composition of our Board. Not only is this the right approach to take, but it enhances our ability to respond to all of our constituents and live up to the commitments we make to our customers, to our fellow employees and to all the people who rely on us.

Our commitment to doing the right thing extends to our outreach into the communities in which we do business and operate. This takes shape in various ways within the Aflac family, but is most visible in our dedication to children facing cancer and their families. 2021 marked the third year in the U.S. and the second full year in Japan of My Special Aflac Duck, our smart comforting companion that helps children feel less alone by using interactive technology during their cancer treatment. In the U.S., we also introduced a new version of My Special Aflac Duck for children facing sickle cell disease. Despite the uncertainty the world has faced, we have maintained our focus on controlling the things that we have the power to control. We can and will control our efforts to build our business and take care of those who depend upon us: you, our shareholders; our policyholders, our customers, our employees, our distribution teams; and the communities in which we operate. By doing this, I believe that we will continue to enhance shareholder value. In closing, I would like to express my gratitude to you, our shareholders, for putting your faith, confidence, trust, and resources in Aflac Incorporated. As we look ahead, delivering on our promise to be there for all of our constituents remains our priority because that is not only what sets us apart, it’s just who we are.

With his upcoming retirement from the Board on May 2, 2022, I would like to take this opportunity to express my gratitude to Mel Stith for his decade of dedicated service to the Company.

With these updates as a backdrop, it is my pleasure to invite you to virtually attend the 2022 Annual Meeting of Shareholders on Monday, May 2, 2022, where you can learn more about Aflac Incorporated’s recent business performance and strategy for the future. I encourage you to review the enclosed proxy materials and Annual Report on Form 10-K as well as Aflac Incorporated’s 2021 Business and Sustainability Report, which can be found at investors.aflac.com under the “Sustainability” tab, to learn more about our company and our latest accomplishments. Then, please vote your shares, even if you plan to attend the virtual Annual Meeting. We want to be sure your shares and your viewpoints are represented.

Sincerely,

Daniel P. Amos

CHAIRMAN AND CHIEF
EXECUTIVE OFFICER

4	AFLAC INCORPORATED

LETTER FROM THE LEAD NON-MANAGEMENT DIRECTOR

March 17, 2022

To My Fellow Shareholders:

I am privileged to serve as Lead Non-Management Director, working with an esteemed team of Board members who demonstrate expertise and acumen in a broad range of disciplines. In 2021, the resolve of this strong Board was steadfast as we maintained our focus on corporate governance, risks, ESG, and business continuity. In this letter, I want to highlight some of the key areas of focus your board of directors paid additional attention to in 2021.

Risk Oversight

It is vital that our Board maintains its focus on identifying and managing risks that are relevant to both the industry and to the Company. Along with carefully monitoring traditional risks associated with investments and our product risk profile, as well as maintaining strong capital ratios and managing operational risk, the Board has overseen significant advancements in information security. The Board has enhanced our information security policy with the goal of ensuring that the Company’s information assets and data, and the data of its customers, are appropriately protected.

The Importance of a Well-Rounded Board

Just as we promote diversity within our Company operations, we foster diversity and well-rounded expertise within our Board to ensure we have a full-circle perspective of our operations. Women and people of color comprise approximately 64% of our Board. With independent Board members averaging seven years of tenure, our longstanding members bring stability and a historical perspective, while newer members offer fresh viewpoints. Collectively, the relevant insights of the Board stem from experience in numerous areas, including public health, cybersecurity, investment and finance, insurance, the Japanese market, regulatory and risk management, and marketing and public relations. This breadth of expertise and diversity, combined with depth of skill and experience, has created a versatile, resourceful board that is adaptable and ready to address ever-changing markets.

In preparation for the void created by Dr. Stith retiring from the Board with his long-tenured expertise, we believe we found an excellent candidate in Art Collins, who brings over 30 years of experience as a trusted advisor and strategist.

Together, the team aligned again in 2021 to ensure proper oversight and that management was fully engaged in taking care of stakeholders including the communities we serve. For example, the Board leveraged our expertise in IT and cybersecurity that helped oversee the acceleration of virtual technology and protected sensitive information during this unprecedented time.

Corporate Finance and Investments

In 2021, our investment portfolio was advantaged by several key activities. These included: expanding into new asset classes that contributed to diversified risk-adjusted excess returns. We also placed strategic equity investments in specialized asset classes and ESG investments.

Additionally, Aflac Incorporated became a signatory to Principles for Responsible Investment (PRI), underscoring our commitment to incorporating ESG issues into our investment and ownership decisions.

Strategic Corporate Development

As we seek to fill the needs of consumers, businesses and our distribution, we will continue to integrate the acquisitions we have made for the Aflac U.S. product portfolio with Aflac Network Dental and Vision and PLADS. These new lines modestly impact the top line in the short term. Along with our core products, they also better position Aflac U.S. for future long-term success. We were also pleased with the distribution alliance and ownership stake with Trupanion, which has been an excellent investment and a good distribution opportunity for the future.

Commitment To Sustainability

Aflac Incorporated’s corporate purpose was defined many years ago. At that time, we thought of it as doing the right thing, and now it is known as ESG. To help us quantify our longstanding approach, the Board’s Corporate Social Responsibility and Sustainability Committee has recommended to the Compensation Committee an ESG compensation modifier for 2021 that would impact officers. This compensation modifier encompasses responsible investing, carbon neutrality/net zero, diversity & inclusion, our sustainability bond, and advance reporting and disclosure. We are committing this

LETTER FROM THE LEAD NON-MANAGEMENT DIRECTOR	2022 PROXY STATEMENT	5

year to expanding our carbon emissions goal to be carbon neutral and net zero emissions by 2040 and 2050, respectively. This global net-zero climate commitment will demand a comprehensive and transparent approach, and thus we will provide appropriate reporting and hold ourselves accountable along the way. We have enhanced our disclosure in other meaningful ways this past year by posting online our approach to ESG Investing, Tax, Carbon Neutrality, Human Rights, Human Capital Management, Diversity and Inclusion, Supply Chain Approach and Philosophy, and Cybersecurity. Visit investors.aflac.com and click on the “Sustainability” tab, for these and additional disclosures that are aligned with our spirit of transparency and clarity on where we stand as a Company.

We are proud our efforts to increase our transparency and improve our sustainability have received external recognition.

In 2021, in addition to becoming a signatory to Principles for Responsible Investment (PRI), Aflac Incorporated was included on the Dow Jones Sustainability North America Index. In 2022, Aflac was also recognized by Ethisphere as one of the World’s Most Ethical Companies for the 16th consecutive year, remaining the only insurance company in the world to receive this honor every year since this award was first introduced in 2007, and for the third consecutive year, was recognized on Bloomberg’s Gender-Equality Index, which tracks the financial performance of public companies committed to supporting gender equality through policy development, representation, and transparency.

As lead director, I will continue interacting and engaging with our investors, gaining insight into their perspectives, and considering the viewpoints and positions of those who invest in our business.

The Board looks forward to continuing its ongoing dialogue with investors and acting upon that feedback, and we thank you for your support and the privilege of representing you and your shares in Aflac Incorporated. With these vital topics in mind, I encourage you to review the accompanying Proxy Statement and associated materials and to vote your shares before our virtual Annual Meeting on May 2, 2022. It is my pleasure, and my privilege, to serve on Aflac Incorporated’s Board, and I look forward, as a fellow shareholder, to the many ways the Company will continue upholding its promises.

Sincerely,

W. Paul Bowers

LEAD NON-MANAGEMENT
DIRECTOR

6	AFLAC INCORPORATED

NOTICE OF 2022 ANNUAL MEETING OF SHAREHOLDERS

1	How to Vote

LETTER FROM THE CHAIRMAN AND CHIEF EXECUTIVE OFFICER

LETTER FROM THE LEAD NON-MANAGEMENT DIRECTOR

Voting Roadmap
8	Director Nominees Summary
9	Corporate Governance Highlights
10	Executive Compensation Highlights
10	2021 Business Highlights
11	2021 Executive Compensation
11	Recent Say-on-Pay Votes
12	Corporate Social Responsibility and Sustainability Highlights

CORPORATE GOVERNANCE MATTERS
13	Proposal 1
Election of Directors
14	Board Composition
14	Director Nominees
19	Director Not Eligible for Re-election
19	Director Independence
19	Independent Director Tenure Mix
20	Director Nominees Skills, Experience, and Diversity
20	Board Succession Planning and Refreshment Process
21	Director Nominating Process
22	Board Self-Evaluation
23	Our Board and Committees
23	Board Leadership Structure
23	Lead Non-Management Director
24	Committee Structure
28	Meeting Attendance
28	Board Responsibilities
28	Oversight of Risk
30	Oversight of Strategy
30	Commitment to Corporate Social Responsibility and Sustainability
31	Chief Executive Officer and Executive Management Succession Planning
31	Shareholder Outreach
32	Governance Documents
32	Code of Business Conduct and Ethics
32	Director Compensation
32	Cash Compensation
33	Equity Compensation
33	Vesting
33	Retirement Plans
34	2021 Director Compensation
35	CD&A At-A-Glance

EXECUTIVE COMPENSATION

37	Proposal 2
Executive Compensation (“Say-on-Pay”)
37	Compensation Discussion and Analysis
38	Executive Summary
43	Compensation Design and Philosophy
45	Performance-Based Compensation: How Performance Goals Are Set
45	Importance of Measuring Management’s Performance Excluding the Impact of Currency
46	MIP Target-Setting Considerations
47	Equity Granting Policies
48	2021 Executive Compensation
56	Additional Executive Compensation Plan Practice and Procedures
57	Compensation Committee Report
58	Executive Compensation Tables
58	2021 Summary Compensation Table
59	2021 All Other Compensation
59	2021 Perquisites
60	2021 Grants of Plan-Based Awards
61	2021 Outstanding Equity Awards at Fiscal Year-End
62	2021 Option Exercises and Stock Vested
62	Pension Benefits
64	Nonqualified Deferred Compensation
65	Potential Payments Upon Termination or Change in Control
67	2021 Potential Payments Upon Termination or Change in Control
68	CEO Pay Ratio
69	Equity Compensation Plan Information

AUDIT MATTERS
70	Proposal 3
Ratification of Auditors
70	Audit Fees and Other Fees
70	Pre-Approval Policies and Procedures
71	Audit and Risk Committee Report
72	Related Person Transactions

STOCK OWNERSHIP
74	Beneficial Ownership of the Company’s Securities
74	Security Ownership of Directors
75	Security Ownership of Management
75	Delinquent Section 16(a) Reports

SOLICITATION AND REVOCATION OF PROXY

OTHER MATTERS

APPENDIX A – DEFINITION OF NON-U.S. GAAP MEASURES AND RECONCILIATIONS TO CORRESPONDING U.S. GAAP MEASURES
APPENDIX B – ATTENDING THE VIRTUAL ANNUAL MEETING

2022 PROXY STATEMENT	7

VOTING ROADMAP

 PROPOSAL 1

Election of Directors

Each Director stands for election annually. The following provides summary information about the nominees. Our Board believes it is appropriate to maintain a diverse balance of longer tenured members, who bring stability and valuable Company-specific knowledge with a historical perspective, and newer members, who bring fresh viewpoints and new ideas.

  The Board of Directors recommends a vote
 FOR each of the eleven nominees named in
 this proxy statement.

    See page 13.

 PROPOSAL 2

Executive Compensation (“Say-on-Pay”)

We are committed to achieving a high level of total return for our shareholders. From the end of August 1990, when Daniel P. Amos was appointed the CEO, through December 31, 2021, the Company’s total return to shareholders, including reinvested cash dividends, has exceeded 10,381%, compared with 2,834% for the Dow Jones Industrial Average, 2,716% for the S&P 500 Index, and 1,261% for the S&P 500 Life & Health Insurance Index over the same period.

  The Board of Directors recommends a vote FOR
 our executive compensation program.

    See page 37.

 PROPOSAL 3

Ratification of Auditors

In February 2022, the Audit and Risk Committee voted to appoint KPMG LLP, an independent registered public accounting firm, to perform the annual audit of the Company’s consolidated financial statements for fiscal year 2022, subject to ratification by its shareholders.

  The Board of Directors and the Audit and Risk
 Committee recommend a vote FOR the ratification
 of the selection of KPMG LLP.

    See page 70.

Please read the entire Proxy Statement before voting.

This Proxy Statement and the accompanying proxy were first sent or made available to shareholders on or about March 17, 2022.

8	AFLAC INCORPORATED

Director Nominees Summary	DANIEL P. AMOS, 70 Chairman and Chief Executive Officer, Aflac Incorporated Director Since 1983 Committees: E, FI	W. PAUL BOWERS, 65 Lead Director Former Chairman and Chief Executive Officer, Georgia Power Co. Director Since 2013 Committees: AR, CD, CSR, E	ARTHUR R. COLLINS, 61 Founder and Managing Partner of the GROUP Director Nominee

Board Tenure 2022 Independent Director nominees (10)

KATHERINE T. ROHRER, 68 Vice Provost Emeritus, Princeton University Director Since 2017 Committees: C, CG	3 0-3 Years (30%)	5 4-7 Years (50%)	2 8+ Years (20%)

Committee Key
AR Audit & Risk C Compensation CD Corporate Development CG Corporate Governance CSR Corporate Social Responsibility & Sustainability E Executive FI Finance & Investment ● Chair	BARBARA K. RIMER, DrPH, 73 Dean and Alumni Distinguished Professor, Gillings School of Global Public Health, University of North Carolina, Chapel Hill Director Since 1995 Committees: CG, CSR	JOSEPH L. MOSKOWITZ, 68 Retired Executive Vice President, Primerica, Inc. Director Since 2015 Committees: AR, C, CD, E

Diversity of Skills, Experience And Attributes 2022 all Director nominees (11)

91%	37%	18%	45%	91%	82%
Independent	Current or Former CEO	Marketing and Public Relations	Japanese Market Expertise	Invest. and Financial Expertise	Operations Experience

91%	64%	18%	37%	36%	36%
Reg. and Risk Mgmt. Experience	Industry Experience	Public Health Experience	Digital/ Cybersecurity	Woman Director	Directors of Color

VOTING ROADMAP	2022 PROXY STATEMENT	9

TOSHIHIKO FUKUZAWA, 65	THOMAS J. KENNY, 58
Deputy President and Representative Director, Chuo-Nittochi Co., Ltd. Director Since 2016 Committees: FI	Former Partner and Co-Head of Global Fixed Income, Goldman Sachs Asset Management Director Since 2015 Committees: CD, CSR, FI

7 of 10
Independent	Independent Director Nominees are people of color and/or women

GEORGETTE D. KISER, 54 Operating Executive, The Carlyle Group Director Since 2019 Committees: AR, C

NOBUCHIKA MORI, 65	KAROLE F. LLOYD, 63
Representative Director, Japan Financial and Economic Research Co. Ltd. Director Since 2020 Committees: CG	Certified Public Accountant and retired Ernst & Young LLP audit Partner Director Since 2017 Committees: AR, E, FI

Corporate Governance Highlights

  Annual director elections

  Majority vote standard for director elections

  Independent Lead Director

  Active and responsive shareholder engagement process

  Annual Board evaluations, including individual director interviews

Shareholder ability to call special meetings Shareholder right of proxy access Robust CEO succession planning process Director mandatory retirement age

10	AFLAC INCORPORATED	VOTING ROADMAP

Executive Compensation Highlights

In 2021, the Company delivered strong operating results.
2021 Business Highlights
NET EARNINGS
$4.3B (9.5)%▼
EPS	ADJUSTED EPS*
(4.2)%▼ 21%▲
RETURN ON EQUITY
12.9%▲
ADJUSTED RETURN ON EQUITY (“AROE”)*
16.1%▲
REPURCHASED SHARES
$2.3B
CASH DIVIDEND
17.9%▲
3-YEAR TSR
+37.9%

Our executive compensation philosophy is to provide pay that is aligned with the Company’s results. We believe this is the most effective method for creating shareholder value and it has played a significant role in making the Company an industry leader. Our compensation program is designed to align pay and performance and generally targets market median positioning and delivers the majority of direct compensation through performance-based elements. This ensures proper alignment with our shareholders and ties compensation for named executive officers to the Company’s performance.

The Company’s executive compensation program reflects our corporate governance best practices principles:

Independent Oversight

●  The Board’s independent Compensation Committee oversees the program.

●  The Compensation Committee retains an independent compensation consultant that reports only to that Committee.

●  The independent compensation consultant briefs the full Board annually on CEO pay and performance alignment.

Shareholder Alignment

●  All employees are prohibited from hedging Company stock.

●  Executive officers and Directors may not enter into 10b5-1 plans unless approved by the Compensation Committee or pledge the Company’s stock.

●  We do not provide change-in-control excise tax gross-ups.

●  All employment agreements contain double trigger change-in- control requirements.

Long-Standing Commitment

●  We have had a clawback policy since 2007.

●  We were the first public company in the U.S. to voluntarily provide shareholders with a say-on-pay vote – three years before such votes became mandatory.

●  Executive officers and Directors have been subject to stock ownership guidelines for almost two decades.

The continued effect of COVID-19 created unplanned volatility in our 2021 results for the Aflac U.S. and Aflac Japan segments.

●	Aflac U.S. and Aflac Japan new annualized premium sales(1) increased by 16.9% and 7.7%, respectively. The Japan sales increase reflects the launch of a new medical product in January 2021, a new nursing care product in September 2021, and favorable comparisons due to pandemic conditions in 2020. The U.S. sales increase reflects increased sales activity as a result of the ongoing economic reopening in the U.S. and favorable comparisons due to pandemic conditions in 2020, and contributions from buy-to-build investments in network dental and vision and group life and disability.
●	Total revenues decreased 0.2% to $22.1 billion. Total adjusted revenues decreased 3.3% to $21.6 billion. Total adjusted revenues, excluding current period foreign currency impact,* decreased 1.7% to $22.0 billion.
●	Earnings per share (EPS) and Aflac U.S. and Japan earnings results were generally impacted positively with lower benefit ratios in the U.S. and Japan and overall lower expense run-rates. Aflac Japan’s strong performance was attributable almost entirely to net investment income as the positive impact on the benefit ratio from lower routine visits was offset by higher persistency.
*	Adjusted earnings per diluted share excluding foreign currency impact, total adjusted revenues, excluding current period foreign currency impact, and AROE, excluding foreign currency impact, are not calculated in accordance with generally accepted accounting principles in the United States (GAAP). See Appendix A to this Proxy Statement for definitions of these non-GAAP measures and reconciliation to the most comparable GAAP financial measure.
(1)	As discussed in Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations in the Company’s 2021 Annual Report on Form 10-K.

VOTING ROADMAP	2022 PROXY STATEMENT	11

2021 Executive Compensation

The total target direct compensation mix for 2021 for (1) our CEO and (2) the average of our CEO together with our other NEOs is illustrated in the following charts, and reflects the performance-based nature of our compensation program:

		CEO TARGET COMPENSATION MIX	CEO + NEOs AVERAGE TARGET MIX

		Recent Say-On-Pay Votes
2021 SAY-ON-PAY SUPPORT	FIVE-YEAR AVERAGE SAY-ON-PAY SUPPORT

We are pleased that our named executive compensation program received the voting support of 96% of our shareholders last year. We believe this continued support reflects favorably on changes we have made to our executive compensation program over the past few years to more tightly link compensation metrics to our business strategy while incorporating feedback received from our shareholders. We work hard to ensure we implement best practices in executive compensation while staying focused on performance-based program elements that align with shareholder interests. As noted in the Program Changes for 2022 section of the Compensation Discussion and Analysis below, the Compensation Committee has made changes to our Long-Term Incentive Program metrics and our compensation peer group. We will continue to review our compensation program each year to determine if additional changes are warranted.

Learn more in the Compensation Discussion & Analysis

under the heading “Outcome of 2021 Say-on-Pay Vote”

96.1%	93.5%

12	AFLAC INCORPORATED	VOTING ROADMAP

Corporate Social Responsibility and Sustainability Highlights

At Aflac Incorporated, we strongly believe that ethics, corporate citizenship, and success go hand in hand. Whether it is helping families facing childhood cancer, conducting business with ethics and compassion, providing opportunity for our workforce, or being ever-mindful of our environmental impact, serving the community while helping others is not only the right thing to do, it makes good business sense. This philosophy is a part of our daily operations, our culture, and our actions in the community.

Environment
●	Reduced combined Scope 1 and 2 greenhouse gas emissions by more than 70% from 2007 to 2020
●	Expect 2021 to be the 2nd consecutive year for being carbon neutral for Scopes 1 and 2 emissions
●	Goal of net zero emissions by 2050

We are invested in an inclusive and equitable work environment. We carefully consider the impact our actions will have on our communities and our planet – not only today, but in the years to come.

We are proud of the accolades we have received, a handful of which are listed below, and we invite you to read Aflac Incorporated’s 2021 Business and Sustainability Report at investors.aflac.com under the “Sustainability” tab to learn more about our initiatives.

Principles for Responsible Investment (PRI) Signatory	Dow Jones Sustainability Index North America (8th year),
In 2021, Aflac Incorporated became a United Nations PRI Signatory, which works to understand the investment implications of ESG factors and to support its international network of investor signatories in incorporating these factors into investment and ownership decisions.	noting that the Company received high marks for its Board Diversity Policy, IT Security/Cybersecurity Measures and Climate Change Strategy

Fortune’s Most Admired Companies (21st year),	Forbes Best Employers for Diversity,
ranking No. 1 in the Long-Term Investment Value category in the Insurance: Life and Health Industry and No. 2 for innovation	which considers evaluation of diverse boards and executive ranks and proactive diversity and inclusion initiatives

Ethisphere’s World’s Most Ethical Companies (16th consecutive year),	Bloomberg’s Gender-Equality Index (3rd consecutive year),
making it the only insurance company to hold this distinction every year since the inception of the honor in 2007.	which tracks the financial performance of public companies committed to supporting gender equality through policy development, representation, and transparency

Workforce Diversity

●	As of December 31, 2021, women accounted for 56% of Aflac Japan employees, including part-time employees, and 33% of leadership roles. Women also held 23% of management roles, as part of Aflac Japan’s longer-term plan to increase this percentage to 30% by 2025.
●	As of December 31, 2021, 49% of Aflac U.S. and the Company employees located in the U.S. were people of color and 66% were women. Women also occupied 49% of leadership roles located in the U.S. and 28% of senior management roles. In 2021, 64% of new hires located in the U.S. were people of color and 76% were women.

Community Investment and Philanthropy

●	My Special Aflac Duck® (MSAD) is a “smart” robotic companion designed to help children cope with their cancer and sickle cell treatments. Aflac aims to put a MSAD in the hands of every child, age 3 and above, diagnosed with cancer in the U.S., Japan and Northern Ireland and has given MSADs to over 13,000 children through 2021.
●	Aflac and its employees and agents are responsible for:
	-	140,000 pediatric patients and their family members who have called Aflac Parents House a home-away-from-home while receiving treatment for serious illnesses, like cancer.
	-	$157 million in support of Aflac Cancer and Blood Disorders Center of Children’s Healthcare of Atlanta, helping make it one of the top pediatric cancer programs in the United States by U.S. News and World Report.

2022 PROXY STATEMENT	13

CORPORATE GOVERNANCE MATTERS

 Proposal 1

Election of Directors

Each Director stands for election annually. The following provides summary information about the nominees. Our Board believes it is appropriate to maintain a diverse balance of longer tenured members, who bring stability and valuable Company-specific knowledge with a historical perspective, and newer members, who bring fresh viewpoints and new ideas.

  The Board of Directors recommends
 a vote FOR each of the eleven nominees
 named in this proxy statement.

The Company proposes that the following eleven individuals be elected to the Board. These individuals have been nominated by the Board’s Corporate Governance Committee. If elected, they are willing to serve for a one-year term expiring at our 2023 Annual Meeting of Shareholders. Each Director will hold office until his or her successor has been elected and qualified or until the Director’s earlier death, resignation or removal. The people named in the accompanying proxy (or their substitutes) will vote to elect these nominees unless specifically instructed to the contrary. However, if any nominee becomes unable or unwilling to serve or is otherwise unavailable for election, the people named in the proxy (or their substitutes) will have discretionary authority to vote or to refrain from voting on any substitute nominee. The Board has no reason to believe that any of the nominees will be unable or unwilling to serve if elected.

All except for one of the nominees are currently members of our Board. Upon recommendation of the Corporate Governance Committee, Mr. Arthur R. Collins has been nominated to serve on the Board. Mr. Collins was recommended for the Board by Dr. Melvin T. Stith for his expertise in governmental affairs and regulatory matters, as well as his overall business acumen and experience.

We expect all of our Directors to have a demonstrated ability to make a meaningful contribution to the Board’s oversight of the business and affairs of the Company. As shown below and on the following pages, our nominees have a range of skills and experience in areas that are critical to our industry and our operations.

14	AFLAC INCORPORATED	CORPORATE GOVERNANCE MATTERS

Board Composition

Director Nominees

Daniel P. Amos CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF AFLAC INCORPORATED			W. Paul Bowers RETIRED CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF GEORGIA POWER CO. LEAD NON-MANAGEMENT DIRECTOR

AGE	DIRECTOR SINCE	COMMITTEES	AGE	DIRECTOR SINCE	COMMITTEES
70	1983	E FI	65	2013	AR* CD CSR E

Mr. Amos has been Chief Executive Officer of the Company and Aflac since 1990, Chairman since 2001, was President of Aflac from July 2017 to May 2018, and was President of Aflac Incorporated from February 2018 through December 2019. He has spent 40 years in various positions at Aflac.

Skills and Recognition

Mr. Amos’ experience and approach deliver insightful expertise and guidance to the Board of Directors on topics relating to corporate governance, people management, and risk management.

Institutional Investor magazine has named Mr. Amos one of America’s Best CEOs in the life insurance category five times. Harvard Business Review has named Mr. Amos among the World’s Best Performing CEOs in each of the past four years. CR Magazine recently honored him with a Lifetime Achievement Award for his dedication to corporate responsibility.

Other Board or Leadership Positions, Professional Memberships or Awards

●   Synovus Financial Corp. (2001-2011)

●   Southern Company (2000-2006)

Mr. Bowers retired as chairman and chief executive officer of Georgia Power, the largest subsidiary of Southern Company, a gas and electricity utility holding company, on July 1, 2021, a position that he held since 2011. He also served as president of Georgia Power from 2011 until November 2020. Before that, Mr. Bowers served as chief financial officer of Southern Company from 2008 to 2010. Previously, he served in various senior executive positions across Southern Company in Southern Company Generation, Southern Power, and the company’s former U.K. subsidiary, where he was president and chief executive officer of South Western Electricity LLC/Western Power Distribution.

Skills and Recognition

Mr. Bowers brings to the Board a valuable and unique perspective from his considerable financial knowledge, national and international business experience operating in a highly regulated industry, and expertise in corporate development and managing the evolving risks associated with cybersecurity.

Other Board or Leadership Positions, Professional Memberships or Awards

●   Chair, Atlanta Committee for Progress (2016)

●   Nuclear Electric Insurance Ltd. (since 2009); Chairman (2017-2019)

●   Board of Regents of the University System of Georgia (2014-2018)

●   Federal Reserve Bank of Atlanta’s Energy Policy Council (2008-2018)

●   Brand Industrial Holding, Inc. (since 2019) and Audit Committee Chair (since 2019)

●   Exelon Corporation (since 2021)

●   Audit Committee and Corporate Governance Committee (since 2022)

LEGEND:
* Financial Expert ● AR Audit and Risk ● C Compensation ● CD Corporate Development ● CG Corporate Governance
CSR Corporate Social Responsibility and Sustainability ● E Executive ● FI Finance and Investment ● Independent ● Chair ● Member

CORPORATE GOVERNANCE MATTERS	2022 PROXY STATEMENT	15

Arthur R. Collins FOUNDER AND MANAGING PARTNER OF THE GROUP		Toshihiko Fukuzawa DEPUTY PRESIDENT AND REPRESENTATIVE DIRECTOR OF CHUO-NITTOCHI CO., LTD.

AGE	DIRECTOR NOMINEE	AGE	DIRECTOR SINCE	COMMITTEES
61		65	2016	FI

Mr. Collins is the founder and managing partner of theGROUP, a government relations and strategic communications consulting firm. Prior to founding theGROUP in 2011, Mr. Collins was Chairman and CEO of Public Private Partnership, Inc., which he established in 1989. Mr. Collins is an experienced and trusted strategic advisor to corporate leaders and domestic and foreign governments with concentrations in real estate, healthcare, and global public policy. His additional areas of expertise include financial services, trade, energy, information technology, consumer products, agriculture, transportation, manufacturing, and national security.

Skills and Recognition

Mr. Collins has more than 30 years of experience as a trusted advisor and strategist providing counsel to corporate leaders, heads of state and their governments, and non-profit executives and their boards. He will bring his expertise in governmental affairs and regulatory matters, as well as his overall business acumen and experience, to our Board.

Other Board or Leadership Positions, Professional Memberships or Awards

●   KB Home (since 2020)

●   Audit Committee

●   RLJ Lodging Trust (since 2016)

●   Compensation, Nominating and Corporate Governance Committees

●   Vice Chair, Brookings Institution Board of Trustees (since 2014)

●   Chairman, Morehouse School of Medicine Board of Trustees (since 2009)

●   Member, Meridian International Center Board of Trustees (2009-2017)

●   Chairman, Florida A&M University Board of Trustees (2001-2003)

Mr. Fukuzawa has been the deputy president and representative director of Chuo-Nittochi Co., Ltd., a real estate development and leasing company in Japan, since April 2021. Previously, he was the president and chief executive officer of Chuo Real Estate Co., Ltd., from July 2018 to March 2021, and was the president and chief executive officer of Yushu Tatemono Co., Ltd., from June 2015 to June 2018, which are both real estate development and leasing companies in Japan. He served as deputy president at Mizuho Trust & Banking Co., Ltd. from April 2013 to March 2015, managing executive officer and head of the IT System Group at Mizuho Bank Ltd. from June 2011 to March 2013, and deputy president at Mizuho Information & Research Institute from June 2009 to June 2011. From 2002 to 2009, he held executive officer and general manager positions at Mizuho Bank, Ltd., part of Mizuho Financial Group, Inc. Prior to 2002, Mr. Fukuzawa held various positions of increasing responsibility at Dai-Ichi Kangyo Bank, Ltd., which he joined in 1979.

Skills and Recognition

Over a 36-year career as a professional banker in Japan, Mr. Fukuzawa gained extensive business and IT knowledge and experience with a wide range of Japanese financial services institutions, including insurance companies. He provides the Board with valuable insight and expertise relevant to the Company’s Japanese business.

LEGEND:
* Financial Expert ● AR Audit and Risk ● C Compensation ● CD Corporate Development ● CG Corporate Governance
CSR Corporate Social Responsibility and Sustainability ● E Executive ● FI Finance and Investment ● Independent ● Chair ● Member

16	AFLAC INCORPORATED	CORPORATE GOVERNANCE MATTERS

Thomas J. Kenny FORMER PARTNER AND CO-HEAD OF GLOBAL FIXED INCOME, GOLDMAN SACHS ASSET MANAGEMENT			Georgette D. Kiser OPERATING EXECUTIVE, THE CARLYLE GROUP

AGE	DIRECTOR SINCE	COMMITTEES	AGE	DIRECTOR SINCE	COMMITTEES
58	2015	CD CSR FI	54	2019	AR* C

Mr. Kenny has served as a trustee of TIAA-CREF, a financial services organization, since 2011. He currently serves as the Chair of the TIAA-CREF Funds Board of Trustees, previously served as Chair of the Investment Committee, and also currently sits on the TIAA-CREF Funds Audit and Compliance, Investment and Nominating and Governance Committees. Prior to his role at TIAA-CREF, Mr. Kenny held a variety of leadership positions at Goldman Sachs for twelve years, most recently serving as partner and advisory director. He also served as co-head of the Global Cash and Fixed Income Portfolio team at Goldman Sachs Asset Management, where he was responsible for overseeing the management of more than $600 billion in assets across multiple strategies with teams in London, Tokyo, and New York. Before joining Goldman Sachs, Mr. Kenny spent thirteen years at Franklin Templeton. He is a CFA charter holder.

Skills and Recognition

Mr. Kenny’s extensive experience in investment management and financial markets provides the Board with valuable insight and expertise.

Other Board or Leadership Positions, Professional Memberships or Awards

●   CREF Board of Trustees, Chairman (since 2017)

●   TIAA-CREF Fund Complex:

●   Executive Committee, Chair (since 2017)

●   Investment Committee (since 2011)

●   Audit and Compliance Committee (since 2018)

●   Nominating and Governance Committee (since 2017)

●   Ad Hoc CREF Special Projects Committee (since 2020)

Ms. Kiser is an Operating Executive at The Carlyle Group, a global alternative asset management firm, where she advises Carlyle professionals through the investment process, from sourcing deals, conducting diligence, managing companies and exiting transactions. She also helps set IT strategy for Carlyle Portfolio companies and drives IT/digital diligence and advisory efforts. In addition, Ms. Kiser serves as an independent advisor who helps lead due diligence and technical strategies across various middle market private equity and venture capital firms. Previously, she was a managing director and chief information officer at The Carlyle Group, where she was responsible for leading the firm’s global technology and solutions organization from February 2015 until May 2019. In this role, Ms. Kiser developed and drove information technology strategies across the global enterprise, which includes the firm’s application development, data, digital, infrastructure, cybersecurity, and program management and outsourcing activities. She also led teams that provided creative solutions for investment front office, trading, and back-office operations at T. Rowe Price. Prior to T. Rowe Price, she worked for General Electric within their aerospace unit.

Skills and Recognition

Throughout Ms. Kiser’s three-plus decade career, she has established extensive experience and success developing and leading talented teams to deliver decision support systems and technical solutions, including cybersecurity, for financial services firms. She has consistently been recognized for bringing credibility to solutions and technical organizations in addition to building strong business partnerships, leveraging human and technical resources, implementing investment and customer management systems, and producing advanced data management solutions.

Other Board or Leadership Positions, Professional Memberships or Awards

●   Jacobs Engineering (since 2019)

●   Adtalem Global Education (since 2018)

●   NCR Corporation (since 2020)

●   Brown Advisory Board mutual fund (since 2022)

LEGEND:
* Financial Expert ● AR Audit and Risk ● C Compensation ● CD Corporate Development ● CG Corporate Governance
CSR Corporate Social Responsibility and Sustainability ● E Executive ● FI Finance and Investment ● Independent ● Chair ● Member

CORPORATE GOVERNANCE MATTERS	2022 PROXY STATEMENT	17

Karole F. Lloyd CERTIFIED PUBLIC ACCOUNTANT AND RETIRED ERNST & YOUNG LLP AUDIT PARTNER			Nobuchika Mori REPRESENTATIVE DIRECTOR, JAPAN FINANCIAL AND ECONOMIC RESEARCH CO. LTD.

AGE	DIRECTOR SINCE	COMMITTEES	AGE	DIRECTOR SINCE	COMMITTEES
63	2017	AR* E FI	65	2020	CG

Ms. Lloyd is a certified public accountant and retired as vice chair and regional managing partner for Ernst & Young, LLP (“EY”), a global accounting firm, in December 2016. She brings more than 37 years of work experience and leadership, most recently as part of the US Executive Board, Americas Operating Executive and the Global Practice Group for EY, and has extensive experience in the audits of large financial services, insurance, and health care companies. Ms. Lloyd served many of EY’s highest profile clients through mergers, IPOs, acquisitions, divestitures, and across numerous industries including banking, insurance, consumer products, transportation, real estate, manufacturing, and retail. She has served as an audit partner for publicly held companies in both the United States and Canada. Ms. Lloyd’s other experience includes leadership and consulting with respect to financial reporting, board governance and legal matters, regulatory compliance, internal audit, and risk management.

Skills and Recognition

Ms. Lloyd’s extensive accounting and advisory experience across the financial service industry, combined with her leadership skills and strategic thinking, provide valuable perspective for our Audit and Risk Committee.

Other Board or Leadership Positions, Professional Memberships or Awards

●   Churchill Downs Incorporated and Audit Committee (since 2018)

●   The University of Alabama President’s Advisory Council (since 2003)

●   The University of Alabama Board of Visitors for the Commerce and Business School (since 2001)

●   Atlanta Symphony Orchestra Board of Directors (since 2010)

●   Metro Atlanta Chamber of Commerce, Board of Trustees and Executive Committee (2009-2016)

Mr. Nobuchika Mori is representative director of the Japan Financial and Economic Research Co. Ltd., a research and consulting firm. In this role, he has been responsible for providing research and consulting services to companies in Japan and abroad since July 2018. He is currently also an adjunct professor and senior research scholar at Columbia University School of International and Public Affairs (since October 2018). From July 2015 until his retirement in July 2018, Mr. Mori served as commissioner of the Financial Services Agency of Japan (the “JFSA”), Japan’s integrated financial regulator. In this role, he led supervision of financial institutions including banks, securities firms and insurance companies, and directed legislative and regulatory planning to ensure financial stability and enhance economic growth in Japan. Before becoming the head of JFSA, he spent more than 30 years in senior positions at JFSA and Japan’s Ministry of Finance (the “MOF”), including JFSA Vice Commissioner for Policy Coordination, Director General for Inspection, and Director General for Supervision (July 2014 to July 2015). He also served in a range of diplomatic posts reflecting his expertise in international financial markets and regulatory standards, including as the Chief Representative in New York for the MOF, Minister of the Embassy of Japan in the United States of America, and as Deputy Treasurer at the Inter-American Development Bank.

Skills and Recognition

Over a three-plus decade career immersed in Japan’s finance industry as a financial regulator, policymaker, and standard setter in Japan and internationally, Mr. Mori gained extensive specialized economic, policy, and financial regulatory expertise, knowledge and experience. He brings to the Board indispensable, significant insight with respect to the Company’s Japanese business operations from his considerable financial and economic knowledge, international business experience, and regulatory acumen spanning highly regulated industries in Japan and internationally.

Other Board or Leadership Positions, Professional Memberships or Awards

●   Center on Japanese Economy and Business (CJEB) Professional Fellow (since 2018)

LEGEND:
* Financial Expert ● AR Audit and Risk ● C Compensation ● CD Corporate Development ● CG Corporate Governance
CSR Corporate Social Responsibility and Sustainability ● E Executive ● FI Finance and Investment ● Independent ● Chair ● Member

18	AFLAC INCORPORATED	CORPORATE GOVERNANCE MATTERS

Joseph L. Moskowitz RETIRED EXECUTIVE VICE PRESIDENT, PRIMERICA, INC.			Barbara K. Rimer, DrPH DEAN AND ALUMNI DISTINGUISHED PROFESSOR, GILLINGS SCHOOL OF GLOBAL PUBLIC HEALTH, UNIVERSITY OF NORTH CAROLINA, CHAPEL HILL

AGE	DIRECTOR SINCE	COMMITTEES	AGE	DIRECTOR SINCE	COMMITTEES
68	2015	AR* C CD E	73	1995	CG CSR

Mr. Moskowitz retired from Primerica, Inc., an insurance and investments company, where he served as executive vice president from 2009 until 2014, leading the Product Economics and Financial Analysis Group. He joined Primerica in 1988, and served in various capacities, including managing the group responsible for financial budgeting, capital management support, earnings analysis, and analyst and stockholder communications support. He served as chief actuary from 1999 to 2004. Before joining Primerica, Mr. Moskowitz was vice president of Sun Life Insurance Company from 1985 to 1988 and was a senior manager at KPMG from 1979 to 1985.

Skills and Recognition

With forty years of actuarial experience and leadership roles in the financial services industry, Mr. Moskowitz provides insight into the analysis and evaluation of actuarial and financial models, which form the basis of various aspects of corporate planning, financial reporting, and risk assessment, to the Board.

Other Board or Leadership Positions, Professional Memberships or Awards

●   Fellow, Society of Actuaries (since 1979)

●   Member, American Academy of Actuaries (since 1979)

Dr. Rimer has been dean of the University of North Carolina Gillings School of Global Public Health since 2005, and alumni distinguished professor since 2003. Previously, she was director of the Division of Cancer Control and Population Sciences at the National Cancer Institute. She is a former director of Cancer Control Research and professor of community and family medicine at the Duke University School of Medicine. She was elected to the Institute of Medicine in 2008.

Skills and Recognition

At the Gillings School of Public Health, Dr. Rimer works to improve public health, promote individual well-being, and eliminate health inequities across North Carolina and around the world. In 2012, Dr. Rimer was appointed Chairman of the President’s Cancer Panel remained in this capacity until she resigned in 2020. Her insight and leadership with respect to the public health sector are extremely relevant to the Company’s business and operations.

Other Board or Leadership Positions, Professional Memberships or Awards

●   Chair, President’s Cancer Panel (2012-2020)

●   Elected to Institute of Medicine (2008)

●   Awarded the American Cancer Society Medal of Honor (2013)

●   University of North Carolina at Chapel Hill General Alumni Association’s Faculty Service Award (2020)

LEGEND:
* Financial Expert ● AR Audit and Risk ● C Compensation ● CD Corporate Development ● CG Corporate Governance
CSR Corporate Social Responsibility and Sustainability ● E Executive ● FI Finance and Investment ● Independent ● Chair ● Member

CORPORATE GOVERNANCE MATTERS	2022 PROXY STATEMENT	19

Katherine T. Rohrer VICE PROVOST EMERITUS, PRINCETON UNIVERSITY

Director Not Eligible for Re-election

Pursuant to the Company’s Guidelines on Significant Corporate Governance Issues, Dr. Melvin T. Stith, who has turned 75 prior to our Annual Meeting, is not eligible to be nominated for re-election and, as a result, the Company has not nominated Dr. Stith for election to the Board at the 2022 Annual Meeting. Dr. Stith has served on our Board since 2012. We thank Dr. Stith for his service to the Board.

Director Independence

The Board annually assesses the independence of each Director and Director nominee. Daniel P. Amos is an employee of the Company. The Board has determined that all of the other Director and Director nominees are “independent” under New York Stock Exchange (“NYSE”) listing standards. None of the independent nominees has a material relationship with the Company, either directly or as a partner, shareholder, or officer of an organization that has a relationship with the Company. The Board made its determination based on information furnished by all Directors regarding their relationships with the Company and research conducted by management.

Independent Director Tenure Mix

 a diverse balance of longer

 tenured members and newer

 members

AGE	DIRECTOR SINCE	COMMITTEES
68	2017	C CG

Dr. Rohrer is vice provost emeritus, Princeton University, having served as vice provost for Academic Programs from 2001 until 2015. Prior to assuming this role, starting in 1988, Dr. Rohrer held several senior leadership positions at Princeton University, including associate dean of the faculty and assistant dean of the college. Following her retirement, she served as interim associate dean of the graduate school in 2016-17. At Columbia University, she was an assistant professor from 1982 to 1988. Dr. Rohrer is also a trustee of Emory University, where she serves on the executive committee as well as the academic affairs committee, which she chaired from 2013 to 2020.

Skills and Recognition

With more than 30 years as a university leader, Dr. Rohrer brings a wealth of experience highlighted by a commitment to academic rigor and financial management. Her operational expertise includes: executing on institutional budgetary decisions; leading academic governance and priority-setting; spearheading the recruitment of deans and other senior academic administrators; developing university-level messaging and communications; and managing endowments. Dr. Rohrer’s management career has included a focus on social responsibility, inclusion, and diversity.

Other Board or Leadership Positions, Professional Memberships or Awards

●   Emory University Board of Trustees (since 2008)

●   Academic Affairs Committee (Chair 2013-2020)

●   Executive Committee (since 2012)

●   Finance Committee (2014-2020)

●   Previously served on the boards of Morristown-Beard School, Morristown, NJ; Trinity Church, Princeton, NJ; Crisis Ministry of Trenton and Princeton (now “Arm in Arm”); and Dryden Ensemble

LEGEND:
* Financial Expert ● AR Audit and Risk ● C Compensation ● CD Corporate Development ● CG Corporate Governance
CSR Corporate Social Responsibility and Sustainability ● E Executive ● FI Finance and Investment ● Independent ● Chair ● Member

20	AFLAC INCORPORATED	CORPORATE GOVERNANCE MATTERS

Board of Director Nominees Skills, Experience, and Diversity

Skills and Experience
INDEPENDENT
MARKETING AND PUBLIC RELATIONS
CURRENT OR FORMER CEO
OPERATIONS EXPERIENCE
JAPANESE MARKET EXPERIENCE
INVESTMENT AND FINANCIAL EXPERTISE
REGULATORY AND RISK MGMT. EXPERIENCE
INDUSTRY EXPERIENCE
PUBLIC HEALTH EXPERIENCE
DIGITAL/CYBERSECURITY EXPERIENCE
Race/Ethnicity
WHITE
BLACK OR AFRICAN AMERICAN
ASIAN
Gender
MALE
FEMALE

Board Succession Planning and Refreshment Process

Our Board believes it is appropriate to maintain a diverse balance of longer tenured members, who bring stability and valuable Company-specific knowledge with a historical perspective, and newer members, who bring fresh viewpoints and new ideas. Our regular self-evaluation process ensures we maintain a cohesive, diverse, and well-constituted board of high integrity that exemplifies the right balance of perspectives, experience, independence, skill sets, and subject matter experts required for prudent oversight. Over the last five years, we have added five new directors as we make it a priority to identify candidates with the skills needed to ensure effective oversight.

Board Changes since 2017

5 of 5

 nominees appointed

 in the last five years

 are women and/or

 people of color

Skills of Directors Joining the Board since 2017
INVESTMENT AND FINANCIAL
REGULATORY AND RISK MANAGEMENT
PUBLIC HEALTH
OPERATIONS
JAPANESE MARKET
INDUSTRY
DIGITAL/CYBERSECURITY

CORPORATE GOVERNANCE MATTERS	2022 PROXY STATEMENT	21

Director Nominating Process

Our Corporate Governance Committee is responsible for establishing criteria, screening candidates and evaluating the qualifications of persons who may be considered for service as a Director.

1	SUCCESSION PLANNING

Our Corporate Governance Committee considers the current and long-term needs of our business and seeks potential candidates in light of evolving needs, current Board structure, tenure, skills, experience, and diversity.

2	IDENTIFICATION OF CANDIDATES

The Committee may identify potential candidates from three sources:

suggestions from current Directors and executive officers;
firms that specialize in identifying director candidates; and/or as discussed below, candidates recommended by shareholders.

3	THRESHOLD QUALIFICATIONS

The Committee believes that, at a minimum, nominees for Director must have:

a demonstrated ability to make a meaningful contribution to the Board’s oversight of the business and affairs of the Company; and
an impeccable record and reputation for honest and ethical conduct in both professional and personal activities.

4	ADDITIONAL QUALIFICATIONS

The Committee strives to build a diverse Board that is strong in its collective knowledge. Among other skill sets, the Committee looks for nominees with experience in the following areas:

accounting and finance management and leadership vision and strategy	business operations business judgment industry knowledge	corporate governance global markets communication

In addition, the Committee considers such factors as values and disciplines, ethical standards, diversity, and background, within the context of the characteristics and needs of the Board as a whole in nominating Directors.

5	MEETING WITH CANDIDATES

Once the Committee identifies one or more potential nominees, its members:

review publicly available information and contact candidates who warrant further consideration;
request further information for those potential nominees willing to be considered for a Board seat;
conduct one or more interviews with each prospective nominee; and
may contact references provided by candidates and speak with members of the business community or other people who have firsthand knowledge of a candidate’s record.

This process enables the Corporate Governance Committee to compare the accomplishments and qualifications of all potential nominees.

6	DECISION AND NOMINATION

The Committee nominates the candidates best qualified to serve the interests of the Company and all shareholders for nomination and approval by the Board.

7	ELECTION

Shareholders consider the nominees and elect Directors at the Annual Meeting of Shareholders to serve one-year terms. The Board may also appoint Directors during the year when determined to be in the best interests of the Company and its shareholders.

22	AFLAC INCORPORATED	CORPORATE GOVERNANCE MATTERS

Consideration of Director Candidate from Shareholders

The Corporate Governance Committee will consider Director candidates recommended by shareholders. As with any prospective nominee, the Corporate Governance Committee will evaluate shareholder-nominated candidates in light of the needs of the Board and the qualifications of the particular individuals. In addition, the Corporate Governance Committee may consider the number of shares held by the recommending shareholder and the length of time such shares have been held.

To recommend a candidate for the Board, a shareholder must submit the recommendation in writing, including: (i) the name of the shareholder and evidence of the person’s ownership of common stock of the Company (“Common Stock”), including the number of shares owned and the length of time of ownership; and (ii) the name of the candidate, the candidate’s resume or qualifications to be a Director, and the candidate’s consent to be named as a Director if nominated by the Board.

The shareholder recommendation and information described above generally must be received by the Corporate Secretary not less than 90 nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders. However, if the annual meeting is called for a date that is not within 25 days before or after such anniversary date, notice by the shareholder, to be timely, must be received no later than the close of business on the 10th day following the day on which notice of the date of the annual meeting was mailed or public disclosure of that date was made, whichever occurs first. In the case of a special meeting of shareholders called for the purpose of electing directors, the recommendation and accompanying information must be received by the Corporate Secretary not later than the close of business on the 10th day following the day on which notice of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

Shareholder recommendations and accompanying information should be sent to the Corporate Secretary at Aflac Incorporated as described at the end of this Proxy Statement under the heading “Other Proposals or Director Nominations to be Brought Before our 2023 Annual Meeting.”

Our proxy access bylaw permits a shareholder (or group of up to twenty shareholders) owning shares of our outstanding Common Stock representing at least 3% of the votes entitled to be cast on the election of Directors to nominate and include in our proxy materials Director candidates constituting up to 20% of the Board. The nominating shareholder or group of shareholders must have owned their shares continuously for at least three years, and the nominating shareholder(s) and nominee(s) must satisfy other requirements specified in our Bylaws.

Board Self-Evaluation

The effectiveness of our Board is of the utmost importance. The Board recognizes that we live in a dynamic world that requires regular self-evaluation to ensure that we have the best skill set and experience to serve the Company and that the Board is fulfilling its responsibilities.

1	ANNUAL ASSESSMENT OVERSIGHT

The Corporate Governance Committee is charged with overseeing an annual process of self-evaluation for the Board as a whole and for its individual members.

2	COMMITTEE SELF-EVALUATIONS

The charters of each Board committee also require annual evaluations of the performance of the committee, which are typically overseen by each committee’s chair.

3	ONE-ON-ONE DISCUSSIONS

The process, which includes completion of written questionnaires for the Board and for each committee on which the Director serves, involves an interview of each Director.

4	EXECUTIVE SESSIONS

The Chairman discusses the results of the surveys and interviews with the full Board in executive sessions. In addition, the Lead Non-Management Director leads executive sessions with the Board, without the Chairman, to discuss the self-evaluation results.

5	FEEDBACK INCORPORATED

Based on the self-evaluation results, any follow-ups including changes in practices or procedures are considered and implemented, as appropriate.

AGENDA TOPICS DISCUSSED
● Board structure and composition ● Effectiveness of oversight and other responsibilities ● Access to management, information, and other resources	● Meetings and materials ● Quality of director participation ● Fulfillment of charter responsibilities ● Refreshment and succession

In addition to the formal self-evaluation process, the Non-employee Directors regularly meet in executive session, during which the Board’s performance and oversight responsibilities are frequently discussed.

CORPORATE GOVERNANCE MATTERS	2022 PROXY STATEMENT	23

Our Board and Committees

Board Leadership Structure

If the Chairman and Chief Executive Officer roles are filled by the same person, or if the Chairman is not independent, the Board believes that an independent Director should be appointed to serve as the Lead Non-Management Director. The Lead Non-Management Director is elected annually by the Board (effective at the first Board of Director’s meeting following the Annual Meeting of Shareholders) based upon a recommendation by the Corporate Governance Committee. Although subject to an annual election, the Lead Non-Management Director is generally expected to serve for more than one year, but no more than four years.

The Board believes its existing corporate governance practices achieve independent oversight and management accountability. These governance practices are reflected in the Company’s Guidelines on Significant Corporate Governance Issues and the Committee charters. In particular:

●	a substantial majority of our Board members are independent;
●	the Audit and Risk, Compensation, and Corporate Governance Committees all comprise independent Directors;
●	the Company has a Lead Non-Management Director with significant responsibilities, as described below; and
●	the Non-employee Directors meet at each regularly scheduled Board meeting in executive session without management present.
Daniel P. Amos CHAIRMAN AND CEO
Mr. Amos has served as Chairman of the Board since 2001 and as CEO since 1990. The Board believes the most effective Board leadership structure for the Company is for the CEO to continue to serve as Chairman, working with a Lead Non-Management Director. This structure has served the Company well for many years. The CEO is ultimately responsible for the day-to-day operation of the Company and for executing the Company’s strategy, and the Company’s performance is an integral part of Board deliberations. Accordingly, the Board believes that Mr. Amos is the Director most qualified to act as Chairman. The Board believes that Mr. Amos’ in-depth, long-term knowledge of the Company’s operations and his vision for the Company’s development provides decisive and effective leadership for the Board. However, the Board retains the authority to modify this structure to best advance the interests of all shareholders if circumstances warrant such a change.

W. Paul Bowers LEAD NON-MANAGEMENT DIRECTOR
The Corporate Governance Committee has nominated Mr. Bowers to serve as Lead Non-Management Director, a position he has held since May 2019. Mr. Bowers’ experience at Southern Company, particularly his strong leadership and operational background, make him well-suited to serve as our Lead Non-Management Director. He has also served as Chair of the Corporate Development Committee and is a member of the Audit and Risk, Corporate Social Responsibility and Sustainability and Executive Committees.

Lead Non-Management Director The responsibilities of the Lead Non-Management Director, as outlined in our Guidelines on Significant Corporate Governance Issues, include:

●  consulting with the Chairman and Secretary to establish the agenda for each Board meeting;

●  setting the agenda for, and leading, all executive sessions of the Non- employee Directors;

●  when appropriate, discussing with the Chairman matters addressed at such executive sessions;

●  presiding over meetings of the Board at which the Chairman is not present;

●  presiding over discussions of the Board when the topic presents a potential conflict of interest for the Chairman;

●  facilitating discussions among the Non-employee Directors between Board meetings;

●  serving as a liaison between the Non-employee Directors and the Chairman;

●  when appropriate, serving as a liaison between management and the Board;

●  representing the Board in shareholder outreach; and

●  facilitating the annual Board self-evaluation in coordination with the Chairman.

The Lead Non-Management Director has the authority to call meetings of the independent Directors.

24	AFLAC INCORPORATED	CORPORATE GOVERNANCE MATTERS

Committee Structure

The Board has seven standing committees: Audit and Risk; Compensation; Corporate Development; Corporate Governance; Corporate Social Responsibility and Sustainability; Executive; and Finance and Investment. Each committee (other than the Executive Committee) operates under a written charter adopted by the Board. Charters for the Audit and Risk Committee, the Compensation Committee, and the Corporate Governance Committee all can be found on the Company’s website, aflac.com, under “Investors,” then “Governance,” and then “Governance Documents.”

All members of the Audit and Risk, Compensation and Corporate Governance Committees qualify as “outside” Directors as defined by Section 162(m) of the Internal Revenue Code, “Non-employee Directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, and independent Directors under NYSE listing standards, as appropriate.

Board Committee Refreshment

The Corporate Governance Committee considers the periodic rotation of committee members and committee chairs to introduce fresh perspectives and to broaden and diversify the views and experience represented on Board committees. The Corporate Governance Committee has nominated Mr. Nobuchika Mori to serve on the Finance and Investment Committee beginning May 2, 2022. In addition, as Dr. Stith is retiring from the Board, the Corporate Governance Committee has nominated Dr. Katherine T. Rohrer to serve as Chair of the Corporate Governance Committee and join the Executive Committee as of May 2, 2022.

The Audit and Risk Committee NUMBER OF MEETINGS IN 2021 9
All members of the committee are Financial Experts	Karole F. Lloyd (Chair)	W. Paul Bowers	Georgette D. Kiser	Joseph L. Moskowitz

Responsibilities

●	ensuring that management maintains the reliability and integrity of the reporting process and systems of internal controls of the Company and its subsidiaries regarding finance, accounting, and legal matters;
●	issuing annually the Audit and Risk Committee Report set forth below;
●	selecting, overseeing, evaluating, determining funding for, and, where appropriate, replacing or terminating the independent registered public accounting firm;
●	monitoring the independence of the independent registered public accounting firm;
●	pre-approving audit and non-audit services provided by the independent registered public accounting firm;
●	pre-approving or ratifying all related person transactions that are required to be disclosed in this Proxy Statement;
●	overseeing the performance of the Company’s internal auditing department;
●	assisting with Board oversight of the Company’s compliance with legal and regulatory requirements;
●	overseeing the Company’s policies, process, and structure related to enterprise risk engagement and management, including information security; and
●	providing an open avenue of communication among the independent registered public accounting firm, management, the internal auditing department, and the Board.

Relationship with Independent Registered Public Accounting Firm. The independent registered public accounting firm has direct access to the Audit and Risk Committee and may discuss any matters that arise in connection with its audits, the maintenance of internal controls, and any other matters relating to the Company’s financial affairs. The Audit and Risk Committee may authorize the independent registered public accounting firm to investigate any such matters, and may present its recommendations and conclusions to the Board. At least annually, the Audit and Risk Committee reviews the services performed and the fees charged by the independent registered public accounting firm. For additional information, see “Proposal 3: Ratification of Auditors” and the “Audit and Risk Committee Report” sections beginning on page 70.

All Audit and Risk Committee members have been determined by the Board to be “audit committee financial experts,” as such term is defined in Item 401(h) of SEC Regulation S-K.

CORPORATE GOVERNANCE MATTERS	2022 PROXY STATEMENT	25

The Compensation Committee NUMBER OF MEETINGS IN 2021 5
	Joseph L. Moskowitz (Chair)	Georgette D. Kiser	Katherine T. Rohrer

Responsibilities

●	reviewing and approving compensation levels, equity-linked incentive compensation, and annual incentive awards under the Company’s Management Incentive Plan;
●	reviewing, at least annually, the goals and objectives of the Company’s executive compensation plans;
●	evaluating annually the performance of the CEO with respect to such goals and objectives and determining the appropriate compensation level;
●	evaluating annually the performance of the Company’s other executive officers in light of such goals and objectives and setting their compensation levels based on this evaluation and the recommendation of the CEO;
●	viewing the Company’s incentive compensation programs to determine whether they encourage excessive risk taking, and evaluating compensation policies and practices that could mitigate any such risk; and
●	reviewing the Company’s general compensation and benefit plans to ensure they promote our goals and objectives.

The Compensation Committee may delegate power and authority to any subcommittees as the Compensation Committee deems appropriate.

Compensation Committee Interlocks and Insider Participation. No member of the Compensation Committee is a current or former employee or officer of the Company or any of its subsidiaries. During 2021, no Director was an executive officer of another entity on whose compensation committee any executive officer of the Company served. In addition, no member of the Compensation Committee had any relationship requiring disclosure under the section titled “Related Person Transactions” in this Proxy Statement.

The Corporate Development Committee NUMBER OF MEETINGS IN 2021 3
	W. Paul Bowers (Chair)	Thomas J. Kenny	Joseph L. Moskowitz

Responsibilities

●	reviewing the Company’s corporate and strategic organizational development to identify, evaluate, and execute on appropriate opportunities that could enhance long-term growth and build shareholder value;
●	assisting the Board in reviewing, evaluating, and approving specific strategic plans for corporate development activities, including mergers, acquisitions, dispositions, joint venture, marketing and distribution arrangements, and strategic equity investments;
●	assisting the Board in reviewing proposals to enter new geographic markets;
●	reviewing corporate development proposals prepared by the Company’s officers and managers and other strategic projects as determined by the Board to ensure consistency with the Company’s long-term strategic objectives; and
●	assisting the Board in monitoring the nature of investments made as part of Aflac Ventures in both the U.S. and Japan, including the Company’s overall corporate venture capital strategy.

26	AFLAC INCORPORATED	CORPORATE GOVERNANCE MATTERS

The Corporate Governance Committee NUMBER OF MEETINGS IN 2021 3
	Melvin T. Stith (Chair until May 2, 2022)	Nobuchika Mori	Barbara K. Rimer, DrPH	Katherine T. Rohrer

Responsibilities

●	selecting individuals qualified to serve as Directors to be nominated to stand for election to the Board;
●	recommending assignments to the Board’s standing committees;
●	advising the Board with respect to matters of Board structure, composition, and procedures;
●	developing and recommending to the Board a set of corporate governance principles applicable to the Company;
●	monitoring compliance with the Company’s political participation program;
●	overseeing the evaluation of the Board; and
●	ensuring that the Company’s management and succession plans are appropriate.

The Corporate Social Responsibility and Sustainability Committee NUMBER OF MEETINGS IN 2021 3
	Barbara K. Rimer, DrPH (Chair)	W. Paul Bowers	Thomas J. Kenny	Melvin T. Stith (until May 2, 2022)

Responsibilities

CORPORATE SOCIAL RESPONSIBILITY

●	overseeing the Company’s policies, procedures, and practices with respect to corporate social responsibility and sustainability, recognizing that these goals and initiatives vary widely among industries, organizations and geographies, in the context of what is appropriate and relevant to the Company, our people and the communities we serve;
●	monitoring and reviewing the impact of the Company’s activities on customers, employees, communities, and other stakeholders in light of the Board’s fundamental duty to preserve and promote long-term value creation for the Company’s shareholders; the Company’s strategies, procedures, and practices related to corporate social responsibility on a global basis, including significant philanthropic and community engagement activities; and the development of metrics, information systems, and procedures to track progress toward achievement of the Company’s corporate social responsibility objectives;
●	reviewing the Company’s annual corporate social responsibility and sustainability report before it is published; and
●	monitoring and reviewing the Company’s support of charitable, educational, and business organizations.

SUSTAINABILITY

●	monitoring and reviewing the Company’s policies, procedures, and practices related to corporate social responsibility and sustainability in light of the Company’s intent to foster the sustainable growth* of the Company on a global basis; the Company’s strategies, policies, procedures, and practices related to environmental and related health and safety matters; and the Company’s policies, procedures, and practices that enable us to proactively respond to evolving public sentiment and government regulations with regard to sustainability, especially in the areas of environmental stewardship, energy use, recycling, and carbon emissions (i.e., our carbon footprint);
●	reviewing the goals and objectives of the Company’s environmental stewardship policy, and amending or, to the extent an amendment requires Board approval, recommending that the Board amend, these goals and objectives if the Committee deems appropriate; and
●	reviewing the Company’s communication and marketing strategies related to sustainability.

* We believe “sustainable growth” means being able to meet the needs of our shareholders and customers while taking into account the needs of future generations, and also ensuring the long-term preservation and enhancement of the Company’s financial, environmental, and social capital.

CORPORATE GOVERNANCE MATTERS	2022 PROXY STATEMENT	27

The Executive Committee NUMBER OF MEETINGS IN 2021 3
	Daniel P. Amos (Chair)	W. Paul Bowers	Karole F. Lloyd	Joseph L. Moskowitz	Melvin T. Stith (until May 2, 2022)

Responsibilities

PURPOSE

During the intervals between meetings of the Board, the Executive Committee may exercise all of the powers of the Board that may be delegated under Georgia law.

COMPOSITION

Under the Company’s Bylaws, the Executive Committee must consist of at least five Directors, including those Directors who are officers of the Company, and such additional Directors as the Board may from time to time determine. Currently, the membership of the Executive Committee also includes the Chairs of the Audit and Risk, Compensation, and Corporate Governance Committees, and includes the Company’s Lead Non-Management Director. The Chairman of the Board (or another member of the Executive Committee chosen by him) is the Chairman of the Executive Committee. Effective May 2, 2022, the Corporate Governance Committee has recommended that Dr. Katherine T. Rohrer join the Executive Committee to coincide with her becoming the Chair of the Corporate Governance Committee.

The Finance and Investment Committee NUMBER OF MEETINGS IN 2021 5
	Thomas J. Kenny (Chair)	Daniel P. Amos	Toshihiko Fukuzawa	Karole F. Lloyd

Responsibilities

FINANCE RESPONSIBILITIES

●	reviewing and reassessing significant financial policies and matters of Treasury and corporate finance, including the Company’s overall capital structure, dividend policy, share repurchase program and liquidity, and the issuance or retirement of debt and other capital securities;
●	reviewing and providing guidance to the Board on significant reinsurance transactions and strategies; the Company’s credit ratings, ratings strategy, and overall rating agency dialogue; and financing strategy and capital impact of corporate development activities and multiyear strategic capital project expenditures;
●	reviewing and reassessing the Company’s overall hedging strategy, including foreign exchange and cash flow hedging, and ensuring proper governance over policies and procedures associated with trading in derivative instruments;
●	in partnership with the Compensation Committee, overseeing the Company’s processes for managing the finances of the employee pension and defined contribution benefit plans, including the related investment policies, actuarial assumptions, and funding policies;
●	in partnership with the Audit and Risk Committee, reviewing and providing guidance on the Company’s corporate insurance coverages; and
●	in partnership with the Corporate Social Responsibility and Sustainability Committee, review and provide guidance on corporate social responsibility and sustainability factors relating to issuance and application of proceeds of sustainability bonds and other social and/or sustainability-oriented debt of the Company.

INVESTMENT RESPONSIBILITIES

●	overseeing the investment process and the policies, strategies, and programs of the Company and its subsidiaries relating to investment risk management;
●	periodically reviewing and assessing the adequacy of the Global Investment Policy of the Company and its subsidiaries, and approving any changes to that policy;
●	reviewing the performance of the investment portfolios and transactions made on behalf of the Company and its subsidiaries; and
●	in partnership with the Corporate Social Responsibility and Sustainability Committee, review and provide guidance on integration of corporate social responsibility and sustainability factors into the investment process and investment risk management policies, strategies and programs.

28	AFLAC INCORPORATED	CORPORATE GOVERNANCE MATTERS

Meeting Attendance

The Board met 4 times in 2021, and all Directors attended at least 75% of the meetings of the Board and the committees on which they served. It is Company policy that each Director should attend the Annual Meeting. All Directors serving at the time attended the 2021 Annual Meeting, which was held virtually due to the COVID-19 pandemic.

Board Responsibilities

Oversight of Risk

Board of Directors

Our Board oversees our enterprise-wide risk management system, which is designed to achieve organizational and strategic objectives, improve long-term performance, and enhance shareholder value. The Board must understand the risks the Company faces and the steps management takes to manage those risks as well as what level of risk is appropriate for the Company. Our Directors are equipped to make all of these determinations because they are integral to the process of setting the Company’s business strategy.

The Board oversees the risk-management process in conjunction with several Board and management committees, each with varying aspects of enterprise risk management as part of their responsibilities.

AUDIT AND RISK COMMITTEE Under its charter, the Audit and Risk Committee’s responsibilities include risk management and compliance oversight. Specifically, the Audit and Risk Committee:

●  discusses guidelines and policies governing the process by which senior management and the relevant departments of the Company assess and manage exposure to risk, as well as the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures;

●  reviews the Company’s risk assessment and enterprise risk-management framework, including risk-management guidelines, risk appetite, risk tolerances, key risk policies, and control procedures;

●  reviews critical regulatory risk-management filings and enterprise risk-management material shared with regulators and rating agencies;

●  reviews the general structure, staffing models, and engagement of the Company’s risk governance departments and practices;

●  reviews the Company’s major financial risk exposures and evaluates processes and controls that management has adopted to monitor and manage those risks;

●  meets in executive session with key senior leaders involved in risk management;

●  reviews with the internal auditors, the independent auditor, and the Company’s financial management team the adequacy and effectiveness of our internal controls, including information security policies and internal controls regarding information security, and any special steps adopted in light of material control deficiencies; and

●  reports to the Board, at least annually, with respect to matters related to key enterprise risks and risk management areas of concentration.

FINANCE AND INVESTMENT COMMITTEE

The Finance and Investment Committee oversees the investment process and investment risk management of the Company and its subsidiaries by monitoring investment policies, strategies, and transactions and reviewing the performance of the investment portfolio and overall capital and liquidity position of the Company. Specific risk oversight responsibilities include:

●  Investment risk Includes liquidity risk, market risk, and credit risk.

●  Liquidity risk When an investment is not marketable and cannot be bought or sold quickly enough to prevent or minimize a loss.

●  Market risk The risk that market movements will cause fluctuations in the value of our assets, the amount of our liabilities, or the income from our assets.

●  Credit risk The risk of loss arising from the failure of a counterparty to perform its contractual obligations.

●  Enterprise: Capital & Liquidity risk Review of enterprise capital adequacy, access to capital, and maintenance of liquidity position to protect credit ratings and the Company’s ability to meet short and long-term obligations.

COMPENSATION COMMITTEE

The Compensation Committee strives to create incentives that encourage a level of risk-taking behavior consistent with the Company’s business strategy. Specific risk oversight responsibilities include reviewing the Company’s incentive compensation arrangements to determine whether they encourage unnecessary or excessive risk-taking, reviewing at least annually the relationship between the Company’s compensation and risk management policies and practices, and evaluating compensation policies and practices that could mitigate any such risk. As more fully discussed in the Compensation Discussion and Analysis section of this Proxy Statement, the Compensation Committee establishes incentive compensation performance objectives for management that are directly linked to the Company’s results, aligned with shareholder interests, and realistically attainable so as not to encourage excessive risk taking.

CORPORATE GOVERNANCE MATTERS	2022 PROXY STATEMENT	29

Spotlight on Information Security Risk Oversight

The Board has adopted an information security policy directing management to establish and operate an information security program with the goal of ensuring that the Company’s information assets and data, and the data of its customers, are appropriately protected. The Board has delegated oversight of the Company’s information security program to the Audit and Risk Committee. The Company’s senior officers, including its Global Security and Chief Information Security Officer, are responsible for the operation of the information security program and communicate quarterly with the Audit and Risk Committee on the program, including with respect to the state of the program, compliance with applicable regulations, current and evolving threats, and recommendations for changes in the information security program. The information security program also includes a cybersecurity incident response plan that is designed to provide a management framework across Company functions for a coordinated assessment and response to potential security incidents. This framework establishes a protocol to report certain incidents to the Global Security and Chief Information Security Officer and other senior officers, with the goal of timely assessing such incidents, determining applicable disclosure requirements and communicating with the Audit and Risk Committee. The incident response plan directs the executive officers to report certain incidents immediately and directly to the Lead Non-Management Director.

For more information, see the Aflac Incorporated Cybersecurity Disclosure at investors.aflac.com under the “Sustainability” tab.

Pandemic Risk Oversight

At the onset of the pandemic, the majority of the Company’s employees in Japan and the U.S. shifted to remote working environments. Both Aflac Japan and Aflac U.S. have taken measures to address employee health and safety and increase employees’ ability to develop and maintain more flexible working conditions, including return to office efforts if warranted by local conditions. The Company established command centers to monitor and communicate on developments, and operations have remained stable throughout the pandemic. The Company also took prompt action at the beginning of the pandemic to strengthen its capital and liquidity position, and it continued to undertake de-risking activity in its investment portfolios to adjust to market conditions. Both Aflac Japan and Aflac U.S. also accelerated investments in digital initiatives to improve productivity, efficiency and customer service over the long term. The Board maintained oversight over each of these initiatives, including through certain Board members attending global management meetings as well as formal reports by management at meetings of the Board, the Audit and Risk Committee and the Finance and Investment Committee throughout the pandemic.

Role of Management

The Company’s management is responsible for day-to-day risk management. Our enterprise risk-management framework, which is aligned with and overseen by the Board and its committees, includes several executive management committees whose roles incorporate risk management across the enterprise. For example, executive management’s Global Risk Committee oversees the processes for identifying, assessing, measuring, monitoring, and mitigating key risks in addition to ensuring transparency and appropriateness of reporting to executive leadership. Other management committees are responsible for implementing policies and risk-management processes relating to strategic, operational, investment, competitive, regulatory and legislative, product, reputational, and compliance risks.

30	AFLAC INCORPORATED	CORPORATE GOVERNANCE MATTERS

Oversight of Strategy

The Board oversees and monitors strategic planning. Business strategy is a key focus at the Board level and embedded in the work of Board committees. In addition to strategic plans being reviewed by the Board annually, the Boards hold periodic retreats in the U.S. and Japan focused on strategic development, and the Corporate Development Committee reviews strategy with respect to non-organic investment considerations. The Board believes that overseeing and monitoring strategy is a continuous process and takes a multilayered approach in exercising its duties.

Commitment to Corporate Social Responsibility and Sustainability

Corporate Social Responsibility and Sustainability Governance

●	Our Board committees play critical ESG oversight and leadership roles through their efforts to identify, promote, and monitor responsible and ethical corporate governance mechanisms, corporate social responsibility and sustainability goals, ESG-related compensation programs, and risk management policies that identify and assess climate-related risks.
●	The Corporate Social Responsibility and Sustainability Committee oversees the Company’s policies, procedures, and practices with respect to corporate social responsibility (CSR) and sustainability. The Committee also monitors the preparation of and reviews the Company’s annual report that provides more detail around CSR and sustainability initiatives.
●	The Corporate Social Responsibility and Sustainability Committee coordinates with (a) the Finance and Investment Committee regarding guidance on CSR and sustainability factors relating to issuance and application of proceeds of sustainability bonds and other social and/or sustainability oriented debt of the Company and oversight of the investment process, (b) the Compensation Committee relating to incorporating CSR and sustainability factors into executive compensation programs, and (c) the Corporate Governance Committee to incorporate diversity, equity, and inclusion efforts with regards to the Company’s policies and principles relating to succession planning and management development. The Audit and Risk Committee oversees the Company’s policies, process, and structure related to enterprise risk engagement and management, which includes ESG risks and opportunities.
●	The Board, through the Corporate Social Responsibility and Sustainability Committee, receives updates on the business’ focus on certain U.N. Sustainable Development Goals, environmental initiatives, workplace diversity and inclusion efforts, and philanthropic activities.

2021 Key Corporate Social Responsibility and Sustainability Initiatives

Throughout the year, the Corporate Social Responsibility and Sustainability Committee monitored the progress of the five 2021 ESG Modifier objectives in the following categories: responsible investing, carbon neutrality and net zero emissions, diversity and inclusion, sustainability bond, and advanced reporting and disclosure. See the “Compensation Discussion and Analysis” section of this document for more discussion on these items.

Human Capital Management

The Board is actively engaged in overseeing the Company’s people and culture strategy. Several committees review and report back to the Board on a broad range of human capital management topics. The Compensation Committee reviews the Company’s general compensation plans to ensure promotion the Company’s goals and objectives, including ESG goals and objectives. The Corporate Governance Committee oversees the Company’s policies and principles relating to succession planning and management development, and ensures that appropriate succession plans are in place. The Corporate Social Responsibility and Sustainability Committee provides guidance and oversight of the Company’s corporate social responsibility activities, including metrics and procedures to track progress toward achievement of the Company’s goals.

Aflac U.S. and Aflac Japan both place an emphasis on the employee value proposition and overall employee experience. This includes a broad range of development and growth opportunities as well as a robust menu of engagement and wellness offerings. Diversity, equity, and inclusion (DEI) has continued to be a key theme in the Aflac culture and critical to our human capital management strategy. At Aflac Japan, promotional efforts have successfully focused on the development of women into leadership positions. In the U.S. recruiting efforts target both entry level and mid to senior level hiring and include partnerships with colleges and universities, as well as historically black colleges and universities, and civic organizations to attract diverse talent. Aflac U.S. also offers a variety of internships, co-operative opportunities and transitional programs to allow emerging talent to develop. Educational opportunities are available for self-development and growth to help employees further enhance their technical and professional skills.

To see Aflac Incorporated’s 2021 Business and Sustainability Report, other ESG disclosures including the most recent EEO-1 report and the ESG policy statements, please visit investors.aflac.com under the “Sustainability” tab.

CORPORATE GOVERNANCE MATTERS	2022 PROXY STATEMENT	31

Chief Executive Officer and Executive Management Succession Planning

The Board, in coordination with the Corporate Governance Committee, is responsible for succession planning for key executives to ensure continuity in senior management. As part of that effort, the Board and the Corporate Governance Committee ensure that the Company has an appropriate process for addressing Chief Executive Officer succession as a matter of regular planning and in the event of extraordinary circumstances.

The Chief Executive Officer plays an active role in the succession-planning process for other executive management positions. In coordination with the Company’s executive management team, including the General Counsel and the Director of Human Resources, the Chief Executive Officer periodically evaluates potential successors, reviews development plans recommended for such individuals, and makes recommendations to the Corporate Governance Committee. Together these parties also identify potential successors for other critical executive management positions. In addition, the Chief Executive Officer reviews executive succession planning and management development at an annual executive session of independent Directors.

Shareholder Outreach

The Company has a long history of engaging shareholders to learn about the issues that are important to them and address any concerns that they may have. We believe that open communications can have a positive influence on our performance as we seek to continually improve our corporate governance, environmental, and social topics. For example, we are proud to have been the first publicly traded company in the United States to voluntarily allow shareholders a say-on-pay vote. In keeping with this governance philosophy, we communicate with our shareholders on a regular basis and incorporate their feedback into our decision-making process.

Our Approach

Who We Engage

SHAREHOLDERS AND FIXED INCOME INVESTORS

Aflac Incorporated’s Investor and Rating Agency Relations team proactively engages year-round with shareholders and fixed income investors, including:

●  current and prospective

●  retail and institutional

●  portfolio management and stewardship teams

AGENCIES

These efforts often include executive management and occasionally the Lead Non-Management Director and extend to:

●  proxy advisory firms,

●  ESG rating firms and

●  credit rating agencies

How We Engage

  Year-Round

  Engagement

Both outside of and leading up to the annual meeting, the Vice President of Investor Relations and Corporate Secretary conduct meetings (in person when possible and by telepresence) and calls to update investors and regularly relay feedback to the Chairman, Lead Non-Management Director and the Board.

Topics of Engagement

During 2021 engagements, we discussed our policy statements as well as the following topics:

●  Business Update & COVID-19 Response: Provided an update on our business and focus areas in light of the ongoing COVID-19 pandemic, including actions we have taken to support our employees and customers through this challenging time;

●  Environmental & Social Initiatives: Discussed our sustainability goals and diversity and inclusion initiatives, our focus on human capital management and fostering a supportive corporate culture for employees, and recent enhancements to our sustainability reporting;

●  Board Composition: Discussed the alignment of board composition and skills with company strategy; and

●  Executive Compensation: Reviewed key features of our compensation program and its continued alignment with company strategy and performance.

Responding to Feedback

Over the course of these meetings, two topics were consistently discussed: climate change and diversity and inclusion. The feedback received as part of these conversations was informative and valuable in forming corporate strategy in 2021 as it relates to these issues. For example, as a result of discussions about tying our CSR and sustainability goals with our business strategy, the Corporate Social Responsibility and Sustainability Committee recommended to the Compensation Committee to include an ESG compensation modifier for 2021. Also, following investor dialogue regarding best practices and expectations around reducing our carbon footprint, the Company has made a commitment to include Scope 3 emissions to its existing 2040 carbon neutrality goal.

32	AFLAC INCORPORATED	CORPORATE GOVERNANCE MATTERS

Communications with Directors

Shareholders and other interested parties may contact members of the Board by mail. If you wish to communicate with the Board, any individual Director, or any group or committee of Directors, address your correspondence to the Board or to such individual Director, group, or committee, c/o the Corporate Secretary of Aflac Incorporated, 1932 Wynnton Road, Columbus, Georgia 31999. The Corporate Secretary will forward any message that is not in the nature of advertising, promotions of a product or service, or patently offensive material.

Governance Documents

Charters for the Audit and Risk Committee, the Compensation Committee, and the Corporate Governance Committee, as well as the Company’s Guidelines on Significant Corporate Governance Issues, the Code of Business Conduct and Ethics and other governance-related documents, all can be found on the Company’s website, aflac.com, under “Investors,” then “Governance,” then “Governance Documents.” Shareholders can request printed copies of these documents by submitting a request to the Corporate Secretary at the address shown above.

Code of Business Conduct and Ethics

The Company’s Code of Business Conduct and Ethics applies to all Directors, executives, and employees of the Company and its subsidiaries. In addition, there are provisions specifically applicable to the Chief Executive Officer, the Chief Financial Officer, and the Chief Accounting Officer. The Company intends to satisfy any disclosure requirements regarding amendments to, or waivers of, any provision of the Code of Business Conduct and Ethics by posting such information on our website, aflac.com, under “Investors,” then “Governance,” then “Governance Documents.”

Director Compensation

Directors who also serve as employees of the Company or its subsidiaries do not receive compensation as Board members. The Compensation Committee reviews the policy regarding total compensation for Non-employee Directors at least every other year and recommends compensation to the Board consistent with that policy. When making its recommendation, the Compensation Committee considers a variety of factors, including the Non-employee Director pay packages at our peer group companies, the skills and backgrounds required of Non-employee Directors to serve on the Company’s Board, and the balance between the cash and equity components of the package. The Board makes final determinations regarding Non-employee Director compensation.

The Compensation Committee assesses Director compensation and uses its independent compensation consultant to benchmark against peers at least every other year.

Cash Compensation

For 2021, cash compensation for the Non-employee Directors was as follows:

All Non-employee Directors (annual retainer)	$135,000 annually
All Audit and Risk Committee members	Additional $15,000 annually
Chairs—Compensation, Corporate Governance, Corporate Social Responsibility and Sustainability, Corporate Development, Finance and Investment	Additional $25,000 annually
Chair—Audit and Risk	Additional $35,000 annually
Lead Non-Management Director	Additional $50,000 annually

Non-employee Directors may elect to have all or a portion of their Board annual retainer and other cash compensation paid in the form of immediately vested nonqualified stock options, restricted stock that vests after one year of continued service, or a combination thereof as determined by the Board. In 2021, one Non-employee Director elected to receive restricted stock in lieu of a cash annual retainer and other cash compensation.

CORPORATE GOVERNANCE MATTERS	2022 PROXY STATEMENT	33

Equity Compensation

As shown below, Non-employee Directors also receive equity on a regular basis to ensure that their interests are aligned with those of our shareholders.

Timing of equity grant	Form of equity grant(1)	Value of equity grant(2)
Upon joining the Board	nonqualified stock options, stock appreciation rights, restricted stock, or a combination thereof	aggregate value as determined by the Board not in excess of the value of a nonqualified stock option covering 20,000 shares of Common Stock
Annually, at the discretion of the Board	restricted stock, nonqualified stock options, stock appreciation rights, or a combination thereof	aggregate dollar value of approximately $155,000(3)

(1)	If the Board grants restricted stock, it may permit Non-employee Directors to elect to receive nonqualified stock options instead. In 2021, none of the Non-employee Directors made this election.
(2)	The values of any stock options or stock appreciation rights are determined based upon the most current Black-Scholes-Merton three-year period valuation price of option shares as determined by the Compensation Committee’s independent compensation consultant. For grants made in the three-year period of 2019 to 2021, our deemed fair value of a stock option was $6.54.
(3)	The aggregate dollar value will be increased to $165,000 in 2022 to align the grant with the peer group median as determined by the Compensation Committee’s independent compensation consultant.
Non-employee Directors are required to hold shares worth at least four times the amount of the annual retainer.

For additional information, please see “Stock Ownership Guidelines; Hedging and Pledging Restrictions” on page 56.

Vesting

Grants of stock options or, if elected, restricted stock, made to Non-employee Directors upon joining the Board become vested one year from the grant date, generally subject to continued service. Grants of restricted stock or, if elected, stock options, made to Non-employee Directors at the time of an annual meeting become vested at the next annual meeting, generally subject to continued service. Notwithstanding the foregoing, as noted under the “Cash Compensation” section above, stock options granted to Non-employee Directors at their election in lieu of their cash annual retainer and other cash compensation are fully vested upon grant. Upon death or disability or a change in control of the Company, Non-employee Directors will become 100% vested in all outstanding options and stock awards.

Retirement Plans

The Company maintains a retirement plan for Non-employee Directors who have attained age 55 and completed at least five years of service on the Board, but that plan was closed to new participants effective 2002 and Dr. Rimer is the only Non-employee Director who participates in the retirement plan. The dollar value and length of payment of the annual retirement benefits were frozen effective May 3, 2010. For qualifying participants, payments under the plan begin upon termination of service as a Non-employee Director and continue for the shorter of the number of years the participant served as Non-employee Director prior to May 3, 2010, or the life of the participant (or, if applicable, his or her surviving spouse). On an annual basis, such payments are equal to the annual compensation paid to a participant during his or her service as a Non-employee Director during the 12-month period immediately preceding May 3, 2010, excluding committee fees, and subject to a cap of $30,000 for the annual retainer fee and $2,000 per meeting. The Non-employee Directors do not participate in any nonqualified deferred compensation plans.

34	AFLAC INCORPORATED	CORPORATE GOVERNANCE MATTERS

2021 Director Compensation

The following table identifies each item of compensation paid to Non-employee Directors for 2021.

Name(1)	Fees Earned or Paid in Cash(2) ($)	Stock Awards(3) ($)	Option Awards ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4) ($)	All Other Compensation ($)	Total ($)
W. Paul Bowers	222,527	155,000	—	—	—	377,527
Toshihiko Fukuzawa	135,000	155,000	—	—	—	290,000
Thomas J. Kenny	160,000	155,000	—	—	—	315,000
Georgette D. Kiser	147,500	155,000	—	—	—	302,500
Karole F. Lloyd	182,500	155,000	—	—	—	337,500
Nobuchika Mori	135,000	155,000	—	—	—	290,000
Joseph L. Moskowitz	172,500	155,000	—	—	—	327,500
Barbara K. Rimer, DrPH	160,000	155,000	—	—	—	315,000
Katherine T. Rohrer	135,833	155,000	—	—	—	290,833
Melvin T. Stith	160,000	155,000	—	—	—	315,000

(1)	Daniel P. Amos is not included in the table because he is an employee and thus did not receive compensation for his services as a Director. The compensation received by Mr. Amos as an employee is shown in the Summary Compensation Table.
(2)	W. Paul Bowers elected to receive his annual retainer and other cash compensation in restricted stock. The value of these shares on the grant date was $215,027 in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”).
(3)	This column represents the dollar amount recognized in accordance with ASC 718 for financial statement purposes with respect to the 2021 fiscal year for the fair value of restricted stock granted in 2021. The fair values of the awards granted in 2021 were calculated using the closing per-share stock price on the date of grant of $54.52 for the awards granted on May 3, 2021. As of December 31, 2021, the following Non-employee Directors held the following number of restricted stock awards: W. Paul Bowers, 6,907; Toshihiko Fukuzawa, 2,893; Thomas J. Kenny, 2,893; Georgette D. Kiser, 2,893; Karole F. Lloyd, 2,893; Nobuchika Mori, 2,893; Joseph L. Moskowitz, 2,893; Barbara K. Rimer, 2,893; Katherine T. Rohrer, 2,893; and Melvin T. Stith, 2,893.
(4)	Represents change in pension value. Barbara K. Rimer participates in the Directors’ retirement plan. The other directors do not participate in the Directors’ retirement plan since they first became Directors after the plan was closed to new participants in 2002. The aggregate change in the actuarial present value of the accumulated benefit obligation was a decrease of $12,583.

CORPORATE GOVERNANCE MATTERS	2022 PROXY STATEMENT	35

CD&A At-A-Glance

This summary highlights information contained in the Compensation Discussion and Analysis, but it does not contain all of the information you should consider.

2021 Business Overview

CASH DIVIDEND +17.9%	3-YEAR TSR +37.9%
ADJUSTED RETURN ON EQUITY(AROE)* 16.1%	SHARE REPURCHASE $2.3B
NET EARNINGS $4.3B	AFLAC JAPAN SOLVENCY MARGIN RATIO 1,012%
ADJUSTED EPS* +21.0%	AFLAC RISK BASED CAPITAL 635%
Pay-For-Performance Compensation Philosophy OUR COMPENSATION PHILOSOPHY PILLARS
1	We Pay for Performance
2	We Seek to Attract and Retain Talent
3	We Use Compensation “Best Practices”

*	Adjusted earnings per diluted share excluding foreign currency impact and adjusted return on equity excluding foreign currency impact are not calculated in accordance with generally accepted accounting principles in the U.S. (GAAP). See Appendix A to this Proxy Statement for the definition of these non-GAAP measures and reconciliation to the most comparable GAAP financial measures.

Elements of Our Executive Compensation Program

We consider annual (e.g., our Management Incentive Plan) and long-term incentive compensation to be the most important compensation awarded; these pay elements represent the largest part of total rewards for executives and provide the strongest link to Company results and shareholder value creation.

CEO TARGET COMPENSATION MIX	CEO + NEOS AVERAGE TARGET MIX

36	AFLAC INCORPORATED	CORPORATE GOVERNANCE MATTERS

2021 Management Incentive Plan Performance

	Performance	Result
Corporate Metric:
Adjusted Earnings per Diluted Share on a Consolidated Basis for the Company (Excluding Foreign Currency Effect)	$5.61*	Exceeded Maximum Goal
U.S. Segment Metrics:
Increase in New Annualized Premium	16.93%	Between Minimum and Target Goal
Decrease in Earned Premium	(2.52%)	Between Target and Maximum Goal
Japan Segment Metrics:
New Annualized Premium (in billions of yen)	¥54.8	Between Minimum and Target Goal
Decrease in Earned Premium (Third Sector and First Sector Protection Sales)	(2.32%)	Between Minimum and Target Goal
Global Investments Metrics:
Net Investment Income (U.S. and Japan GAAP Segments Only)	Budget plus 3.65%	Exceeded Maximum Goal
Credit Losses/Impairments	($38 million)	Exceeded Maximum Goal
ESG Modifier:
Five ESG Objectives	+5%	Five ESG Objectives Achieved

*	Adjusted earnings per diluted share on a currency-neutral basis for the full year came in at $6.00 per share as reported; however, applying the definition of the compensation metric reduced the achieved result to $5.61 on a currency-neutral basis.

2019-2021 Long-Term Incentive Performance Results

	Performance	Result
Metrics:
Currency Neutral AROE Result (70% Weighted)	15.3%	Between Target and Maximum Goal
SMR (15% Weighted)	874%	Exceeded Maximum Goal
RBC (15% Weighted)	568%	Exceeded Maximum Goal
RTSR Modifier	23rd percentile	Below Target Goal

2022 PROXY STATEMENT	37

EXECUTIVE COMPENSATION

 Proposal 2

Named Executive Officer Compensation (“Say-on-Pay”)

We are committed to achieving a high level of total return for our shareholders. From the end of August 1990, when Daniel P. Amos was appointed the CEO, through December 31, 2021, the Company’s total return to shareholders, including reinvested cash dividends, has exceeded 10,381%, compared with 2,834% for the Dow Jones Industrial Average, 2,716% for the S&P 500 Index, and 1,261% for the S&P 500 Life & Health Insurance Index over the same period.

 The Board of Directors recommends

 a vote FOR our executive compensation program.

We believe our compensation policies and procedures are centered on a pay-for-performance culture and are strongly aligned with the long-term interests of our shareholders. Beginning in 2008, we voluntarily provided our shareholders an annual advisory vote (commonly known as “Say-on-Pay”), which is now required by the Dodd-Frank Wall Street Reform and Consumer Protection Act. In accordance with Section 14A of the Securities Exchange Act of 1934, this vote gives you as a shareholder the opportunity to endorse or not endorse the compensation of our named executive officers through the following resolution:

“Resolved, on an advisory basis, the shareholders of Aflac Incorporated approve the compensation of the named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis and accompanying tables and narrative in the Notice of 2022 Annual Meeting of Shareholders and Proxy Statement.”

Because your vote is advisory, it will not be binding upon the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

Compensation
Discussion and
Analysis

This Compensation Discussion and Analysis (“CD&A”) provides a detailed description of our executive compensation philosophy and programs, the decisions made by the Compensation Committee related to those programs, and the factors considered when making those decisions.

IN THIS SECTION
35	Pay-For-Performance Compensation Philosophy
39	2021 Business Overview
42	Summary of Our Executive Compensation Program
43	Outcome of 2021 Say-on-Pay Vote
43	Compensation Design and Philosophy
48	Management Incentive Plan
52	Long-Term Incentives
56	Stock Ownership Guidelines; Hedging and Pledging Restrictions

38	AFLAC INCORPORATED	EXECUTIVE COMPENSATION

 This CD&A focuses on

 our named executive

 officers (“NEOs”) for

 2021, who were:

Daniel P. Amos

CHAIRMAN AND
CHIEF EXECUTIVE
OFFICER (CEO)

Max K. Brodén

EXECUTIVE
VICE PRESIDENT,
CHIEF FINANCIAL
OFFICER (CFO)

Frederick J.
Crawford

PRESIDENT AND
CHIEF OPERATING
OFFICER (COO)

Eric M. Kirsch

EXECUTIVE
VICE PRESIDENT,
GLOBAL CHIEF
INVESTMENT
OFFICER; PRESIDENT,
AFLAC GLOBAL
INVESTMENTS

Audrey Boone
Tillman

EXECUTIVE
VICE PRESIDENT,
GENERAL COUNSEL

Executive Summary

Pay-For-Performance Compensation Philosophy

Our compensation programs are designed to ensure that a substantial amount of executive pay is directly linked to the Company’s results. We believe this is the most effective method for creating alignment with shareholder interests and that it has played a significant role in making the Company an industry leader. Importantly, performance-based elements of our compensation programs apply to all levels of Company management—not just the executive officers. In fact, pay-for-performance components permeate compensation at every employee level. As a result, we are able to attract, retain, motivate, and reward talented individuals who have the necessary skills to manage our growing global business on a day-to-day basis and to position the Company for success in the future.

The Compensation Committee’s independent compensation consultant, Mercer LLC, works with the Compensation Committee to review executive compensation practices, including the competitiveness of pay levels, design issues, market trends, and other technical considerations.

Our executive compensation program is designed to drive shareholder value via three critical features:

1	A pay-for-performance philosophy and compensation program structure that directly motivates our executives to achieve our annual and long-term strategic and operational goals
2	Compensation elements that help us attract and retain high-caliber talent to lead the Company
3	“Best practice” compensation governance policies, such as stock ownership guidelines, clawback provisions, and no change-in-control excise tax gross-ups

EXECUTIVE COMPENSATION	2022 PROXY STATEMENT	39

2021 Business Overview

TSR	CASH DIVIDEND +17.9%	3-YEAR TSR +37.9%	3-YEAR TSR RELATIVE TO PEERS (“RTSR”) Percentile Rank 23%

	We increased our cash dividend, marking the 39th consecutive year of increasing the dividend.	Our three-year total shareholder return* was 37.9%, versus 52.4% for the S&P 500 Life and Health Insurance subindex. Our annual total shareholder return* was 34.6%, versus 36.7% for the S&P 500 Life and Health Insurance index.

Financial Highlights	RETURN ON EQUITY 12.9%	NET EARNINGS $4.3B	EARNINGS PER DILUTED SHARE (4.2)%

	AROE(1) 16.1% Aflac U.S.: Sales were up 16.9%. Earned Premium was down 2.5%, which was above target MIP goal.	ADJUSTED EARNINGS(1) $4.0B Aflac Japan: Sales were up 7.7%. Earned Premium was down 2.3%, which was above minimum MIP goal.	ADJUSTED EPS(1) +21.0%

Capital	SHARE REPURCHASE $2.3B We repurchased approximately 43.3 million of the Company’s shares as part of a balanced capital allocation program.	REGULATORY CAPITAL RATIOS* 1,012% Aflac Japan Solvency Margin Ratio (SMR) 635% Aflac Risk Based Capital (RBC)

*	As of December 31, 2021.
(1)	The adjusted return on equity, excluding the impact of foreign currency, (AROE) and adjusted earnings and adjusted earnings per share, excluding the impact of foreign currency, (adjusted EPS) metrics are principal financial measures used to evaluate management’s performance, and we believe they continue to be a key driver of shareholder value. See Appendix A to this Proxy Statement for definitions of these non-GAAP measures and reconciliation to the most comparable GAAP financial measures.

40	AFLAC INCORPORATED	EXECUTIVE COMPENSATION

2021 Operating Results

In 2021, the Company advanced the vision of offering high-quality supplemental products and service through diverse distribution outlets, building upon our market-leading position to drive long-term shareholder value.

Pandemic Impact

During 2020 and continuing into 2021 as the global pandemic for Coronavirus Disease 2019 (COVID-19) evolved, the Company has taken measures to address employee health and safety and increase employees’ ability to develop and maintain more flexible working conditions. In both the U.S. and Japan, the Company has over 50% of its employees working remotely with return to office undertaken as warranted by local conditions. Aflac U.S. also announced actions taken for its employees including a commitment to cover the costs of COVID-19 testing and extended paid leave in certain circumstances. In May 2021, Aflac Japan introduced a special paid leave system for employees who wish to receive a COVID-19 vaccination and in June 2021 began offering workplace vaccinations. By placing the health and safety of employees first and adopting more flexible working conditions, operations remained stable throughout 2021.

In addition, both Aflac Japan and Aflac U.S. have accelerated investments in digital initiatives to improve productivity, efficiency and customer service over the long term. In 2021, sales for Aflac Japan in yen terms increased 7.7%, compared to 2020, reflecting the launch of a new medical product in January 2021 and a new nursing care product in September 2021, and favorable comparisons due to pandemic conditions in 2020. Sales for Aflac U.S. increased 16.9% in 2021, compared to 2020, reflecting increased sales activity as a result of the ongoing economic reopening in the U.S. and favorable comparisons due to pandemic conditions in 2020.

Pandemic-related claims and associated reserve increases in both Japan and the U.S. did not materially impact financial results in 2021 and were more than offset by a reduction in claims related to non-COVID-19 medical needs. The pandemic’s impact on economic conditions contributed to sales declines in 2020 and headwinds to sales in 2021, pressuring premium growth rates, which have been partially offset by lower lapse rates in the U.S. The Company has not experienced material realized losses or impairments and credit losses associated with the pandemic.

Aflac Incorporated

Prior to 2020, the Company was among a few in its peer group to provide adjusted earnings per share guidance. In 2020, the Company discontinued the practice of providing earnings guidance given the pandemic, expected volatility, and upcoming adoption of the new U.S. GAAP accounting guidance – ASU 2018-12, “Financial Services - Insurance, Targeted Improvements to the Accounting for Long-Duration Contracts.” However, the Company continued guiding on key earnings drivers and capital management plans.

For 2021, the Company reported adjusted earnings per diluted share of $5.94, or $6.00 excluding the effect of foreign currency. Earnings per share benefited from stable pre-tax profit margins, benefited by lower routine medical claims and cost control measures, and favorable investment income.

For the year, the Company generated a strong return on equity of 12.9% and our AROE, excluding the impact of foreign currency, for the full year was 16.1%. The combination of strength in pre-tax profit margins supported by generally favorable benefit ratios and investment income with strength in capital and cash flow supported the proactive return of capital in the form of share repurchase and common dividend increases.

Management and the Board are committed to ensuring comprehensive risk management and to safeguarding the Company’s financial strength. In 2021, core capital strength measures remained very strong, including core metrics of holding company leverage within a conservative range of 20% to 25%. The Company’s strong capital and cash flow positions continue to support our financial strength ratings, which are among the highest in the industry, and our 39-year track record of increased Common Stock dividends.

RETURN ON EQUITY 12.9%
ADJUSTED RETURN ON EQUITY (“AROE”)* 16.1%
AFLAC JAPAN’S SMR RATIO 1,012%
AFLAC RBC RATIO 635%

EXECUTIVE COMPENSATION	2022 PROXY STATEMENT	41

Aflac U.S.

  2021 Highlights

•   In 2021, our broker-sold group business performed at a higher level than pre-pandemic (COVID-19) in 2019. Aflac is one of the few companies that focuses specifically on driving voluntary product through specialized brokers and in partnership with leading benefit administrators, and in 2021, group sales through brokers, which tends to focus on the mid-to-large marketplace, were one-third of Aflac’s total U.S. sales. In addition, this was a critical year as we continued to execute on our “buy-to-build” strategy with the national roll out of network dental and vision and our first full enrollment season for our Premier Life, Absence Management, and Disability Solutions (PLADS) business, which was acquired in November 2020.

•   PLADS generated $62 million in sales in 2021 and has carved out a strong reputation as having a unique client care model, advanced leave management capabilities, and a growing referral network.

•   Aflac Network Dental and Vision sales were $23 million in 2021, with an additional $15 million of Aflac supplemental products sold alongside.

•   Excluding these acquired platforms, 2021 group sales were more than 104% of 2019 group sales. We remain focused on being able to sell and service customers whether in person or virtually.

•   Aflac U.S. is in the third year of the build-out of its business in the consumer markets channel for the digital direct-to-consumer sale of insurance. Sales made through that platform have continued to grow. For 2021, consumer markets recorded sales of $39 million with accident, hospital indemnity, and critical illness products.

Continued attention to policyholder and account persistency contributed to increases in persistency, which finished the year at 79.6% (versus 79.3% in 2020). These persistency gains helped offset lower levels of sales associated with the effects of the pandemic (COVID-19).

Aflac Japan

  2021 Highlights

•   Aflac Japan responded to changing pandemic (COVID-19) conditions in an agile and flexible manner and maintained customer service at pre-pandemic (COVID-19) levels. Also, Aflac Japan shifted from remote to hybrid work to maximize organization operational results while ensuring safety via thorough implementation of infection prevention measures.

•   Aflac Japan delivered a pretax profit margin at the high end of the forecasted range.

•   Two new products were launched in 2021. In January 2021, a new medical product was launched which provides enhanced coverage for a variety of treatments. In September 2021, a new nursing care product was launched which supplements Japan’s public long-term care insurance.

During 2021, Aflac Japan saw signs of recovery despite the continued pandemic (COVID-19). Aflac Japan commenced implementation of its digital transformation strategy which covers not only digital technologies but infrastructure, organization, human capital management and training, and administration functions. The paperless initiative, which began in 2020, was also continued. Despite the competitive market for cancer and medical insurance products, the persistent low interest rate environment in Japan and higher expenses related to technology investments and marketing, Aflac Japan still delivered a strong pretax profit margin to the high end of the forecasted range.

Global Investments

  2021 Highlights

•  The portfolio posted very strong performance with net investment income benefiting from solid returns on our holdings in alternative investments due to robust equity markets and increasing valuations on our private equity investments. Fixed income assets also performed well, led by attractive yields on our floating rate portfolio of middle market and transitional real estate loans. Tactical asset allocation decisions and fee income across several of our fixed income asset classes due to borrowers redeeming debt early also contributed to our outperformance.

•   In 2021, Aflac Global Investments produced adjusted net investment income of ¥333.0 billion for Aflac Japan and $754 million for Aflac U.S. in 2021, which represented a 17.6% increase and 7.0% increase, respectively, from the prior year.

•   The disciplined approach that Aflac Global Investments used to build an alternatives portfolio resulted in $410 million of variable investment income in 2021, which was a strong start to generating favorable returns from this asset class.

Most importantly, Aflac Global Investments has navigated markets without realizing material losses or impairments and credit losses, which included maintaining a $122.4 billion book value portfolio, which includes fixed maturities with an average single-A rating.

Net investment gains were primarily comprised of currency revaluation gains on our Aflac Japan U.S. dollar loans and higher public equity valuations. Partially offsetting this was a net loss on our derivative hedging program.

Strategically, the Aflac Global Investments partnership with Varagon Capital Partners continued to perform well and contributed to corporate investment income. We formed two additional strategic alliances in 2021 with Sound Point Capital Management and Denham Capital.

42	AFLAC INCORPORATED	EXECUTIVE COMPENSATION

Summary of Our Executive Compensation Program

As a leader in our industry segment, we recognize that a sound executive management compensation program is one element of why we are an employer of choice. Our executive compensation program directly links compensation incentives with our business goals and shareholder interests.

We consider annual and long-term incentive compensation to be the most important compensation awarded because these pay elements represent the largest part of total rewards for executives and provide the strongest link to Company results and shareholder value creation. Moreover, incentive compensation enables us to attract, retain, motivate, and reward talented individuals who have the necessary skills to manage our growing global enterprise now and for the future. Due to our focus on incentive compensation, base salary is the smallest component of compensation for the NEOs.

Key Elements of Our 2021 Executive Compensation Program

CEO Pay Mix and Element	Terms	Performance Measure(s)		Objective(s)
BASE SALARY	The fixed amount of annual cash compensation for performing day-to-day responsibilities. Generally reviewed biennially for potential increase based on a number of factors, including market levels, performance, and internal equity.	Levels set based on market data, job scope, responsibilities, experience, and individual performance.		• Attract and retain talent
MANAGEMENT INCENTIVE PLAN (“MIP”)	Annual variable cash compensation based on the achievement of predetermined annual performance goals. Weighting of performance metrics varies based on NEO role

Performance metrics align with our business strategy, geographic segment goals, and key value drivers:

•   Corporate goal: adjusted earnings per diluted  share, excluding the impact of foreign currency

•   U.S. goals: increase in new annualized premium, decrease in earned premium

•   Japan goals: new annualized premium (excluding Japan Post sales), decrease in earned premium (third sector and first sector protection sales)

•   Global Investments goals: net investment income; credit losses/impairments

Performance goals are rigorous and set to align the Company’s business plan with the expectation of achieving target performance.

ESG Modifier in the MIP    NEW

•   Motivate executives and reward annual operational and strategic performance

•   Drive enterprise growth

•   Focus on key near-term drivers of long-term value for our business

•   Retain key talent

•   Exercise sound risk-management practices

LONG-TERM INCENTIVES (“LTI”)

Long-term variable equity awards granted annually in performance-based restricted stock (“PBRS”) (100% of LTI for the CEO and other NEOs) under the Company’s Long- Term Incentive Plan. PBRS vests based on three-year financial performance and relative total shareholder return.

100% performance-based LTI with 3-year performance period

		Adjusted Return on Shareholders’ Equity (AROE) Risk-Based Capital (RBC) Solvency Margin Ratio (SMR) Relative TSR Modifier	AROE, Risk-Based Capital (“RBC”), and Solvency Margin Ratio (“SMR”) are metrics that affect our long-term business strategy and operating environment. Payout is also contingent on a relative TSR modifier.

•   Motivate executives and reward long-term operational and strategic performance

•   Focus on key long-term value drivers for our business

•   Align executives’ interests with shareholders’ interests

•   Retain key talent

•   Exercise sound risk-management practices

EXECUTIVE COMPENSATION	2022 PROXY STATEMENT	43

Outcome of 2021 Say-on-Pay Vote

The Company has a history and a well-earned reputation with its shareholders as a transparent organization. That commitment to transparency on all levels was a driving force behind our decision in 2008 to allow shareholders a “say-on-pay” advisory vote, years before such votes became mandatory for most public companies. In 2021, 96% of our shareholders voted in favor of our NEO executive compensation program.

Consistent with our approach in prior years, the Company engaged in shareholder outreach efforts throughout 2021. The feedback from these conversations, together with a thorough analysis of best practices and guidance from our independent compensation consultant, was incorporated into the Compensation Committee’s regular review of our compensation programs.

Compensation program changes, if any, are made with a focus on ensuring that pay is aligned with Company performance and corporate strategy. We continually analyze our compensation program to ensure that we remain current in our approaches, a leader in executive compensation best practices, and cognizant of shareholder concerns. Moreover, we pride ourselves on incorporating ethics and transparency into everything we do, including compensation disclosure. Accordingly, we will continue our review and dialogue with investors to determine if additional changes are warranted.

After careful consideration, the Compensation Committee did not make any changes to our executive compensation program and policies for 2021, neither due to the impacts of COVID-19 nor as a result of the most recent say-on-pay vote in 2021. However, as noted in last year’s proxy statement, the Compensation Committee decided to incorporate an ESG modifier into the MIP compensation formula for 2021 as detailed further below. In addition, the Compensation Committee has made changes to the LTI performance metrics by expanding the target metrics to include segment expense ratios as indicated in the Program Changes for 2022 section below.

Compensation Design and Philosophy

Strong Compensation Governance Policies and Leader in Best Practices

The Company has long been a leader in corporate governance best practices. Our executive compensation program reflects the strong, long-standing governance policies outlined below.

What We Do	What We Don’t Do

 First public company in the U.S. to provide shareholders with a say-on-pay vote (voluntary action starting in 2008, three years before such votes were required)

 Prioritize active engagement with our shareholders regarding our compensation program

 History of responding to our shareholders’ feedback

 Adherence to a rigorous pay-for-performance philosophy in establishing program design and targeted pay levels for NEOs

 Compensation Committee’s independent compensation consultant oversees the program

 Independent compensation consultant is hired by and reports to the Compensation Committee

 Annual report by the independent compensation consultant to the full Board on CEO pay and performance alignment

 Long-standing stock ownership guidelines for executive officers and Non-employee Directors

 Long-standing clawback policy

 Double trigger requirements in all employment agreements with change-in-control provisions

 No golden parachute payments for CEO following a change in control

 Officers and Directors may not implement 10b5-1 plans unless approved by the Compensation Committee

 All employees are prohibited from hedging or engaging in short sales of Company stock

 Executive officers and Directors may not pledge Company stock

 No repricing underwater stock options

 No change-in-control excise tax gross-ups

44	AFLAC INCORPORATED	EXECUTIVE COMPENSATION

Process of Setting Executive Compensation

Independent Compensation Consultant

The Compensation Committee has retained a nationally recognized compensation consultant, Mercer LLC (“Mercer”), to assist and advise the Compensation Committee in designing and refining the Company’s executive compensation program. Mercer typically assists in the following areas:

●	providing comparative company performance to determine NEO compensation;
●	evaluating the competitiveness of the Company’s executive compensation and benefit programs;
●	reviewing plan design issues and recommending improvements;
●	apprising the Compensation Committee of trends and developments in the marketplace;
●	assessing the relationship between executive pay and performance;
●	assessing proposed performance goals and ranges for incentive plans;
●	conducting training sessions for the Compensation Committee; and
●	proposing the compensation for Non-employee Directors.

Fees paid to Mercer for these services totaled $257,827 in 2021. Management retained certain Mercer affiliates to provide additional services not pertaining to executive compensation during 2021, and approved payments for those services totaling $24,046. In addition, as the Company grows the sales of its insurance products through brokers in the U.S., this has resulted in commission payments totaled $33,052,036 during 2021 to the broker subsidiaries of Mercer. These subsidiaries are separate from the subsidiary that provides compensation consulting to the Company. As reported by Mercer to the Compensation Committee, the total payments from the Company represented less than 0.17% of Mercer’s parent company’s annual revenue. The Compensation Committee assessed Mercer’s independence pursuant to SEC rules and concluded that no conflict of interest exists with respect to the work Mercer performs for the Committee.

Importance of the Peer Group

The Compensation Committee sets target compensation for the NEOs at market competitive levels with the assistance of its independent compensation consultant. Factors considered include target pay levels in the market for comparable roles, the primary duties and responsibilities of the role at the Company, and the individual’s relevant experience and performance.

As discussed in this CD&A, the Compensation Committee considers our peer group when setting compensation amounts and targets. Each year, the Compensation Committee, with the assistance of its independent compensation consultant, reviews the composition of the peer group to ensure it remains appropriate. Key factors the Compensation Committee considers during this annual review include operating characteristics, revenue size, asset size, profitability, market value, and total number of employees. Based on the annual review, the Compensation Committee selects a peer group of companies that are engaged in businesses similar to that of the Company, are of a similar size as the Company, and compete against the Company for talent. In terms of the size factors considered, the Company is positioned near the middle of this group.

2021 PEER GROUP
● The Allstate Corporation	● The Hartford Financial Services Group, Inc.	● Principal Financial Group, Inc.
● Assurant, Inc.	● Humana Inc.	● The Progressive Corporation
● Brighthouse Financial	● Lincoln National Corporation	● Prudential Financial, Inc.
● The Chubb Corporation	● Manulife Financial Corporation	● The Travelers Companies, Inc.
● CNO Financial Group, Inc.	● MetLife, Inc.	● Unum Group

There were no changes to the 2021 peer group from the peer group used in 2020. The data below shows how the Company’s revenues, total assets, and market value compare to the peer group medians:

($ millions)	Revenue(1)	Total Assets(2)	Market Value(2)
Aflac Incorporated	$22,106	$157,542	$38,627
Peer Median	$34,816	$120,466	$33,727
Percentile Rank for Aflac Incorporated vs. Peers	42nd	53rd	65th
(1)	For the year ending December 31, 2021
(2)	As of December 31, 2021

For 2022, minor changes have been made to our peer group. See “Program Changes for 2022” which begins on page 55.

EXECUTIVE COMPENSATION	2022 PROXY STATEMENT	45

Performance-Based Compensation: How Performance Goals Are Set

The Board and the Compensation Committee believe it is important for the Company to manage its business to provide long-term value to our shareholders. Therefore, performance goals under the MIP and LTI programs involve metrics that drive shareholder returns, and payouts depend entirely upon the level of achievement of those goals. The following sections provide detail on how we select metrics under the MIP and LTI program, determine performance target amounts and other important considerations in setting these targets.

We have used the same methodology for setting MIP goals for many years. MIP segment metrics for Aflac U.S., Aflac Japan, and Global Investments are consistent with assumptions used in developing segment financial projections (described below) based on the Company’s best estimates for the coming year. The segment projections are consolidated into the corporate financial projection used to develop earnings per share guidance.

The goal-setting process generally proceeds in two stages:

1   RECOMMEND

●  The Company’s CEO, President and COO, and CFO, in consultation with Mercer, recommend to the Compensation Committee the specific Company performance objectives that are aligned with corporate strategy, and thus will drive shareholder value and ensure financial soundness.

●  Recommended ranges are based, in part, on past performance results and scenario tests of the Company’s financial outlook as projected by a complex financial model.

●  The model projects the impact on various financial measures using different levels of total new annualized premium, investment returns, budgeted expenses, morbidity, persistency, return on equity, and capital ratios.

2   ESTABLISH

●  The Compensation Committee refers to these modeled results to establish a target performance level, as well as a minimum and maximum level, for each performance measure.

●  The target goal is not equidistant between the minimum and maximum goals. Instead, for certain key metrics the MIP payout curve is “sloped” to require significant above-target performance to achieve a maximum payout.

●  Correspondingly, the payout for a minimum result is one-half of the target payout, while the payout for the maximum goal (or better) is twice the target payout.

●  No payouts are made for performance below the minimum goal.

●  Interpolation is used to calculate incentive payouts for results between minimum and target goals or target and maximum goals.

●  The 2021 MIP goals were approved by the Compensation Committee in March 2021.

For 2021, the Compensation Committee established the following metrics under the MIP:

●	Corporate Metric: Adjusted earnings per diluted share excluding foreign currency effect
●	U.S. Segment: New Annualized Premium and Earned Premium
●	Japan Segment: New Annualized Premium and Earned Premium
●	Global Investment Metrics: Net Investment Income (U.S. and Japan GAAP Segments only) and Credit Losses/Impairments

In addition, the Compensation Committee decided to incorporate an ESG modifier into the MIP compensation formula. The ESG modifier allows for a -5%, flat, or +5% adjustment to total MIP compensation for all MIP participants based on achieving specific critical path ESG objectives for 2021. Considerations in setting the target goal amount for each of these MIP metrics are described in more detail below.

Importance of Measuring Management’s Performance Excluding the Impact of Currency

Since 1991, the Company has communicated external earnings results that exclude foreign currency effects. Similarly, MIP objectives are set on a currency-neutral basis.

Aflac Japan’s performance is important to our results, as the Japan segment accounted for approximately 69% of total revenues for the year ending December 31, 2021. The Company’s reported U.S. generally accepted accounting principles (“GAAP”) revenue, earnings, assets, book value, and cash flow are affected by changes in the relative values of the yen and the dollar, which is outside management’s control. Recognizing that strengthening and weakening of the yen can affect the value of the Company’s shares, the Compensation Committee believes it is important to ensure that executives bear the same exposure to the yen/ dollar exchange rate as our shareholders and that equity awards under the LTI program and stock ownership requirements serve to align management with shareholders. When setting the MIP objectives, the Compensation Committee strongly believes that management should not be unduly rewarded because of short-term movement in the yen/dollar exchange rate when the yen is strong or penalized in periods of yen weakening when those currency shifts influence key incentive compensation metrics.

46	AFLAC INCORPORATED	EXECUTIVE COMPENSATION

MIP Target-Setting Considerations

In addition to currency neutrality, the Compensation Committee considers the prior year’s results, current business operating environment and the forecasts emerging from the Company’s strategic planning process when setting MIP objectives for each metric. For example, new product launches and distribution expansion can materially affect the Company’s sales results in Japan from one year to the next. In addition, low interest rates were expected to continue in 2021, especially in Japan. A low-rate environment would continue to pressure Aflac Japan’s net investment income, as private placement investments were called or matured, and lead the Company to continue actively managing down sales of first sector savings-type products, which have returns that are more interest-rate sensitive. The goals for these metrics are generally consistent with the Company’s public guidance as provided during the annual Financial Analyst Briefing on November 19, 2020, and the subsequent fourth quarter 2020 earnings release and conference call.

Metric	Performance Measures	Factors Considered in Setting Goal Levels
Corporate Metric	● Adjusted EPS	In 2020, the Company generated $4.8 billion in net earnings or $6.67 per diluted share, which was up 50.6% for the year. The Company also reported a 6.2% increase in adjusted earnings for the year, which were $3.5 billion, and adjusted earnings per diluted share on a currency-neutral basis of $4.92, which was up 10.8%. These results were solid, despite significant challenges posed by the pandemic, which pressured revenues and created a challenging sales environment and accelerated investments in virtual and digital sales methods and new products during 2020, including network dental and vision, PLADS and consumer markets. Entering 2021, the Company was cautiously optimistic about improving sales and revenues in the second half if pandemic conditions subsided and allowed more face-to-face interaction to resume and benefits from investments to be realized. Given the uncertainty associated with this outlook, economic conditions and claims activity in both the U.S. and Japan, the Company expected earnings per diluted share on a currency-neutral basis to be relatively flat. This outlook incorporated headwinds related to low interest rates, continued strength in benefit ratios, elevated expense ratios tied to the build-out of Aflac Network Dental and Vision, PLADS and consumer markets, proactive de-risking activity and investments to address the challenges we face to grow the top line in both Japan and the U.S. and return of capital to shareholders. Of note, the U.S. investments to build Aflac Network Dental and Vision as well as the consumer markets business represented a 1% headwind to adjusted EPS alone.
U.S. and Japan Segment Metrics	● New Annualized Premium ● Earned Premium

In 2020, Aflac U.S. sales decreased 30.8% to $1.1 billion, reflecting the ongoing impact of pandemic conditions. Persistency showed the effect of both greatly reduced sales and widespread premium grace periods (which prevented policy lapse in many cases), resulting in a year-end persistency rate of 79.3% at the end of 2020. Moving into 2021, the business focus was on post-pandemic recovery of sales and realization of investments in “buy-to-build” investments in network dental and vision, PLADS, and consumer markets. The Company expected sales growth in the U.S. to improve in the second half of 2021, if conditions continued to allow more face-to-face interactions. The Compensation Committee set a range of 15% to 35% increase in sales. The Company expected increased productivity and strong persistency would help reverse negative pressures coming out of the pandemic, leading to net earned premium growth in the -4% to -1.5% range.

Similarly, in Japan, the focus was on post-pandemic recovery and realization of investment in product development. The Company expected sales to continue to improve in the second half of 2021, if conditions continued to allow more face-to-face interactions and Japan Post resumed proactive sales of Aflac Cancer insurance in the second half of 2021. The Compensation Committee determined a lower range for sales was appropriate for 2021 considering the uncertainty around the recovery. Additionally, earned premium for third and first sector protection products were expected to decline largely due to the lower sales environment and limited pay third sector policies becoming paid-up. The Compensation Committee set a range of ¥54.4 billion to ¥69.7 billion for sales including Japan Post and set a range of -3.1% to -1.0% for third sector and first sector protection earned premium.

EXECUTIVE COMPENSATION	2022 PROXY STATEMENT	47

Metric	Performance Measures	Factors Considered in Setting Goal Levels
Global Investment Metrics	● Net Income Investment ● Credit Losses/ Impairments

For 2021, Aflac Japan net investment income including hedge costs was expected to be flat to the prior year, driven by the growth of the U.S. dollar floating rate and alternatives portfolios, the latter of which increased variable net investment income. Partially offsetting this benefit, we expected holdings with yields above current market rates to be redeemed, reducing stable net investment income.

The Company expected net investment income for Aflac U.S. to decline, reflecting lower yields and a reduction of assets as part of the RBC drawdown strategy, which modestly shifted net investment income from our Aflac U.S. segment to the Company.

In order to properly balance income and risk, targets for 2021 were expressed as a range around budget based on a bottom-up review of asset allocation and cash flows. As in 2020, we continued to slope the ranges to require above budget performance for maximum payout, while not encouraging excessive risk-taking.

ESG Modifier (new)

Recognizing the importance of tying our ESG goals to our business strategy, beginning in 2021 an ESG Modifier was introduced in the Management Incentive Plan for all officers across the Company’s global operations, which included five specific critical path objectives, as reviewed by the Corporate Social Responsibility and Sustainability Committee, aimed at:

●  Advancing the Company’s efforts related to responsible investing;

●  Developing a framework that both defines and sets milestones to achieve carbon neutral and net zero emissions by 2040 and 2050, respectively;

●  Achieving diversity and inclusion goals in Japan by filling at least 23% of Manager or General Manager positions with women leaders and by funding at least $600 million in new investments that address economic mobility and social inequity;

●  Launching an inaugural Sustainability Bond that reinforced the Company’s ESG strategy; and

●  Advancing our reporting and disclosure framework by publishing a formal climate risk report in compliance with Sustainability Accounting Standards Board (SASB) and Task Force on Climate-related Financial Disclosures (TCFD) standards.

Achievement of all five objectives results in a +5% adjustment to the incentive; two or less objectives a -5% adjustment; or no adjustment for achieving 3 or 4 of the objectives.

Equity Granting Policies

Each year, typically in February, the Compensation Committee meets shortly after the Company’s fiscal year results are released to the public. At that time, the Compensation Committee reviews recommendations developed by the CEO, President and COO, and CFO (with input from Mercer as the Compensation Committee’s independent consultant) for LTI awards of PBRS, stock options, and time-based restricted stock. Option grants are awarded on the date of the meeting, and have a per share exercise price set at the closing price on the date of grant. The Company has never engaged in “backdating” of options. For PBRS, the specific Company performance objectives are aligned with long-term corporate strategy, and thus are intended to drive shareholder value and ensure financial soundness.

For 2021, the Compensation Committee established the following metrics for the 2021 PBRS grant:

●	Adjusted Return on Shareholders’ Equity
●	Risk Based Capital
●	Solvency Margin Ratio

In addition, Total Shareholder Return Relative to Peer Group (RTSR) acts as a modifier. The Company may periodically make additional equity grants during the course of the year, but as a matter of policy does not make equity grants in advance of material news releases.

48	AFLAC INCORPORATED	EXECUTIVE COMPENSATION

2021 Executive Compensation

Elements of Our Executive Compensation Program

Base Salary

The base salaries of our executive officers are competitively positioned relative to comparable executives at our peers and in the broader insurance sector, generally targeting market median, but also reflect each individual’s scope of responsibilities and performance. The Compensation Committee uses comparative market data for salaries in reviewing and determining the CEO’s salary, and the CEO uses the market data to inform his recommendations to the Compensation Committee regarding the salaries of the other executive officers.

Mr. Amos has not received a salary increase in the last nine years. Mr. Brodén received a base salary increase effective January 1, 2021 of 10.7% to align his base salary competitively relative to similar roles in the market. Mr. Crawford and Mr. Kirsch received base salary increases effective May 1, 2021 and July 1, 2021, respectively. Mr. Crawford’s increase was 15.2% and Mr. Kirsch’s increase was 11.5%, both to align base salary competitively relative to similar roles in the market.

Named Executive Officer	2021 Base Salary ($)	2020 Base Salary ($)	% Change 2021 vs. 2020
Daniel P. Amos	1,441,100	1,441,100	0.0%
Max K. Brodén	620,000	560,000	10.7%
Frederick J. Crawford	950,000	825,000	15.2%
Eric M. Kirsch	725,000	650,000	11.5%
Audrey Boone Tillman	700,000	700,000	0.0%

Management Incentive Plan

All NEOs are eligible to participate in the MIP, an annual non-equity incentive plan, which was originally submitted to and approved by shareholders in 2012. The current MIP, which became effective January 1, 2018, was approved by shareholders in 2017.

Target MIP

The Compensation Committee, with assistance from its independent compensation consultant, established target MIP levels for 2021 for the NEOs. These targets, shown below, were determined to be competitive generally relative to market median targets for executives with comparable positions within our peer group. The target MIP payout for Mr. Brodén was increased from 100% to 125% to align his target MIP competitively relative to similar roles in the market.

The MIP payouts for the NEOs cannot exceed two times their target.

Named Executive Officer	Target MIP (as percent of base salary)
Daniel P. Amos	220%
Max K. Brodén	125%
Frederick J. Crawford	200%
Eric M. Kirsch	200%
Audrey Boone Tillman	120%

EXECUTIVE COMPENSATION	2022 PROXY STATEMENT	49

MIP Performance Metrics

The performance measures are weighted differently for each NEO and for all other officer levels in the Company. We vary the weightings to reflect how each position can and should influence the outcome of particular metrics.

Metric	Compensation Rationale	Daniel P. Amos	Max K. Brodén	Frederick J. Crawford	Eric M. Kirsch	Audrey Boone Tillman
Corporate Objective
Adjusted earnings per diluted share on a consolidated basis for the Company (excluding foreign currency effect) This is calculated as: Adjusted earnings, excluding the impact of foreign currency* ÷ Weighted-average diluted shares outstanding	Growth in adjusted earnings per diluted share, excluding the impact of foreign currency, is computed using the average yen/dollar exchange rate for the prior year, which eliminates fluctuations from currency rates that can magnify or suppress reported results in dollar terms.	45.45%	42.40%	42.50%	22.50%	37.50%
Subtotal		45.45%	42.40%	42.50%	22.50%	37.50%
U.S. Segment
New Annualized Premium (increase over 2020)	New annualized premium is policies sold and converted during the reporting period.	9.09%	8.00%	10.00%	2.50%	15.625%
Earned Premium (increase over 2020)		9.09%	8.00%	10.00%	2.50%	15.625%
Subtotal		18.18%	16.00%	20.00%	5.00%	31.25%
Japan Segment
New Annualized Premium	Focuses on maintaining our leadership position in cancer and medical (third sector) insurance while also offering first sector protection products. Both third sector and first sector protection products are less interest-rate sensitive than savings-type products and have strong and stable margins.	13.64%	16.80%	15.00%	3.75%	15.625%
Earned Premium (decrease in third sector and first sector protection sales over 2020)		13.64%	16.80%	15.00%	3.75%	15.625%
Subtotal		27.28%	33.60%	30.00%	7.50%	31.25%
Global Investments
Net Investment Income (U.S. and Japan GAAP Segments only)	Recognizes the need to responsibly invest the premium and other cash flows to maximize the risk-adjusted performance of our portfolio, subject to our liability profile and capital requirements.	9.09%	8.00%	7.50%	45.00%	—
Credit Losses/Impairments		—	—	—	20.00%	—
Subtotal		9.09%	8.00%	7.50%	65.00%	—
Total		100%	100%	100%	100%	100%

The ESG modifier allows for a –5%, flat, or +5% adjustment to total MIP compensation based on achieving specific critical path ESG objectives for 2021.

*	Adjusted earnings, excluding the impact of foreign currency, is not calculated in accordance with GAAP. See Appendix A to this Proxy Statement for a definition for this non-GAAP financial measure and a reconciliation to the most directly comparable GAAP measure.

50	AFLAC INCORPORATED	EXECUTIVE COMPENSATION

2021 MIP Targets and Actual Performance

Corporate Metric

Adjusted earnings per share on a currency-neutral basis for the full year came in at $6.00 per share, and the MIP definition of the metric reduced the achieved result to $5.61 on a currency-neutral basis. The reduction of $.39 based on the MIP definition was due to the cap on variable net investment income above 10% and the shift in the U.S. dollar hedging strategy.

U.S. Segment Metrics

Aflac U.S. sales increased 16.9% which resulted in a near minimum payout for 2021. Earned premium decreased 2.5% in 2021 which resulted in an above target payout. Lingering effects of the pandemic dramatically impacted sales and earned premium, but we have seen the effect gradually dissipate as mitigation efforts have taken hold and the societal effects of the pandemic began to normalize.

Japan Segment Metrics

The pandemic’s impact on sales resulted in a near minimum payout for 2021. For earned premium, lower sales were the major driver for the below-target payout. Earned premium was also slightly impacted by the lower persistency in 2021.

Global Investments Metrics

Net investment income performed very well as central bank and fiscal stimulus dramatically improved the economic backdrop, providing support across most market sectors, including continued lower interest rates globally and higher stock market valuations throughout the year. The main drivers of our performance were as follows:

●	Tactical asset allocation decisions to maintain balances in floating rate loans;
●	Call income and consent fees as issuers redeemed bonds due to lower refinancing rates; and
●	Excellent returns on our alternatives portfolio driven by increased valuations on our private equity investments.

Please refer to the 2021 Business Overview section beginning on page 39 for additional information.

ESG Modifier Metrics

ESG Objectives	Notable Achievements
Advancement of Aflac Global Investment’s responsible investing framework	Aflac Incorporated became a signatory of Principles for Responsible Investment (PRI) Established specific ESG team and enhanced the governance process Continue designing impact investing strategies
Development of a framework that both defines and sets milestones to achieve carbon neutral and net zero emissions by 2040 and 2050, respectively

 Developed a formal roadmap to achieve carbon neutrality and net zero targets by 2040 and 2050 as reviewed by the Corporate Social Responsibility and Sustainability Committee

 Conducted formal study to define Scope 3 emissions, including investments (Category 15)

Achievement of the 2021 “Women in Leadership” objective in Japan and identification of incremental future funding of investments that address economic mobility and social inequity ≥$600 million

 Japan 2021 women in management goal ≥ 23% is on target

 $725 million of incremental commitments in qualified investments related to social and diversity, equity, and inclusion (DEI) initiatives

●  $600 million in incremental DEI-qualified investments to finance affordable housing

●  $30 million in commitments to Social Impact Real Estate Equity funds targeting   affordable housing

●  $95 million in Private Equity DEI funds

Launch and closing on an inaugural Sustainability Bond that reinforces the Company’s ESG strategy	In March, Aflac Incorporated issued a sustainability bond ($400 million senior unsecured notes) Allocated $252 million (63%) of net proceeds within year one
Advancement of reporting and disclosure framework

 Produced internal report addressing risks: business franchise, physical location and disaster recovery, and investments as reviewed by the Audit and Risk Committee and the Corporate Social Responsibility and Sustainability Committee

 Published the 2020 TCFD Report

In addition to the review and approval of the achievement of these ESG objectives by the Compensation Committee, the achievement was also reviewed and approved by the Corporate Social Responsibility and Sustainability Committee.

Based on the achievement of all five ESG objectives in 2021, the MIP pool was adjusted positively by 5%.

EXECUTIVE COMPENSATION	2022 PROXY STATEMENT	51

Actual performance relative to 2021 MIP targets was determined after the end of the year and presented to the Compensation Committee for discussion and approval at its February 2022 meeting. After careful consideration, the Compensation Committee did not make any changes to our executive compensation program and policies due to the impacts of COVID-19. For performance, linear interpolation was used to determine payouts for performance between the corresponding goals (i.e., minimum to target, or target to maximum). The following table shows the corporate and business segment metrics, objectives, and results for the 2021 MIP awards.

	Minimum Goal	Target Goal	Maximum Goal	2021 Payout Percentages vs Target
Corporate Metric:
Adjusted Earnings per Diluted Share on a Consolidated Basis for the Company (Excluding Foreign Currency Effect)(1)(2)				200%
U.S. Segment Metrics:
Increase in New Annualized Premium				59.63%
Decrease in Earned Premium				118.06%
Japan Segment Metrics:
New Annualized Premium (in billions of yen)				52.31%
Decrease in Earned Premium (Third Sector and First Sector Protection Sales)				88.69%
Global Investments Metrics:
Net Investment Income (U.S. and Japan GAAP Segments Only)(2)				200%
Credit Losses/Impairments (in millions)(3)				200%
ESG Modifier:
ESG Modifier				+5%
(1)	The target corresponds to the same 2020 base of $4.89 per diluted share (net of foreign currency effect).
(2)	Excludes corporate and other portfolio income and includes only the U.S. and Japan Segments. Variable net investment income (externally managed private equity and real estate equity) is included within a range of -10% to +10% of target variable net investment income. Adjusted for any corporate shift in U.S. dollar hedging strategy. Includes asset management equity income for investments within Aflac Incorporated. These exclusions and limits had no impact on the payout percentage.
(3)	This measure excludes realized losses on securities sold for pre-approved tax purposes, Japan principal reserve matching and segregated portfolio asset liability management, corporate shift in RBC drawdown plan, switch trades in excess of $100 million in assets, and compliance with internal risk limits. Excludes accounting policy driven mark-to-market losses on equities, alternatives, and perpetual securities.

52	AFLAC INCORPORATED	EXECUTIVE COMPENSATION

2021 MIP PAYOUTS

The table below reflects target and earned percentages of salary for each NEO for the MIP based on 2021 performance results.

The Compensation Committee has the discretion in certain limited circumstances to adjust the MIP results related to particular performance measures if the Committee determines that a class of MIP participants would be unduly penalized or rewarded because a payout is incompatible with the performance measure. There were no adjustments to the NEOs’ MIP payouts for 2021, and these awards were paid in February 2022.

	As a % of base salary
NEO	Target	Earned
Daniel P. Amos	220%	334%
Max K. Brodén	125%	182%
Frederick J. Crawford	200%	292%
Eric M. Kirsch	200%	388%
Audrey Boone Tillman	120%	157%

For additional information about the MIP, please refer to the 2021 Grants of Plan-Based Awards table below, which shows the threshold, target, and maximum award amounts payable under the MIP for 2021, and the 2021 Summary Compensation Table, which shows the actual amount of non-equity incentive plan compensation paid to the NEOs for 2021.

Long-Term Incentives

OVERVIEW OF LTI PROGRAM

The Compensation Committee administers the Long-Term Incentive Plan. In February 2021, the Compensation Committee authorized grants of LTI variable equity awards to executive officers, including NEOs, in the form of PBRS. All eligible non-executive officers received time-based restricted stock units (“RSUs”).

In determining the number of shares of PBRS to be granted to NEOs, the Compensation Committee is advised by its independent compensation consultant. The Compensation Committee’s decision is informed by market data regarding comparable executive positions within the Company’s peer group and the broader insurance sector, and each NEO’s tenure and performance. Based on these considerations, the Committee determines award levels that it believes are competitive within the Company’s peer group and the broader insurance sector, generally targeting the market median, and will be effective at aligning the NEO’s compensation with performance and the interests of our shareholders. Future payouts (if any) on the February 2021 PBRS awards will be based on the Company’s performance from 2021 through 2023 and will vary between 0% and 200% of the target number of shares of PBRS granted, which is consistent with typical market practices.

LTI awards will vest three years from the issuance date, generally subject to combined service and satisfaction of performance conditions and final Compensation Committee authorization.

TARGET LTI AWARDS

The pay program for the CEO follows a market-based approach. The Company granted the CEO his target annual LTI award in February 2021 at a market-competitive level, based primarily on peer market data. Specifically, the CEO’s target LTI was set at an amount that approximates the 50th percentile LTI of his fellow CEOs at the Company’s peers for 2021. This resulted in the CEO’s target LTI being 607% of his base salary.

2021 annual LTI award targets as a percent of base salary for the other NEOs were as shown below:

NEO	Target LTI (as percent of base salary)
Max K. Brodén	200%
Frederick J. Crawford	250%
Eric M. Kirsch	200%
Audrey Boone Tillman	250%

LTI PERFORMANCE METRICS

The PBRS will vest based on the Company’s achievement on three measures—AROE, RBC, and SMR—for the cumulative three-year performance period beginning January 1, 2021 and ending December 31, 2023. As described below, each metric has been assigned a weight that determines its effect on the LTI payout. Once a payout is calculated based on the weighted average achievement on these three metrics, that amount will be modified (up to +/-20%) based on our total shareholder return relative to the members of our peer group. We refer to this fourth metric as relative total shareholder return, or RTSR.

EXECUTIVE COMPENSATION	2022 PROXY STATEMENT	53

As noted in the descriptions below, in designing the LTI program, the Compensation Committee recognizes the importance of maximizing profitability and return on equity to shareholders, but also believes it is appropriate to pursue those objectives within the context of a solid risk framework.

Metric	Compensation Committee Rationale	Weighting
Adjusted Return on Shareholders’ Equity (AROE) We define AROE (or currency neutral AROE) as: Adjusted Earnings, excluding the impact of foreign currency ÷ Adjusted Book Value*	● Enables shareholders to evaluate our financial achievements relative to other organizations in terms of how effectively we use capital to generate earnings ● We believe this metric has a significant influence on the value our shareholders place on the Company	70%
Risk-Based Capital (RBC)	● Current regulatory solvency measure in the U.S. ● Capital adequacy is a significant concern for the financial markets and shareholder confidence ● Critical metric determining cash flow capacity in support of Common Stock dividend and share repurchase	15%
Solvency Margin Ratio (SMR)	● Principal capital adequacy measure in Japan ● Capital adequacy is a significant concern for the financial markets and shareholder confidence ● Critical metric determining cash flow capacity in support of Common Stock dividend and share repurchase	15%
Total Shareholder Return Relative to Peer Group (RTSR)	● Align LTI payouts with relative performance to peer group	Modifier (up to ± 20%)
*	AROE, adjusted earnings, excluding the impact of foreign currency, and adjusted book value are not calculated in accordance with GAAP. See Appendix A to this Proxy Statement for definitions for these non-GAAP financial measures and reconciliations to the most directly comparable GAAP measures.

2021 LTI PERFORMANCE TARGETS

The following illustrates the terms of the 2021 PBRS grant.

	Maximum Performance Level	Target Performance Level	Threshold Performance Level	2021- 2023
3-yr. avg. currency-neutral AROE(1) goal	16.0%	13.5%	12.0%
3-yr. avg. SMR(2) goal	700%	600%	500%
3-yr. avg. RBC(3) goal	500%	400%	350%
Payout (% of Target)	200%	100%	50%
		X
3-yr. RTSR percentile rank vs. peers	75th percentile or greater	Between 25th and 75th percentile	25th percentile or lower
RTSR Modifier to Earned Amounts	1.20x	1.00x	0.80x

		Payout		2024

(1)	Excludes the 2023 adoption of new GAAP accounting for long-duration contracts.
(2)	Excludes impact of unrealized gains on available for sale securities.
(3)	RBC measured on an Aflac-only basis.

54	AFLAC INCORPORATED	EXECUTIVE COMPENSATION

●	For financial performance (AROE, SMR, and RBC), linear interpolation will be used to determine payouts for performance between the corresponding goals (i.e., threshold to target, or target to maximum).
●	For RTSR, adjustments of 1.20x or 0.80x will be made only if the Company’s RTSR is in the upper or lower quartile, respectively, versus our peers. There will not be any adjustments to the payout if RTSR falls between the 25th and 75th percentiles of the peers.
●	Maximum potential payouts will be capped at 200% of target.

The goals for these metrics are generally consistent with the Company’s public guidance previously provided during the annual Financial Analysts Briefing.

2019-2021 Performance Period

In February 2022, the NEOs received payouts with respect to the performance shares that were granted in February 2019 for the three year-performance period ended December 31, 2021. These awards were paid at 133.1% times the target number of shares initially awarded based on the three-year average results for each of the currency neutral AROE, SMR, and RBC metrics. The Company’s TSR performance relative to peers was in the 23rd percentile rank, therefore, the earned amounts were adjusted by 0.80x.

	A		B	A*B=C	D	C*D
Performance Objective 2019 to 2021	Weightings	Actual Attainment (3 year average)	Earned Percent of Target	Percent of Target* Weighting = Earned Amounts	RTSR Modifier	Payout Percentage (Earned Percent* Modifier)
Aflac Incorporated AROE	70%	15.3%	152.0%	106.4%
RBC(1)	15%	568%	200%	30.0%
SMR	15%	874%	200%	30.0%
Total				166.4%	0.80	133.1%
(1)	RBC measured on an Aflac-only basis and results exclude the impact of the 2020 Zurich (PLADS) business acquisition.

The final shares awarded, excluding dividends, to the NEOs in February 2022 for the 2019 to 2021 performance period were:

NEO	Target Number of Shares Awarded	Actual number of Shares Awarded

Daniel P. Amos

Max K. Brodén

Frederick J. Crawford

Eric M. Kirsch

Audrey Boone Tillman

Special Awards

From time to time, we may make special awards in the form of RSUs to recognize major milestones, to secure leadership stability, or to achieve other strategic objectives. On April 29, 2021, the Compensation Committee awarded an RSU grant to Mr. Brodén to recognize his leadership and critical position with the Company. The grant will vest on the third anniversary of the grant date generally subject to continued service through the vesting period. For more information regarding the special awards, see the 2021 Grants of Plan-Based Awards table on page 60.

EXECUTIVE COMPENSATION	2022 PROXY STATEMENT	55

Program Changes for 2022

The Company continually analyzes our compensation program to ensure that we remain current in our approaches, a leader in executive compensation best practices, and cognizant of shareholder feedback. The feedback from these conversations, together with a thorough analysis of best practices and guidance from our independent compensation consultant, was incorporated into the Compensation Committee’s regular review of our compensation practices.

For all MIP participants, the adjusted earnings per diluted share and pretax earnings metrics will be capped at 150% payout unless minimum expense savings are achieved in the U.S. Segment and Japan Segment. As a result of our shareholders engagement discussions regarding tying our ESG goals with business strategy, the ESG modifier will be continued in 2022 to further incentivize progress on key goals.

For officers leading Aflac U.S. and Aflac Japan operations, LTI performance metrics for 2022 will include 3-year expense ratios specific to the leader’s segment added to drive segment expenses efficiencies and revenue growth with 50% weightings. In addition, the RBC metric in the Corporate/Global Investments and U.S. Segment will be measured on a consolidated basis.

Our peer group will change in 2022. CNO Financial Group, Inc. will be removed from the 2022 peer group given its small size in revenues, market value and total assets relative to the Company and other peers. Additionally, Equitable Holdings will be added to the 2022 peer group since it fits the size criteria and operating characteristics of the Company’s other current peers.

Other Compensation

The retirement, deferral, and savings plans described in the tables below were established in order to provide competitive post-termination benefits for officers and employees, including the NEOs, in recognition of their service and contributions to the Company.

Defined Benefit Pension Plans

As described further in “Pension Benefits” below, the Company maintains tax-qualified, noncontributory defined benefit pension plans covering substantially all U.S. employees, including the NEOs, who satisfy the eligibility requirements. The Company also maintains nonqualified supplemental retirement plans covering some of the NEOs. No change has been made to the pension plans and the benefit level remained the same as 2020.

Executive Deferred Compensation Plan

The NEOs, together with other U.S.-based eligible executives, are entitled to participate in the Executive Deferred Compensation Plan (“EDCP”). All NEOs currently participate in this plan. The EDCP is discussed in more detail below under “Nonqualified Deferred Compensation.”

401(k) Savings and Profit Sharing Plan

The Company maintains a tax-qualified 401(k) Savings and Profit Sharing Plan (the “401(k) Plan”) in which all U.S.-based employees, including the U.S.-based NEOs, are eligible to participate on the same terms. The Company provides matching contributions equal to 100% of each employee’s contributions up to 4% of the employee’s eligible annual cash compensation. Employee contributions made to the 401(k) Plan are 100% vested.

The Company historically has provided a nonelective contribution to the 401(k) Plan of 2% of eligible annual cash compensation for employees who elected to opt out of the future benefits of the U.S. defined benefit plan and for U.S. employees who started working for the Company after September 30, 2013, the date on which the U.S. defined benefit plan was frozen with respect to new participants. Messrs. Brodén and Crawford are the only NEOs who are eligible to receive a nonelective contribution. Effective January 1, 2021, the Company increased this nonelective contribution to 4% of annual compensation.

Employees vest in Company contributions at the rate of 20% for each complete year of service. After five years of service, employees are fully vested in all Company contributions.

Other Benefits

The Company provides NEOs with other benefits that we believe are reasonable, competitive, and consistent with our overall executive compensation program. For details, see the “All Other Compensation” column in the 2021 Summary Compensation Table on page 58. The Company maintains medical and dental insurance, group life insurance, accidental death insurance, cancer insurance, and disability insurance programs for all employees, as well as paid time off, leave of absence, and other similar policies. The U.S.-based NEOs and other officers are eligible to participate in these programs along with, and on the same basis as, the Company’s other salaried employees. In addition, the NEOs are eligible to receive reimbursement for medical examination expenses.

For security and time-management reasons, certain officers of the Company occasionally travel on corporate aircraft for business and personal purposes. Personal travel on corporate aircraft and security services are provided where considered by the Board to be in the best interest of the Company and its business objectives.

56	AFLAC INCORPORATED	EXECUTIVE COMPENSATION

Additional Executive Compensation Plan Practice and Procedures

Stock Ownership Guidelines; Hedging and Pledging Restrictions

The Company believes its executive officers and Directors should have a significant equity interest in the Company and has enforced stock ownership guidelines for executive officers and Non-employee Directors for almost two decades. The stock ownership guidelines, as most recently amended on February 14, 2019, are as follows:

Position	Ownership guideline
Chairman of the Board/CEO	8x base salary
President of Aflac Incorporated	5x base salary
Chairman/Vice Chairman/President of Aflac U.S.	4x base salary
Chairman/Vice Chairman/President of Aflac Japan	4x base salary
All other Section 16 Officers	3x base salary
Non-employee Directors	4x cash annual retainer

Officers have four years from their hire or promotion date to satisfy their respective stock ownership requirements. Non-employee Directors have five years from the date first elected to the Board to satisfy these requirements. Upon any increase in these stock ownership guidelines or an increase in base salary or annual retainer, impacted individuals will have an additional two years from the effective date of the change to comply with the increased requirements.

Ownership includes all shares beneficially owned by the officer or Non-employee Director, as well as time-based, unvested restricted shares. PBRS and stock options (vested or unvested) do not count toward these stock ownership guidelines.

Each current NEO and Non-employee Director has stock ownership that exceeds the ownership guidelines or is working toward meeting the requisite guideline within the allowed time frame. Progress toward meeting the guidelines is reviewed regularly and reported to the Board.

The Company’s insider trading policy prohibits our Non-employee Directors, officers and other covered individuals from purchasing financial instruments (including derivatives and exchange funds), or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our Common Stock (collectively, “hedges”), or entering into a 10b5-1 plan unless that plan is approved by the Compensation Committee. In addition, executive officers and Non-employee Directors are prohibited from pledging the Company’s stock. All other covered individuals under the Company’s insider trading policy must obtain preapproval from the policy’s compliance officer before pledging Company stock as collateral for a margin account or other loan. The Company’s anti-hedging policy prohibits all other employees from engaging in hedges after February 13, 2020.

Beginning in 2022, Executive Vice Presidents and Senior Vice Presidents, and their equivalents, who are not executive officers but receive performance-based RSU grants are subject to a new stock ownership guideline of an amount equal to base salary. Such officers have four years to comply with this new requirement.

Employment Agreements

The Company has employment agreements with the NEOs and certain other executives in key roles. The agreements generally address role and responsibility; rights to compensation and benefits during active employment; termination in the event of death, disability, or retirement; termination for cause or without cause; and resignation by the employee. Some agreements also contain termination and related pay provisions in the event of a change in control. These change-in-control provisions do not apply unless there is both a change in control and either a termination by the Company without cause or a resignation by the executive for good reason. This is commonly referred to as a “double trigger” requirement. No agreement provides for excise tax gross-ups. Further, each agreement stipulates that the subject executive may not compete with the Company for a prescribed period following termination of employment, or disclose confidential information. Mr. Amos has voluntarily waived all “golden parachute” and other severance components in his employment agreement. The payments that may be made under each NEO’s employment agreement upon termination of employment under specified circumstances are described in more detail below under “Potential Payments Upon Termination or Change in Control.”

EXECUTIVE COMPENSATION	2022 PROXY STATEMENT	57

Change-in-Control Policy and Severance Agreements

The Company has no formal change-in-control or severance policy. However, as noted above, some individual employment agreements incorporate provisions related to these matters.

Compensation Recovery (“Clawback”) Policy

The Company has a “clawback” policy that allows the Compensation Committee to review any adjustment or restatement of performance measures and determine whether that adjustment or restatement warrants modifying or recovering non-equity incentive awards. If it is deemed that such a modification or recovery is appropriate, the Compensation Committee is charged with determining the amount of recovery and the officer group to be affected.

Certain Tax Implications of Executive Compensation

In evaluating the Company’s executive compensation structure, the Compensation Committee considers the tax and accounting treatment, balancing the effects on the individual and the Company. The Compensation Committee believes that the potential deductibility of the compensation payable under those programs should be only one of a number of relevant factors taken into consideration, and not the sole or primary factor, in establishing the cash and equity compensation programs for the executive officers. Section 162(m) of the Internal Revenue Code generally limits to $1.0 million the amount of remuneration that the Company may deduct in any calendar year for certain executive officers. While the Compensation Committee considers the effect of the Section 162(m) deduction limit when designing the Company’s compensation programs, the Compensation Committee’s primary focus in its compensation decisions will remain on most productively furthering the Company’s business objectives and not on whether the compensation is deductible. Accordingly, the Compensation Committee will continue to maintain flexibility and the ability to pay competitive compensation by not requiring all compensation to be deductible.

The Compensation Committee did not make significant changes to the Company’s executive compensation program for 2021 in response to the tax code changes.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the preceding CD&A with management and, based on that review and discussion, has recommended to the Board to include the CD&A in this Proxy Statement.

Compensation Committee

Joseph L. Moskowitz, Chair
Georgette D. Kiser
Katherine T. Rohrer

58	AFLAC INCORPORATED	EXECUTIVE COMPENSATION

Executive Compensation Tables

2021 Summary Compensation Table

The following table provides information concerning total compensation earned or paid for 2021 and, to the extent required by the SEC disclosure rules, 2020 and 2019 to our CEO, CFO, and the three other most highly compensated executive officers who were serving as executive officers at the end of 2021. These five officers are referred to as our NEOs in this Proxy Statement.

Name and Principal Position	Year	Salary(1) ($)	Bonus ($)	Stock Awards(2) ($)	Option Awards(2) ($)	Non-equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3) ($)	All Other Compensation(4) ($)	Total ($)	Total without Change in Pension Value* ($)
Daniel P. Amos Chairman and CEO	2021	1,441,100	—	9,122,025	—	4,809,396	—	355,712	15,728,233	15,728,233
	2020	1,441,100	—	8,471,063	—	3,734,173	8,514,587	452,804	22,613,727	14,099,140
	2019	1,441,100	—	8,272,062	—	4,002,594	—	393,096	14,108,852	14,108,852
Max K. Brodén** Executive Vice President, CFO	2021	620,000	—	2,292,401	—	1,128,701	—	304,452	4,345,554	4,345,554
	2020	560,000	—	978,137	—	620,672	—	195,451	2,354,260	2,354,260

Frederick J. Crawford President and COO	2021	908,333	—	2,149,596	—	2,649,889	—	558,729	6,266,547	6,266,547
	2020	825,000	—	2,058,586	—	1,807,738	—	439,337	5,130,661	5,130,661
	2019	725,000	—	3,066,265	—	1,104,981	—	322,446	5,218,692	5,218,692
Eric M. Kirsch Executive Vice President, Global Chief Investment Officer; President, Aflac Global Investments	2021	687,500	—	1,354,921	—	2,667,037	41,444	26,100	4,777,002	4,735,558
	2020	650,000	—	1,297,533	—	2,219,400	64,131	30,615	4,261,679	4,197,548
	2019	650,000	—	1,338,520	—	2,291,995	80,568	29,729	4,390,812	4,310,244

Audrey Boone Tillman Executive Vice President, General Counsel	2021	700,000	—	1,823,926	—	1,100,700	—	17,493	3,642,119	3,642,119
	2020	700,000	—	1,746,677	—	713,650	1,910,129	11,560	5,082,016	3,171,887
	2019	680,000	—	1,400,319	—	850,830	2,636,646	38,695	5,606,490	2,969,844
*	Total without Change in Pension Value represents total compensation, as determined under applicable SEC rules, minus the change in pension value reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column. This additional column has been included to show the effect that the year-over-year change in pension value had on total compensation as determined under applicable SEC rules. The amounts reported in the Total without Change in Pension Value column differ from the amounts reported in the Total column required under SEC rules and are not a substitute for total compensation. The change in pension value, as discussed in footnote 3 below, is subject to many external variables that are not related to the Company’s performance.
**	Mr. Brodén was promoted to CFO on January 1, 2020, and first became an NEO on that date.
(1)	In each of the three years above, includes $441,100 deferred for Mr. Amos. This amount is included in the 2021 Nonqualified Deferred Compensation table below. See “Elements of Our Executive Compensation Program — Base Salary” in the Compensation Discussion and Analysis section of this Proxy Statement for information about adjustments to base salaries in 2021.
(2)	In accordance with the SEC’s reporting requirements, we report all equity awards at their full grant date fair value under ASC 718 at target-level performance for PBRS, which is the probable achievement level of the performance conditions. The Company’s valuation assumptions are described in Note 12, “Share-Based Compensation,” in the Notes to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2021. See “Elements of Our Executive Compensation Program — Long-Term Incentives” in the Compensation Discussion and Analysis section of this Proxy Statement for additional information about these long-term incentives and their terms. Assuming achievement of performance goals at the maximum level, the aggregate grant date fair value of the PBRS would be: Daniel P. Amos, $18,244,050; Max K. Brodén, $2,584,734; Frederick J. Crawford, $4,299,192; Eric M. Kirsch, $2,709,842; Audrey Boone Tillman, $3,647,852. See page 61 for a more detailed discussion of our outstanding equity grants compared to fair market value as of December 31, 2021.
(3)	No amount in this column is attributable to above-market earnings on deferred compensation. The aggregate change in the actuarial present value of the accumulated benefit obligation of the defined benefit plan and Retirement Plan for Senior Officers for Mr. Amos was a decrease of $280,890. The aggregate change in the actuarial present value of the accumulated benefit obligation of the defined benefit plan and SERP for Mrs. Tillman was $661,991. Messrs. Brodén and Crawford are not eligible to participate in the Company’s defined benefit plans because the plans were frozen to new participants before they joined the Company. See the “Pension Benefits” section and the accompanying table beginning on page 62 for a more detailed discussion of the retirement plans.
(4)	Additional information regarding all other compensation is provided in detail in the “All Other Compensation” and “Perquisites” tables below.

EXECUTIVE COMPENSATION	2022 PROXY STATEMENT	59

2021 All Other Compensation

The following table identifies the amount of each item included for 2021 in the All Other Compensation column in the 2021 Summary Compensation Table.

Name	Perquisites and Other Personal Benefits(1) ($)	Company Contributions to 401(k) Plan ($)	Company Contribution to Nonqualified Deferred Compensation(2) ($)	Total ($)
Daniel P. Amos	344,112	11,600	—	355,712
Max K. Brodén	18,947	23,200	262,305	304,452
Frederick J. Crawford	1,796	23,200	533,733	558,729
Eric M. Kirsch	14,500	11,600	—	26,100
Audrey Boone Tillman	5,893	11,600	—	17,493
(1)	Perquisites are more fully described in the Perquisites table.
(2)	Includes $262,305 and $533,733 of a Company deferred compensation contribution for Messrs. Brodén and Crawford, respectively. This amount is included in the 2021 Nonqualified Deferred Compensation table.

2021 Perquisites

The following table identifies the incremental cost to the Company of each perquisite included for 2021 in the All Other Compensation table.

Name	Personal Use of Company Aircraft(1) ($)	Security Services(2) ($)	Other(3) ($)	Total Perquisites and Other Personal Benefits(4) ($)
Daniel P. Amos	173,830	170,172	110	344,112
Max K. Brodén	—	—	18,947	18,947
Frederick J. Crawford	—	440	1,356	1,796
Eric M. Kirsch	—	—	14,500	14,500
Audrey Boone Tillman	5,024	—	869	5,893
(1)	Incremental cost for the personal use of corporate aircraft is the calculated standard hourly cost rate based upon actual operating expenses for corporate aircraft, including fuel costs, airport fees, catering, in-flight phone, crew travel expenses, and maintenance cost. This rate is recalculated annually. The personal use of corporate aircraft has been authorized by the Board for security reasons and to maximize the effectiveness of the executives’ time.
(2)	Incremental costs for security services include the salaries and benefits of security officers and the actual costs of any security equipment, monitoring, and maintenance fees.
(3)	Amounts included in the Other column include charges incurred by Mr. Brodén and Mr. Kirsch totaling $18,282 and $14,500, respectively, for personal tax return preparation and/or financial planning.
(4)	The Company did not gross up for tax purposes any of the perquisites described in this table.

60	AFLAC INCORPORATED	EXECUTIVE COMPENSATION

2021 Grants of Plan-Based Awards

The following table provides information with respect to the 2021 grants of plan-based awards to the NEOs.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Daniel P. Amos	2/11/2021	—	—	—	93,330	186,659	373,318	—	9,122,025
	N/A	1,585,210	3,170,420	6,340,840	—	—	—	—	—
Max K. Brodén	2/11/2021	—	—	—	13,223	26,445	52,890	—	1,292,367
	4/29/2021	—	—	—	—	—	—	18,444	1,000,034
	N/A	387,500	775,000	1,550,000	—	—	—	—	—
Frederick J. Crawford	2/11/2021	—	—	—	21,993	43,986	87,972	—	2,149,596
	N/A	908,333	1,816,666	3,633,332	—	—	—	—	—
Eric M. Kirsch	2/11/2021	—	—	—	13,863	27,725	55,450	—	1,354,921
	N/A	687,500	1,375,000	2,750,000	—	—	—	—	—
Audrey Boone Tillman	2/11/2021	—	—	—	18,661	37,322	74,644	—	1,823,926
	N/A	420,000	840,000	1,680,000	—	—	—	—	—
(1)	The amounts shown in Estimated Possible Payouts Under Non-Equity Incentive Plan Awards reflect the payout levels for the NEOs under the Company’s MIP, based on the potential achievement of certain performance goals approved by the Compensation Committee on March 1, 2021. For additional information, please see “Elements of Our Executive Compensation Program—Management Incentive Plan” beginning on page 48. For each Company performance goal, a minimum, target, and maximum performance level is specified. The amount paid for each performance goal depends on the results attained.
(2)	The amounts shown under Estimated Future Payouts Under Equity Incentive Plan Awards for February 11, 2021 reflect the number of shares of PBRS. Those shares incorporate restrictions that will lapse upon the attainment of performance goals set by the Compensation Committee. Awards vest on the third anniversary of the grant date, based on the attainment of the cumulative three-year average target performance goals for Company AROE and the RBC and SMR ratios. For the cumulative three-year average performance period from 2021 to 2023, shares of PBRS will vest at 50% of target if the Company attains the minimum goals and at 200% if the Company reaches or exceeds the maximum goals. Earned amounts may then be modified based on the Company’s TSR performance versus peers. All NEOs possess the same rights as all other holders of Common Stock in respect of the shares underlying the PBRS, including all incidents of ownership (except the right to transfer the shares while they remain subject to forfeiture) and the right to vote such shares. The dividends accrued on the PBRS will be reinvested in Common Stock at the same dividend rate received by other holders of Common Stock. Those additional restricted shares will be held in book entry form in the custody of the Company subject to the same terms and conditions attributable to the original grant until such time as all restrictions have lapsed on the shares of Common Stock with respect to which the dividend was accrued.
(3)	On April 29, 2021, the Compensation Committee awarded shares of time-based RSUs to Mr. Brodén. The time-based RSUs will vest for Mr. Brodén on the third anniversary of the grant date (generally subject to continued employment).

EXECUTIVE COMPENSATION	2022 PROXY STATEMENT	61

2021 Outstanding Equity Awards at Fiscal Year-End

The following table provides certain information with respect to the equity awards outstanding at the 2021 fiscal year-end for the NEOs.

	Option Awards					Stock Awards
										Equity Incentive Plan Awards:
	Option	Number of Securities Underlying Unexercised Options		Option Exercise	Option	Stock	Number of Shares or Units of Stock That Have Not		Market Value of Shares or Units of Stock That Have Not	Number of Unearned Shares, Units or Other Rights That Have	Market or Payout Value of Unearned Shares, Units or Other Rights
Name	Grant Date	Exercisable (#)	Unexercisable (#)	Price ($)	Expiration Date	Award Grant Date	Vested(1) (#)		Vested(2) ($)	Not Vested (#)	That Have Not Vested(2) ($)
Daniel P. Amos						2/14/19	236,730	(3)	13,822,665
						2/13/20				340,881(4)	19,904,042
						2/11/21				382,510(5)	22,334,759
Max K. Brodén	6/26/17	4,668		38.755	6/26/27
						2/14/19	18,564	(3)	1,083,952
						2/14/19	1,107		64,644
						2/13/20				39,361(4)	2,298,289
						2/11/21				54,192(5)	3,164,271
						4/29/21	18,771		1,096,057
Frederick J. Crawford	7/01/15	42,696		31.215	7/01/25
	2/09/16	45,068		28.965	2/09/26
						2/14/19	53,409	(3)	3,118,552
						11/12/19	23,542		1,374,634
						2/13/20				82,839(4)	4,836,969
						2/11/21				90,138(5)	5,263,158
Eric M. Kirsch						2/14/19	38,306	(3)	2,236,687
						2/13/20				52,214(4)	3,048,775
						2/11/21				56,815(5)	3,317,428
Audrey Boone Tillman	2/12/13	13,900		24.750	2/12/23
	2/11/14	13,194		31.205	2/11/24
	8/12/14	3,086		29.665	8/12/24
	2/10/15	24,744		30.725	2/10/25
	2/09/16	19,314		28.965	2/09/26
						2/14/19	40,075	(3)	2,339,979
						2/13/20				70,287(4)	4,104,058
						2/11/21				76,482(5)	4,465,784
(1)	The time-based RSU awards include accrued but unpaid dividend equivalents payable in additional RSUs calculated at the normal dividend rate and settled in shares of our Common Stock only upon distribution of the vested award.
(2)	Based on the per share closing price of our Common Stock of $58.39 on December 31, 2021.
(3)	Represents PBRS granted in connection with the 2019-2021 performance cycle and vested on February 14, 2022, plus accrued dividends. These awards vested at 133.1% of target, plus accrued dividends, based on the actual performance certified by the Compensation Committee on February 10, 2022.
(4)	Represents PBRS granted in connection with the 2020-2022 performance cycle. Since our performance as of the end of 2021 exceeded the target performance measures, these awards are shown at maximum (200% of target), plus accrued dividends. However, the amount, if any, of these awards that will be paid out will depend upon the actual performance over the full performance period and the Compensation Committee’s certification of the performance after completion of the performance cycle, which should occur in the first quarter of 2023.
(5)	Represents PBRS granted in connection with the 2021-2023 performance cycle. Since our performance as of the end 2021 exceeded the target performance measures, these awards are shown at maximum (200% of target), plus accrued dividends. However, the amount, if any, of these awards that will be paid out will depend upon the actual performance over the full performance period and the Compensation Committee’s certification of the performance after completion of the performance cycle, which should occur in the first quarter of 2024.

62	AFLAC INCORPORATED	EXECUTIVE COMPENSATION

Stock Award Grant Date	Stock Award Vesting Schedule
02/14/19, 02/13/20 and 02/11/21	Cliff vesting on the third anniversary of the grant date based on the attainment of the cumulative three-year average target performance goals for AROE, SMR, and RBC for three consecutive calendar years beginning with the year of grant. For the three-year period, stock will vest at 50% if the threshold of the three ratios is achieved, and 200% if the maximum is attained. Earned amounts can then be modified based on the Company’s TSR performance versus peers (maximum payout up to 200%).
11/12/19 and 04/29/21	Cliff vesting on the third anniversary of the grant date.
02/14/19	For the RSU grant, cliff vesting on the third anniversary of the grant date; an additional vesting condition requiring regulatory approval for the Japan Post Holdings alliance was achieved.

2021 Option Exercises and Stock Vested

The following table provides information with respect to options exercised and stock awards vested during 2021 for each of the NEOs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Daniel P. Amos			330,312	15,498,239
Max K. Brodén			20,434	958,763
Frederick J. Crawford			139,902	7,281,395
Eric M. Kirsch	38,230	1,072,851	71,456	3,628,285
Audrey Boone Tillman	13,900	469,190	52,933	2,483,616

Pension Benefits

The Company maintains a tax-qualified, noncontributory defined benefit pension plan that covers the NEOs other than Messrs. Brodén and Crawford, and nonqualified supplemental retirement plans covering the NEOs other than Messrs. Brodén, Crawford and Kirsch. All of these plans were frozen before Messrs. Brodén and Crawford joined the Company.

The Company does not credit extra years of service under any of its retirement plans, unless required by employment agreements upon certain termination events. Mr. Amos is eligible to receive immediate retirement benefits, which fall under the provisions of the U.S. tax-qualified plan and the Retirement Plan for Senior Officers. For Mr. Kirsch, retirement benefits fall under the U.S. tax-qualified plan. Mrs. Tillman is eligible to receive immediate retirement benefits, which fall under the provisions of the U.S. tax-qualified plan and the U.S. Supplemental Executive Retirement Plan.

Qualified Defined Benefit Pension Plan

The Aflac Incorporated Defined Benefit Pension Plan (“Plan”) is a funded tax-qualified retirement program that covers all eligible U.S.-based employees. Benefits under the Plan are calculated in accordance with the following formula:

1% of average final monthly compensation	×	years of credited service up to 25 years	+	0.5% of average final monthly compensation	×	years of credited service in excess of 25 years

For purposes of the Plan, final average monthly compensation is the participant’s highest average compensation (salary and non-equity incentive plan compensation) during any five consecutive years of service within the ten consecutive plan years of service immediately preceding retirement. Participants are eligible to receive full retirement benefits upon attaining a retirement age of 65 or, if earlier, when their years of credited service plus age equals or exceeds 80. Participants with at least fifteen years of credited service are eligible to receive reduced retirement benefits upon reaching an early retirement age of 55. The Plan was frozen to new employees hired, or former employees rehired, on or after October 1, 2013.

Benefits payable under the Plan are not subject to adjustment for Social Security benefits or other offsets. The benefits are paid monthly over the life of the participant, with joint and survivor options available at actuarially reduced rates. The maximum annual retirement benefit was limited, in accordance with Section 415 of the Internal Revenue Code, to $230,000 for 2021. The maximum annual compensation that may be taken into account when calculating retirement benefits was limited, in accordance with Section 401(a)(17) of the Internal Revenue Code, to $290,000 for 2021. The limitation amounts for future years will be indexed for cost-of-living adjustments.

EXECUTIVE COMPENSATION	2022 PROXY STATEMENT	63

Executive Retirement Plan

The Company’s U.S. Supplemental Executive Retirement Plan (“SERP”) is an unfunded and unsecured obligation of the Company and is not a tax-qualified plan. The SERP provides retirement benefits to certain officers of the Company in addition to those provided by the qualified Plan. Participation in the SERP is limited to certain key employees as periodically designated by the Compensation Committee. Currently, Mrs. Tillman is the only NEO who participates in the SERP. To be eligible for benefits under the SERP, participants generally must be employed with the Company or a subsidiary at age 55. The SERP was frozen to new participants effective January 1, 2015.

The SERP includes a four-tiered benefit formula that provides for a benefit based on final three-year average compensation (base salary and non-equity incentive plan compensation) earned for a calendar year as described below. The annual benefit varies based on the participant’s age at retirement: 40% is paid to someone who retires between the ages of 55 and 59, 50% is paid to someone who retires between the ages of 60 and 64, and 60% is paid to someone who retires at or after the age of 65. Mrs. Tillman has met the SERP retirement benefit level of 40%. A reduced 30% benefit is available to participants with at least fifteen years of service who terminate employment prior to age 55.

Benefits generally are payable in the form of an annuity for the life of the participant. The participant may elect to receive reduced lifetime benefits, in which case any surviving spouse will receive a benefit equal to 50% of the amount paid to the participant. Benefits are calculated based upon the average annual compensation for the three consecutive calendar years out of the final ten consecutive calendar years of employment that yield the highest average. Benefits under the SERP are subject to offset for amounts paid under the qualified Plan.

Retirement Plan for Senior Officers

The CEO is the only active employee who participates in the Retirement Plan for Senior Officers (“RPSO”). Participants in the RPSO receive full compensation (base salary and MIP) for the first twelve months after retirement. Thereafter, a participant may elect to receive annual lifetime retirement benefits equal to 60% of final compensation (base salary plus non-equity incentive), or 54% of final compensation with 50% of final compensation to be paid to a surviving spouse for a specified period after death of the participant. Final compensation is deemed to be the higher of either (i) the compensation paid during the last twelve months of active employment with the Company, or (ii) the highest compensation received in any calendar year of the last ten years preceding the date of retirement.

Generally, no benefits are payable until the participant accumulates ten years of credited service at age 60, or twenty years of credited service. Reduced benefits may be paid to a participant who retires (other than for disability) before age 65 with less than twenty years of credited service. Mr. Amos has 48 years of credited service, meaning he is fully vested for retirement benefits under the RPSO. The RPSO was frozen to new participants on January 1, 2009.

All benefits under the RPSO are subject to annual cost-of-living increases as approved by the Compensation Committee. Retired participants and their spouses also are entitled to receive full medical expense benefits for their lifetimes. The benefits payable under the RPSO are not subject to Social Security or qualified Plan offsets.

2021 Pension Benefits

The following table provides certain information regarding the Company’s pension benefits at December 31, 2021 and for the year then ended.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit* ($)	Change from Prior Year ($)	Payments During Last Fiscal Year ($)
Daniel P. Amos	Retirement Plan for Senior Officers	48	59,253,489	(429,344)	—
	Aflac Incorporated Defined Benefit Pension Plan	48	2,022,364	148,454	—
Eric M. Kirsch	Aflac Incorporated Defined Benefit Pension Plan	10	389,472	41,444	—
Audrey Boone Tillman	Supplemental Executive Retirement Plan	26	11,105,826	(639,573)	—
	Aflac Incorporated Defined Benefit Pension Plan	26	1,342,879	(22,418)	—
*	Assumptions used to calculate pension benefits are based on GAAP assumptions, as more fully described in Note 14, “Benefit Plans,” in the Notes to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2021, except that, for all NEOs other than Mr. Amos, the assumed retirement age is the earliest retirement age for unreduced benefits and, for Mr. Amos, who has exceeded such age, is his actual expected retirement age as determined for GAAP purposes.

64	AFLAC INCORPORATED	EXECUTIVE COMPENSATION

Nonqualified Deferred Compensation

The following table provides information on the NEOs’ participation in the Aflac Incorporated Executive Deferred Compensation Plan (“EDCP”).

2021 Nonqualified Deferred Compensation

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings (Loss) in Last Fiscal Year(3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End(4) ($)
Daniel P. Amos(1)	—	441,100	1,773,644	—	14,780,541
Max K. Brodén(2)	86,800	262,305	62,863	—	991,093
Frederick J. Crawford(2)	—	533,733	239,666	—	2,788,184
Eric M. Kirsch	169,010	—	10,897	—	179,907
Audrey Boone Tillman	42,000	—	435,308	—	2,147,702
(1)	The Company contribution of $441,100, which is a portion of Mr. Amos’ salary, is compensation deferred at the direction of the Compensation Committee and is included in the Salary column of the Summary Compensation Table for the current year. The funds are 100% vested.
(2)	The $262,305 and $533,733 deferred compensation for Messrs. Brodén and Crawford, respectively, represents unvested Company-funded executive employer contributions in the amount of 15% of their annual compensation (base salary plus MIP). The funds for 2021 were credited to the EDCP in March 2022. This is an annual contribution approved by the Compensation Committee since Messrs. Brodén and Crawford are not eligible to participate in the Pension Plan or any other executive retirement plan. Annual contributions will be 100% vested on the earlier of (i) the later of 15 years of employment or 5 years participation, (ii) age 65, (iii) change in control, (iv) death, or (v) disability. The amount shown in the table is included in the Summary Compensation Table for the current year in the All Other Compensation column. Additionally, previous years’ deferrals included in the Aggregate Balance column were reported as compensation in prior periods.
(3)	The Company does not pay or credit above-market earnings on amounts deferred by or on behalf of executives.
(4)	The amounts reported represent balances from the EDCP and include various amounts previously reported in the Summary Compensation Table as Salary, Non-equity Incentive Plan Compensation or All Other Compensation.

The EDCP allows certain U.S.-based officers, including the NEOs (the “Participants”), to defer up to 75% of their base salaries and their annual non-equity incentive awards. The Company may make discretionary matching or other discretionary contributions in such amounts, if any, that the Compensation Committee may determine each year.

Portions of the EDCP are subject to Section 409A of the Internal Revenue Code with respect to deferred amounts that became earned and vested on or after January 1, 2005. Deferred amounts earned and vested prior to 2005 (“grandfathered” amounts) under the EDCP are not subject to Section 409A’s requirements and continue to be governed generally under the terms of the EDCP and the tax laws in effect before January 1, 2005. All NEOs have met the applicable vesting requirements with the exception of Messrs. Brodén and Crawford.

The amounts in the Aggregate Balance at Last Fiscal Year-End column include investment earnings (and losses) determined under phantom investments. Account balances may be invested in phantom investments selected by Participants from an array of investment options that substantially mirror the funds available under the Company’s 401(k) Plan, except for Common Stock. Participants can change their investment selections (unless prohibited by the fund) in the same manner that applies to participants in the 401(k) Plan.

Each year, when Participants elect whether to defer compensation under the EDCP for the following year, they also elect the timing and form of future distributions arising from those deferrals, with a separate election permitted for each type of deferral (i.e., salary and non-equity incentive award). Specifically, a Participant may elect distributions beginning in a specific year (even if employment has not then ended) or beginning six months after the termination of employment. Participants may choose to have any distribution made in a lump sum or in up to ten annual installments. Employee deferrals are 100% vested. Distributions attributable to discretionary contributions are made in the form and at the time specified by the Company.

A Participant may delay the timing and form of distributions attributable to deferrals as long as the change is made at least twelve months before the initial distribution date. With respect to non-grandfathered amounts, new elections also must satisfy the additional requirements of Section 409A. In general, Section 409A provides that distributions may not be accelerated (other than for hardships) and any delayed distribution may not begin earlier than five years after the original distribution date.

Deferral amounts for which no distribution elections have been made are distributed in a lump sum six months after a Participant separates from service.

EXECUTIVE COMPENSATION	2022 PROXY STATEMENT	65

Potential Payments Upon Termination or Change in Control

The Company has employment agreements with each of the NEOs. Except as described below, the agreements are similar in nature and contain provisions relating to termination, disability, death, and a change in control of the Company.

Mr. Amos has voluntarily waived all “golden parachute” and other severance components in his employment agreement. The elimination and absence, respectively, of these potential payments are reflected in the 2021 Potential Payments Upon Termination or Change in Control table.

For each remaining NEO, the Company remains obligated to continue compensation and benefits for the scheduled term of the agreement if the NEO’s employment is terminated by the Company without “good cause” or by the NEO with “good reason.” The remaining term for each of these NEOs as of December 31, 2021 is as follows: Mr. Brodén, 28 months, Mr. Crawford, 30 months; Mr. Kirsch, 24 months; and Mrs. Tillman, 29 1/3 months. In addition, upon a termination by the Company without “good cause” or by any of the NEOs (including Mr. Amos) for “good reason,” all outstanding equity awards become fully vested, except that equity awards of the NEOs subject to Company performance will remain subject to that performance. Mr. Brodén entered into an employment agreement effective May 1, 2021, that provides for termination and change of control compensation and benefits similar to the compensation and benefits provided to other NEOs. Mrs. Tillman will not be entitled to continued compensation once she earns the maximum benefit under the SERP, but she has not yet earned the maximum SERP benefit. Messrs. Brodén, Crawford, and Kirsch do not participate in the SERP.

If an NEO’s employment is terminated by the Company for “good cause,” or by the NEO without “good reason,” the Company generally is obligated to pay compensation and benefits only to the extent accrued by the date of termination. Under the employment agreements of the NEOs, “good cause” generally means the Company has determined that any of the following have occurred or exist: (i) the willful failure by the NEO to substantially perform assigned management duties (other than due to sickness, injury, or disability); (ii) intentional conduct by the NEO causing substantial injury to the Company; or (iii) the NEO’s conviction of or plea of guilty to a felony. “Good reason” generally is defined to include (i) a material breach of the employment agreement by the Company in regard to compensation or benefits, or termination of the employment agreement; (ii) a material diminution or change in the NEO’s title, duties, or authority; (iii) a material relocation of the Company’s principal offices (or in Mr. Kirsch’s case, the Company’s principal New York office or his own office); or (iv) the failure of the Company’s successor to assume the employment agreement. Upon voluntary termination without “good reason” or termination by the Company for “good cause,” an NEO is prohibited for a two-year period from directly or indirectly competing with the Company.

The NEOs’ employment agreements provide that compensation and benefits continue for certain specified periods in the event the NEO becomes totally disabled. Upon the death of an NEO, the NEO’s estate is to be paid an amount, over a three-year period, equal to the NEO’s base salary and any non-equity incentive awards actually paid during the last three years of the NEO’s life. In addition, all outstanding equity awards will be honored and vest upon the date of death or disability.

Upon a “change in control” of the Company, employment agreements for the NEOs (other than Mr. Amos) are extended for an additional three-year period beginning with the month in which the change in control occurs. If, following a “change in control,” the employment of an NEO (other than Mr. Amos) is terminated by the Company without “good cause” or by the NEO for “good reason,” the Company must pay to the NEO, among other payments but in lieu of any further salary payments, a lump-sum severance payment equal to three times the sum of the NEO’s base salary and non-equity incentive award under the MIP (as paid during periods specified in the agreement). Amounts payable upon a “change in control” will be reduced to the extent they are not deductible by the Company for income tax purposes. If, following a “change in control,” the employment of an NEO is terminated by the Company without “good cause” or by the NEO for “good reason,” all of that NEO’s outstanding equity awards (except in the case of Mr. Amos) will become fully vested, and all performance criteria will be considered satisfied at the maximum performance level.

A “change in control” generally is deemed to occur when (i) a person or group acquires ownership of 50% or more of the Common Stock; (ii) a person or group acquires ownership of 30% or more of the Common Stock over a consecutive twelve-month period; (iii) during any period of twelve consecutive months, a majority of individuals who constitute the Board are replaced without endorsement by a majority of the Board members at the beginning of the period; or (iv) a person or group acquires ownership of 40% or more of the total gross fair market value of the Company’s assets.

Mrs. Tillman is a fully vested participant in the SERP. Under the SERP, in the event the Company terminates a participant’s employment within two years after a “change in control” other than for “Cause,” or a participant terminates employment during such period for “good reason,” the participant will become 100% vested in her retirement benefits and entitled to receive a lump-sum amount equal to the actuarial equivalent of the annual retirement benefit to which she would have been entitled had she remained in the employ of the Company until (i) age 55 (in the case of a participant who is not yet 55); (ii) age 60 (in the case of a participant who is at least 55, but

66	AFLAC INCORPORATED	EXECUTIVE COMPENSATION

not yet 60); or (iii) age 65 (in the case of a participant who is at least 60, but not yet 65), as the case may be. A “change in control” will be deemed to occur under the same circumstances described above, but only with respect to the Company. “Cause” for this purpose generally means (i) the participant’s continued failure to substantially perform her duties with the Company (other than due to illness or after a participant gives notice of termination of employment for “good reason”) after a written demand for substantial performance is delivered to the participant by the Board, (ii) the participant’s engaging in conduct materially injurious to the Company, or (iii) the participant’s conviction of, or plea of guilty or no contest to, a felony or crime involving moral turpitude. “Good reason” is generally defined for this purpose to include various adverse changes in employment status, duties, or compensation and benefits following a “change in control.”

The following table reflects the amount of compensation payable to each of the NEOs in the event of termination of such executive’s employment under various termination scenarios. The amounts shown assume in all cases that the termination was effective on December 31, 2021, and, therefore, include amounts earned through such time and estimates of the amounts that would be paid to the NEOs upon their termination. Because a number of factors affect the nature and amount of any benefits actually paid, amounts paid or distributed may be different from those shown below. Mr. Amos and Mrs. Tillman are the only NEOs who are eligible to receive immediate retirement benefits. See “Pension Benefits” and “Nonqualified Deferred Compensation” above for more information.

As noted in the following table, the benefits provided, and requirements imposed vary with the circumstances under which the termination occurs.

EXECUTIVE COMPENSATION	2022 PROXY STATEMENT	67

2021 Potential Payments Upon Termination or Change in Control

		Before Change in Control
Name	Benefit	Company Termination without “Good Cause” or by Employee for “Good Reason”(1) ($)	Company Termination for “Good Cause”(2) ($)	Voluntary Termination without “Good Reason” and No Competition(3) ($)	Voluntary Termination with Competition(4) ($)	Death(5) ($)	Disability(6) ($)	Change in Control Termination without “Good Cause” or for “Good Reason”(7) ($)
Daniel P. Amos	Salary	—	—	—	—	4,323,300	2,161,650	—
	Non-equity Incentive Award(8)	—	—	—	—	12,375,112	4,809,396	—
	Severance	—	—	—	—	—	—	—
	Retirement(9)	59,253,489	59,253,489	59,253,489	—	32,811,018	59,346,447	59,253,489
	Health & Welfare Benefits(10)	2,245,096	2,245,096	2,245,096	—	191,765	2,266,674	2,245,096
	Equity Awards(11)	63,009,116	—	40,674,357	40,674,357	63,009,116	63,009,116	63,009,116
	Totals	124,507,701	61,498,585	102,172,942	40,674,357	112,710,311	131,593,283	124,507,701
Max K. Brodén	Salary	1,446,667	—	—	—	1,680,000	930,000	—
	Non-equity Incentive Award(8)	2,633,635	—	—	—	1,437,510	1,128,701	—
	Severance	—	—	—	—	—	—	3,722,016
	Retirement(9)	54,133	—	—	—	991,093	1,419,350	991,093
	Health & Welfare Benefits(10)	18,370	—	—	—	—	11,809	23,619
	Equity Awards(11)	8,251,908	—	—	—	8,251,908	8,251,908	8,251,908
	Totals	12,404,713	—	—	—	12,360,511	11,741,768	12,988,636
Frederick J. Crawford	Salary	2,270,833	—	—	—	2,458,333	1,362,500	—
	Non-equity Incentive Award(8)	6,624,722	—	—	—	4,304,387	2,649,889	—
	Severance	—	—	—	—	—	—	8,148,213
	Retirement(9)	58,000	—	—	—	2,788,184	3,623,584	2,788,184
	Health & Welfare Benefits(10)	37,811	—	—	—	—	22,687	45,374
	Equity Awards(11)	16,160,600	—	—	—	16,160,600	16,160,600	16,160,600
	Totals	25,151,966	—	—	—	25,711,504	23,819,260	27,142,371
Eric M. Kirsch	Salary	1,375,000	—	—	—	1,987,500	1,031,250	—
	Non-equity Incentive Award(8)	5,334,074	—	—	—	6,661,482	2,667,037	—
	Severance	—	—	—	—	—	—	8,720,700
	Retirement(9)	41,330	—	—	—	—	79,395	—
	Health & Welfare Benefits(10)	30,249	—	—	—	—	22,687	45,374
	Equity Awards(11)	9,727,190	—	—	—	9,727,190	9,727,190	9,727,190
	Totals	16,507,843	—	—	—	18,376,172	13,527,559	18,493,264
Audrey Boone Tillman	Salary	1,711,111	—	—	—	2,080,000	1,050,000	—
	Non-equity Incentive Award(8)	2,690,601	—	—	—	2,686,239	1,100,700	—
	Severance	—	—	—	—	—	—	4,240,950
	Retirement(9)	11,129,026	—	11,105,826	—	4,862,506	11,184,591	11,852,268
	Health & Welfare Benefits(10)	44,451	—	—	—	—	27,277	54,554
	Equity Awards(11)	12,085,913	—	7,620,129	7,620,129	12,085,913	12,085,913	12,085,913
	Totals	27,661,102	—	18,725,955	7,620,129	21,714,658	25,448,481	28,233,685
(1)	Messrs. Brodén, Crawford, and Kirsch and Mrs. Tillman are entitled to salary continuation and non-equity incentive award payments for the remaining term of their respective employment agreements. Mr. Amos voluntarily waived his right to such payments. Health and welfare benefits would continue for the remainder of the contract term, except for Mr. Amos, who is entitled to health and welfare benefits under the RPSO.
(2)	Termination for good cause eliminates the salary continuation and non-equity incentive award obligation for the remainder of the contract period and causes a forfeiture of the executive’s participation in any supplemental retirement plan (except for Mr. Amos). In addition, all equity awards, whether vested or unvested, are forfeited.
(3)	Voluntary termination by the executive without good reason eliminates the salary continuation and non-equity incentive award obligations for the remainder of the contract term. In addition, nonvested equity awards will be forfeited, except in the case of Mr. Amos and Mrs. Tillman, who are retirement-eligible under the terms of the Company’s equity agreements and will vest in all equity awards granted at least one year before the date his or her employment terminates (subject to satisfaction of performance goals).
(4)	Any executive who competes with the Company after termination will forfeit the right to any further salary and non-equity incentive award payments and any benefits under the RPSO. In addition, nonvested equity awards will be forfeited, except in the case of Mr. Amos and Mrs. Tillman, who are retirement-eligible under the terms of

68	AFLAC INCORPORATED	EXECUTIVE COMPENSATION

the Company’s equity agreements and will vest in all equity awards granted at least one year before the date his or her employment terminates (subject to satisfaction of performance goals).
(5)	When an executive dies, the executive’s estate is entitled to receive terminal pay (paid in equal installments over 36 months) equal to the amount of the executive’s base pay and non-equity incentive award paid in the previous 36 months, or, if the executive was employed less than 36 months, the amount the executive would have been paid if he or she had survived for the full 36-month period. Additionally, retirement benefits in this column include the present value of the accumulated benefit obligation for a surviving spouse annuity under the RPSO for Mr. Amos. Messrs. Brodén and Crawford participate in the Company-funded EDCP, which will vest at death. The NEOs and other officers also are eligible for life insurance benefits along with, and on the same basis as, the Company’s other salaried employees.
(6)	Disability benefits are payable for 18 months or, if shorter, until the end of the term of the applicable agreement, while the executive remains employed during his/ her disability. For all NEOs, any disability benefits paid in the form of salary continuation or non-equity incentive awards (as shown in the table) would be offset by the maximum annual amount allowed ($144,000) under the Company-sponsored disability income plan. Messrs. Brodén and Crawford participate in the Company-funded EDCP, which would vest at disability.
(7)	Upon termination after a change in control, Messrs. Brodén, Crawford, and Kirsch and Mrs. Tillman would each be entitled to a lump-sum severance payment of three times the sum of (i) annual base salary in effect immediately prior to the change in control, and (ii) the non-equity incentive award paid in the year preceding the termination date or the year preceding the change in control, whichever amount is higher. Mr. Amos has waived his entitlement to receive a severance payment.
(8)	The non-equity incentive award amounts on this line do not include the 2021 non-equity incentive awards that were paid to the NEOs in February 2022 and which were nonforfeitable as of December 31, 2021, under all circumstances other than termination for competition.
(9)	Amounts in this row generally include (i) the present value of the applicable benefits payable under the RPSO and the SERP, and (ii) certain additional amounts determined under the executive’s employment agreement in lieu of continued participation in the Company’s broad-based retirement plans. However, amounts included in this column reflecting benefits payable under the SERP may differ from the amounts shown in the Pension Benefits table due to reduced SERP benefits payable upon termination for “good cause” or death.
(10)	Amounts in this row generally represent the estimated lump-sum present value of all premiums that would be paid by the Company for applicable health and welfare benefits. The value shown for Mr. Amos includes his post-employment medical benefits under the RPSO for his life and the life of his spouse, the value of certain other welfare benefits, and non-medical fringe benefits (including office space) for his life. These amounts would not be payable if Mr. Amos engages in any activity that competes with the Company. The value of health coverage for each of Messrs. Brodén, Crawford, and Kirsch and Mrs. Tillman is the monthly cost of Company-paid premiums for active employee coverage under the health plan, multiplied by the number of months of Company-paid continued coverage for which the executive is eligible as determined under his employment agreement.
(11)	Amounts in this row represent the estimated value of accelerated vesting of stock options and restricted stock awards. The value for stock options was determined as follows: the excess of the per share closing price on the NYSE on the last business day of the year over the per share option exercise price, multiplied by the number of unvested option shares. The value for restricted stock awards was determined by multiplying the number of unvested stock awards by the same per share closing price used for options. The values of these awards that are performance-based assume maximum performance goals were achieved.

CEO Pay Ratio

The Company believes that executive pay should be internally consistent and equitable to motivate the Company’s employees and create shareholder value. To demonstrate the Company’s commitment to that principle, and as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and SEC rules adopted thereunder, we are disclosing the ratio of the annual total compensation of the Chairman and CEO, Mr. Daniel P. Amos, to the annual total compensation of the individual we have identified as the median employee for this purpose.

As determined in accordance with applicable SEC rules, for 2021, the last completed fiscal year:

●	The annual total compensation of the CEO, as reported in the 2021 Summary Compensation Table included on page 58, was $15,728,233; and
●	The annual total compensation of the median employee determined on this same basis was $65,458.

Based on this information, the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all employees is 240 to 1.

SEC rules permit us to identify our median employee once every three years so long as there has not been a change in our employee population or employee compensation arrangements during the 2021 fiscal year that we reasonably believe would significantly impact our pay ratio disclosure. There has not been a significant change in our employee population or employee compensation arrangements from 2019. Therefore, the CEO pay ratio for the 2021 fiscal year is calculated using the same median employee identified with respect to the 2019 fiscal year. The steps described below were performed in 2019 to identify the annual total compensation of the median employee. The Company first determined the compensation for all the Company’s employees other than the CEO as of December 31, 2019, taking into account the annual sum of cash wages, overtime, and bonus from payroll records, in each case determined without regard to cost-of-living adjustments. As of such date, the Company’s employee population consisted of approximately 12,311 individuals working at Aflac Incorporated and its consolidated subsidiaries, with 43% of these individuals located in the United States and 57% located in Japan. We excluded 146 employees of Argus Holdings, LLC, which the Company acquired during fiscal 2019 in a transaction that closed on November 7, 2019 and 69 employees of Tsusan Co., Ltd, which Aflac Japan acquired on May 8, 2019. The employee population above includes part-time and temporary employees as of December 31, 2019 (excluding employees on unpaid leave as of December 31, 2019), as compared to the employee population disclosed in the December 31, 2019, Form 10-K, which includes only

EXECUTIVE COMPENSATION	2022 PROXY STATEMENT	69

full-time employees. For employees located in Japan, the compensation in Japanese yen was converted to U.S. dollars using the annual weighted average exchange rate of Japanese yen to U.S. dollars of 109.07 to 1 on December 31, 2019.

To calculate the CEO pay ratio for 2021, the Company identified the elements of such employee’s compensation for the entirety of 2021 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K (the basis for determining annual total compensation as reported in the Summary Compensation Table), resulting in annual total compensation in the amount of $65,458.

Mr. Amos has been CEO of the Company since 1990 and Chairman since 2001. His long-standing tenure, coupled with normal changes in the calculation of his pension due to discount rate changes, causes his pension value (when calculated according to Item 402(c)(2)(x) of Regulation S-K) to vary greatly from year to year, which may cause large changes in the ratio.

Equity Compensation Plan Information

The following table provides information with respect to compensation plans under which our equity securities are authorized for issuance to our employees or Non-employee Directors, as of December 31, 2021.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans Excluding Securities Reflected in Column(a) (c)
Equity Compensation Plans Approved by Shareholders	2,145,071	$31.02	36,696,919	*
Equity Compensation Plans Not Approved by Shareholders	—	—	—
Total	2,145,071	$31.02	36,696,919
*	Of the shares listed in column (c), 21,450,814 shares are available for grant other than in the form of options, warrants, or rights (i.e., in the form of restricted stock or RSUs).

70	AFLAC INCORPORATED

AUDIT MATTERS

 Proposal 3

Ratification of Auditors

In February 2022, the Audit and Risk Committee voted to appoint KPMG LLP, an independent registered public accounting firm, to perform the annual audit of the Company’s consolidated financial statements for fiscal year 2022, subject to ratification by the shareholders. Although ratification of the Audit and Risk Committee’s appointment of KPMG LLP by the shareholders is not required, the Board values the opinions of our shareholders and believes that shareholder ratification of the appointment is a good corporate governance practice. In the event of a negative vote on this proposal, the Audit and Risk Committee will reconsider its selection.

 The Board of Directors and the Audit and Risk Committee

 recommend a vote FOR the ratification  of the selection of

 KPMG LLP.

Representatives of KPMG LLP are expected to attend the 2022 Annual Meeting of Shareholders. These representatives may make a statement if they desire to do so, and will be available to respond to appropriate questions.

Audit Fees and Other Fees

The aggregate fees for professional services rendered to the Company by KPMG LLP for the two most recent calendar years were as follows:

	2021 ($)	2020 ($)
Audit fees — Audit of the Company’s consolidated financial statements for the years ended December 31(1)	9,627,574	8,280,126
Audit-related fees(2)	535,100	753,200
Tax fees(3)	2,170	43,170
All Other fees(4)	—	—
Total fees:	10,164,844	9,076,496
(1)	Includes $917,692 and $917,449, respectively, for the 2021 and 2020 audits of Aflac Japan regulatory financial statements. The $917,449 for 2020 has been updated from the prior year of $770,078.
(2)	Includes fees relating to audits of the Company’s benefit plans, service organization control reports, accounting consultations in connection with proposed transactions or emerging accounting standards and other attestation reports.
(3)	Tax fees include all services performed by professional staff in the independent Accountant’s tax division for tax return and related compliance services, except for those tax services related to the integrated audit.
(4)	“All other fees” includes all fees paid that are not audit, audit-related, or tax services.

Pre-Approval Policies and Procedures

The Audit and Risk Committee of the Board has considered whether the provision of the non-audit professional services is compatible with maintaining KPMG LLP’s independence and has concluded that it is. The Audit and Risk Committee pre-approves all audit and non-audit services provided by KPMG LLP in accordance with SEC rules, subject to the de minimis exceptions for non-audit services.

AUDIT MATTERS	2022 PROXY STATEMENT	71

Audit and Risk Committee Report

The Audit and Risk Committee of the Company’s Board is composed of four Directors. The Board has determined that each member of the Audit and Risk Committee is independent as defined by the NYSE listing standards and SEC rules, is financially literate, and qualifies as an audit committee financial expert as defined by SEC rules. The Audit and Risk Committee operates under a written charter adopted by the Board. The charter, which is reviewed annually and complies with all current regulatory requirements, is available on the Company’s website, www.aflac.com, by clicking on “Investors,” then “Governance,” then “Governance Documents,” then “Audit & Risk Committee.”

In 2021, the Audit and Risk Committee met nine times. During these meetings committee members reviewed and discussed a variety of topics with management, KPMG (the Company’s independent registered public accounting firm), the internal auditors, the chief risk officer, the general counsel, the global security and chief information security officer, and others, including the Company’s earnings releases and SEC filings related to quarterly and annual financial statements, statutory insurance financial statement filings, and the Company’s system of internal control over financial reporting, including information security policies. The Audit and Risk Committee has discussed with, and received regular status reports from, the Company’s director of internal audit and KPMG on the overall scope and plans for their audits of the Company. The Audit and Risk Committee met with the internal auditors and KPMG, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

The Audit and Risk Committee has monitored the Company’s compliance with Section 404 of the Sarbanes-Oxley Act regarding the reporting related to internal control over financial reporting. The monitoring process has included regular reports and representations by financial management of the Company, the internal auditors, and by KPMG. The Audit and Risk Committee also has reviewed the certifications of Company executive officers contained in the Annual Report on Form 10-K for the year ended December 31, 2021, as well as reports issued by KPMG related to its audit of the consolidated financial statements and the effectiveness of internal control over financial reporting.

The Audit and Risk Committee is responsible for the appointment, compensation, retention, and oversight of the Company’s independent registered public accounting firm. In accordance with SEC rules and KPMG’s policies, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide service to the Company. The maximum number of consecutive years of service as lead audit partner is five years. The process for selecting the lead audit partner for the Company pursuant to this rotation policy involves a meeting between the Chair of the Audit and Risk Committee and prospective candidates, as well as discussions with the full Audit and Risk Committee and with management. The Audit and Risk Committee evaluates the performance of KPMG, including the senior members of the audit engagement team, each year and determines whether to re-engage KPMG or to consider other audit firms. In doing so, the Audit and Risk Committee considers the quality and efficiency of the services provided; the firm’s global capabilities, particularly in the U.S. and Japan; its technical expertise; its tenure as the Company’s independent registered public accounting firm (KPMG has served in this capacity since 1963); and its knowledge of the Company’s operations and industry. Based on this review and discussions with members of senior management, the Audit and Risk Committee concluded it was in the best interest of the Company and the shareholders to recommend KPMG to the Board to serve as the Company’s independent registered public accounting firm during 2021. Although the Audit and Risk Committee has the sole authority to appoint the independent auditors, the Audit and Risk Committee will continue its long-standing practice of recommending that the Board ask the shareholders to ratify this appointment for 2022 (see Ratification of Appointment of Independent Registered Public Accounting Firm (Proposal 3)).

The Audit and Risk Committee also discussed with KPMG those matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the PCAOB) and the Commission. The Audit and Risk Committee received the written disclosures and the letter from KPMG required by applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit and Risk Committee concerning independence, and has discussed with KPMG its independence. The Audit and Risk Committee considered with KPMG whether the provision of non-audit services provided by it to the Company during 2021 was compatible with its independence.

In performing all of these functions the Audit and Risk Committee acts in an oversight capacity. The Audit and Risk Committee reviews the Company’s quarterly and annual reports on Form 10-Q and Form 10-K prior to filing with the SEC. In its oversight role the Audit and Risk Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for establishing and maintaining adequate internal control over financial reporting and for preparing the financial statements and other reports, and of KPMG, which is engaged to audit and report on the consolidated financial statements of the Company and the effectiveness of the Company’s internal control over financial reporting. In reliance on these reviews and discussions, and the reports of KPMG, the Audit and Risk Committee has recommended to the Board, and the Board has approved, the audited financial statements to be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, for filing with the SEC.

For additional information, see the “The Audit and Risk Committee” section on page 24.

Audit and Risk Committee
Karole F. Lloyd, Chair
W. Paul Bowers
Georgette D. Kiser
Joseph L. Moskowitz

72	AFLAC INCORPORATED	AUDIT MATTERS

Related Person Transactions

The Company recognizes that transactions between the Company and any of its Directors or executives can present potential or actual conflicts of interest and create the appearance that decisions are based on considerations other than the best interests of the Company and its shareholders. Accordingly, consistent with our Code of Business Conduct and Ethics, it is the Company’s preference to avoid such transactions. Nevertheless, there are situations where such transactions may be in, or not inconsistent with, the best interests of the Company and its shareholders. Therefore, the Company has adopted a written policy that requires the Audit and Risk Committee to review and, if appropriate, to approve any such transactions. Pursuant to the policy, the Audit and Risk Committee will review any transaction in which the Company is or will be a participant and the amount involved exceeds $120,000 in any fiscal year, and in which any of the following had, has, or will have a direct or indirect material interest: (i) a Director or Director nominee, (ii) an executive officer, (iii) a holder of more than 5% of the Company’s outstanding shares, (iv) an immediate family member of any of these persons, or (v) any firm, corporation, or other entity in which one of these persons is employed or is a general partner or principal or in a similar position, or in which such person has a 5% or greater beneficial interest. During its review, the Audit and Risk Committee considers a number of factors, including whether the related person transaction is on terms no less favorable to the Company than may reasonably be expected in arm’s-length transactions. The Audit and Risk Committee will only approve those transactions that it determines in good faith are in, or are not inconsistent with, the best interests of the Company and its shareholders.

Each of the following ongoing transactions has been reviewed and approved by the Audit and Risk Committee:

In 2013, Aflac Japan (then operating as a branch of Aflac) entered a lease for office space at the Marunouchi Center Building in Tokyo, Japan, which is owned by Chuo-Nittochi Co., Ltd. The current lease has a term of 2 years. Mr. Toshihiko Fukuzawa who serves on the Company’s Board, was appointed as Deputy President and Representative Director of Chuo-Nittochi Co., Ltd. in April 2021. Previously, Mr. Fukuzawa served as President and CEO of Chuo Real Estate Co., Ltd., a predecessor in interest to Chuo-Nittochi Co., Ltd., since July 2018. The lease was in place prior to Mr. Fukuzawa’s service with Chuo Real Estate Co., Ltd., and he had no involvement in negotiations of the lease or in Aflac Japan’s decision to lease space in the Marunouchi Center Building. Mr. Fukuzawa receives no compensation from either the Company or Chuo Real Estate Co., Ltd. related to the lease. At the 2021 weighted average rate of 109.79 yen to the dollar, Aflac Japan paid the yen equivalent of $2,489,649 in rent under the lease during the 2021 calendar year.

Mr. Max K. Brodén is the Executive Vice President, Chief Financial Officer of the Company. His spouse, Sabrina Pasini Brodén, has been employed with Aflac since January 2019. She is currently a Customer and User Experience Consultant. In 2021, her total compensation, including salary, bonuses, commissions to the employment agency and other benefits, was $153,392. The compensation for Sabrina Pasini Brodén is commensurate with that of her peers.

Mr. J. Todd Daniels is the Executive Vice President, Chief Financial Officer of Aflac Japan. His spouse, Amy Jarreau Daniels, has been an employee of Aflac since April 2014. She is currently employed as a Sales Manager I. In 2021, her total compensation, including salary, bonuses and other benefits, was $1,152,476. The variable compensation structure for Amy Jarreau Daniels is commensurate with that of her peers.

On December 19, 2018, the Company, Aflac Japan and Japan Post Holdings Co., Ltd. (“Japan Post Holdings”) entered into a Basic Agreement regarding the “Strategic Alliance Based on Capital Relationship.” Pursuant to the Basic Agreement, Japan Post Holdings committed to acquire approximately 7% of the outstanding shares of the Company’s Common Stock via a trust and to treat the Company as an equity-method affiliate after application of the “10-for-1 rule” (the rule included in the Company’s Articles of Incorporation, as amended, pursuant to which, and subject to certain limited exceptions, each Common Share is entitled to ten votes after it has been held for 48 consecutive months by the same beneficial owner). Further, Japan Post Holdings and Aflac Japan agreed to reconfirm existing initiatives regarding cancer insurance and make reasonable efforts to further develop initiatives related to the continued growth of cancer insurance sales, such as positioning Aflac Japan cancer insurance as a product as important as Japan Post Insurance Co., Ltd (“JPI”) products in the sales strategies of Japan Post Holdings, Japan Post Co., Ltd. (“JPC”) and JPI, promoting cancer insurance sales and managing promotion based on established sales targets. Under the Basic Agreement, Japan Post Holdings and Aflac Japan also agreed to consider new joint initiatives, including leveraging digital technology in various processes, cooperating in new product development to promote customer-centric business management, cooperating in domestic and/or overseas business expansion and joint investment in third party entities and cooperating with regard to asset management. In June 2021, the Company, Aflac Japan and Japan Post Group agreed to pursue several specific initiatives to further develop the “Strategic Alliance Based on Capital Relationship” toward building a “‘Co-creation Platform’ to support customers and local communities,” consistent with Japan Post Group’s medium-term management plan announced in May 2021. The initiatives are directed at, among other items, the promotion of Aflac Japan cancer insurance, digital transformation within the Japan Post Group, and certain diversity efforts.

AUDIT MATTERS	2022 PROXY STATEMENT	73

On February 28, 2019, the Company entered into a Shareholders Agreement (the “Shareholders Agreement”) with Japan Post Holdings and certain of its affiliates. Pursuant to the Shareholders Agreement, Japan Post Holdings agreed to cause the J&A Alliance Trust, a New York voting trust (the “Trust”) to use commercially reasonable efforts to acquire, through open market or private block purchases in the United States, beneficial ownership of approximately 7% of the Common Stock in connection with the Basic Agreement. According to a Schedule 13G/A filed by Japan Post Holdings with the SEC on January 6, 2021, as of December 31, 2020 the Trust had beneficially acquired 7.45% of the number of Common Shares outstanding on October 19, 2020. Japan Post Holdings is the sole beneficiary of the Trust.

Since 2008, the Company and Aflac Japan have maintained various commercial and contractual arrangements with Japan Post Holdings and certain of its affiliates. Under these arrangements, affiliates of Japan Post Holdings conduct the sale of Aflac cancer insurance policies in Japan and, among other things, provide supplemental support necessary or beneficial to effectuating the sale and servicing of such policies. Aflac Japan’s cancer insurance policies issued pursuant to these contractual arrangements constituted approximately 4.4% of earned premium for 2021, representing approximately 3.1% of Aflac Incorporated’s total consolidated earned premium for 2021. In exchange for facilitating such sales and other services including JPI’s acting as reinsurer for a certain percentage of the underwriting risk for Aflac Japan cancer insurance sold by JPC and JPI, affiliates of Japan Post Holdings collectively received approximately $75 million in commission and other payments from Aflac Japan during 2021.

74	AFLAC INCORPORATED

STOCK OWNERSHIP

Beneficial Ownership of the Company’s Securities

As of February 22, 2022, no person was the owner of record or, to the knowledge of the Company, beneficial owner of more than 5% of the outstanding shares of Common Stock or of the available votes of the Company other than as shown below.

Name and Address of Beneficial Owner	Title of Class Common Stock	Amount of Beneficial Ownership Shares	Amount of Beneficial Ownership Votes	Percent of Class	Percent of Available Votes
The Vanguard Group* 100 Vanguard Boulevard Malvern, PA 19355	1 Vote Per Share	55,327,773	55,327,773	8.5	5.3
J&A Alliance Holdings Corporation* 1007 Fukoku Seimei Building 2-2-2 Uchisaiwai-cho, Chiyoda-ku Tokyo 100-0011, Japan	1 Vote Per Share	52,300,000	52,300,000	8.1	5.0
BlackRock, Inc.* 55 East 52nd Street New York, NY 10055	1 Vote Per Share	45,494,623	45,494,623	7.0	4.3
State Street Corporation* State Street Financial Center One Lincoln Street Boston, MA 02111	1 Vote Per Share	33,636,123	33,636,123	5.2	3.2
*	The above information is derived from Schedule 13G filings with the Securities and Exchange Commission, filed January 6, 2021, by J&A Alliance Holdings Corporation, filed February 1, 2022, by BlackRock, Inc., filed February 9, 2022, by The Vanguard Group, and filed February 10, 2022, by State Street Corporation. According to the Schedule 13G filings: J&A Alliance Holdings Corporation has shared voting and shared dispositive power with respect to 52,300,000 shares; BlackRock, Inc. has sole voting power with respect to 39,128,407 shares and sole dispositive power with respect to 45,494,623 shares; The Vanguard Group has shared voting power with respect to 1,000,194 shares, sole dispositive power with respect to 52,750,333 shares and shared dispositive power with respect to 2,577,440 shares; and State Street Corporation has shared voting power with respect to 30,260,850 shares and shared dispositive power with respect to 33,531,471 shares.

Security Ownership of Directors

The following information is provided with respect to each Director and Director nominee:

Name	Shares of Common Stock Beneficially Owned on February 22, 2022(1)	Percent of Outstanding Shares	Voting Rights on February 22, 2022	Percent of Available Votes
Daniel P. Amos	4,488,266	.7	35,331,077	3.3
W. Paul Bowers	69,822	*	311,170	*
Arthur R. Collins	—	—	—	—
Toshihiko Fukuzawa	11,507	*	11,507	*
Thomas J. Kenny	16,589	*	128,174	*
Georgette D. Kiser	10,050	*	10,050	*
Karole F. Lloyd	37,569	*	149,907	*
Nobuchika Mori	6,657	*	6,657	*
Joseph L. Moskowitz	71,808	*	246,642	*
Barbara K. Rimer, DrPH	116,796	*	972,039	.1
Katherine T. Rohrer	15,913	*	15,913	*
Melvin T. Stith	45,743	*	329,992	*
*	Percentage not listed if less than .1%.
(1)	Includes 499,265 shares of restricted stock awarded under the Long-Term Incentive Plan for Daniel P. Amos that he has the right to vote. These shares will vest three years from the date of grant if the Company attains certain performance goals. Includes options to purchase shares, which are exercisable within 60 days for: W. Paul Bowers, 23,701; Joseph L Moskowitz, 53,580; and Barbara K. Rimer, DrPH, 86,296. Also includes shares of restricted stock awarded under the Long-Term Incentive Plan for Toshihiko Fukuzawa, Thomas J. Kenny, Georgette D. Kiser, Karole F. Lloyd, Nobuchika Mori, Joseph L. Moskowitz, Barbara K. Rimer, DrPH, Katherine T. Rohrer, and Melvin T. Stith, 2,893 each, and W. Paul Bowers, 6,907, for which these individuals have the right to vote. These shares will vest one year from the date of grant.

STOCK OWNERSHIP	2022 PROXY STATEMENT	75

Also includes the following shares:

•	Daniel P. Amos: 5,029 shares owned by his spouse; 941,326 shares owned by a partnership of which he is a partner; 908,632 shares owned by trusts of which he is trustee; 434,708 shares owned by the Daniel P. Amos Family Foundation, Inc.; and 1,306,189 shares owned by the Soma Foundation, Inc.

Security Ownership of Management

The following table sets forth, as of February 22, 2022, the number of shares and percentage of outstanding shares of Common Stock beneficially owned by: (i) our named executive officers, comprising our CEO, CFO, and the three other most highly compensated executive officers as listed in the Executive Compensation section of this Proxy Statement whose information was not provided under the heading “Proposal 1: Election of Directors,” and (ii) all Directors and executive officers as a group.

COMMON STOCK BENEFICIALLY OWNED AND APPROXIMATE PERCENTAGE OF CLASS AS OF FEBRUARY 22, 2022

Name	Shares(1)	Percent of Shares	Votes	Percent of Votes
Max K. Brodén	104,407	*	146,419	*
Frederick J. Crawford	473,629	.1	1,263,505	.1
Eric M. Kirsch	281,051	*	281,051	*
Audrey Boone Tillman	354,404	.1	1,022,618	.1
All Directors, nominees, and executive officers as a group (23 individuals)	7,134,741	1.1	43,397,118	4.1
*	Percentage not listed if less than.1%.
(1)	Includes options that are exercisable within 60 days for Max K. Brodén, 4,668; Frederick J. Crawford, 87,764; Audrey Boone Tillman, 74,238; and for all Directors and executive officers as a group to purchase 543,919 shares. Includes the following shares of restricted stock awarded under the Long-Term Incentive Plan: in 2020, 2021 and 2022 for Max K. Brodén, 71,765; Frederick J. Crawford, 129,967; Eric M. Kirsch, 84,930; and Audrey Boone Tillman, 102,736. These shares will vest 3 years from the date of grant if the Company attains certain performance goals. Also includes shares of restricted stock awarded under the Long-Term Incentive Plan for all Directors and executive officers as a group of 1,278,027. The grantees have the right to vote their restricted stock, but they may not transfer the shares until they have vested. No Director nominee or executive officer has any pledged shares. For information on the Company’s pledging policy, please see “Stock Ownership Guidelines; Hedging and Pledging Restrictions” on page 56.

Delinquent Section 16(a) Reports

Pursuant to Section 16 of the Securities Exchange Act of 1934, executive officers, Directors, and holders of more than 10% of the Common Stock are required to file reports of their trading in Company equity securities with the SEC. Based solely on a review of the copies of such reports received by the Company, or written representations from certain reporting persons, the Company believes that all filings required to be made by its reporting persons complied with all applicable Section 16 filing requirements during the last fiscal year with one exception: James Todd Daniels, an executive officer, did not timely report on Form 5 a 3,000-share option grant that his wife owned at the time of their marriage in 2019. A Form 5 reporting this indirect holding was filed on February 7, 2022.

76	AFLAC INCORPORATED

SOLICITATION AND REVOCATION OF PROXY

This Proxy Statement is furnished to shareholders in connection with the solicitation of proxies by the Company’s Board of Directors (the “Board”), on behalf of the Company, for use at the Annual Meeting of Shareholders to be held on Monday, May 2, 2022 for the purposes set forth in the accompanying Notice of Annual Meeting and described in detail herein, and any adjournment of that meeting. The Annual Meeting will be held at 10 a.m. Eastern Time. We continue to monitor developments regarding the coronavirus (COVID-19). In the interest of the health and well-being of our shareholders, the Annual Meeting will be held solely by means of remote communication in a virtual meeting format. Details on how to participate are available at www.virtualshareholdermeeting.com/AFL2022 and investors.aflac.com.

The mailing address of our principal executive offices is Aflac Incorporated, 1932 Wynnton Road, Columbus, Georgia 31999.

All properly executed proxies returned to the Company will be voted in accordance with the instructions contained thereon. If you return your signed proxy with no voting instructions indicated, the proxy will be voted FOR the election of all Director nominees named in this Proxy Statement, FOR approval of Proposals 2 and 3, and according to the discretion of the proxy holders on any other matters that may properly come before the Annual Meeting or any postponement or adjournment thereof. If you are a shareholder of record, you also may submit your proxy online or by telephone in accordance with the procedures set forth in the enclosed proxy. Shareholders can revoke a proxy at any time before it is exercised by giving written notice to that effect to the Secretary of the Company or by submitting a later-dated proxy or subsequent internet or telephonic proxy.

This Proxy Statement and the accompanying proxy are being first delivered to shareholders on or about March 17, 2022.

Solicitation of Proxies

The Company will pay the cost of soliciting proxies. The Company will make arrangements with brokerage firms, custodians, and other fiduciaries to send proxy materials to their customers, and will reimburse these entities for the associated mailing and related expenses. In addition, certain officers and other employees of the Company may solicit proxies by telephone and by personal contacts, but those individuals will not receive additional compensation for these efforts. The Company has retained Georgeson LLC to assist in the solicitation of proxies for a fee of $10,000, plus reimbursement of reasonable out-of-pocket expenses.

Proxy Materials and Annual Report

As permitted by SEC rules, we are making these proxy materials available to our shareholders electronically. We believe providing online access to our critical documents will conserve natural resources and reduce the costs of printing and distributing our proxy materials. Accordingly, we have mailed to most of our shareholders a notice about the internet availability of this Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 (“Annual Report”) instead of paper copies of those documents. The notice contains instructions on how to access our reports online, how to vote at proxyvote.com, and how to request and receive a paper copy of our proxy materials, including this Proxy Statement and our Annual Report. If you select the online access option for the Proxy Statement, Annual Report, and other account mailings, you will receive an electronic notice of availability of your proxy materials. If you do not receive a notice and did not already elect online access, you will receive a paper copy of the proxy materials by mail.

For future documents, registered shareholders may select a method of delivery by visiting https://shareholder.broadridge.com/aflac. If you own shares indirectly through a broker, bank, or other nominee, please contact your financial institution for additional information regarding delivery options.

SOLICITATION AND REVOCATION OF PROXY	2022 PROXY STATEMENT	77

Multiple Shareholders Sharing the Same Address

The Company is sending only one Annual Report and one Proxy Statement or notice of availability of these materials to shareholders who consented and who share a single address. This is known as “householding.” However, any registered shareholder who wishes to receive a separate Annual Report or Proxy Statement may contact Shareholder Services by phone at (706) 596-3581, by email at shareholder@aflac.com, or by mail at the address set forth above and we will promptly provide additional copies. If you receive multiple copies of the Annual Report or Proxy Statement or notice of availability of these materials, you may request householding by contacting Shareholder Services (if you are a registered shareholder) or by contacting the holder of record (if you own the Company’s shares through a bank, broker, or other holder of record).

Description of Voting Rights

The Company believes that long-term shareholders should have a greater say in our success. Accordingly, the Company’s Articles of Incorporation provide that each share of the Company’s Common Stock is entitled to one vote until it has been held by the same beneficial owner for a continuous period of longer than 48 months prior to the record date of the meeting, at which time each share becomes entitled to ten votes. If a share is transferred by gift, devise, or bequest, or otherwise through the laws of inheritance, descent, or distribution from the estate of the transferor, or by distribution to a beneficiary of shares held in trust, the transferee is deemed to be the same beneficial owner as the transferor for purposes of determining the number of votes per share. Shares acquired as a direct result of a stock split, stock dividend, or other distribution with respect to existing shares are deemed to have been acquired and held continuously from the date on which the underlying shares were acquired. Shares of Common Stock acquired pursuant to the exercise of a stock option are deemed to have been acquired on the date the option was granted.

Shares of Common Stock held in “street” or “nominee” name are presumed to have been held for less than 48 months and are entitled to one vote per share unless this presumption is rebutted by evidence to the contrary. If you wish to demonstrate that you have held your Common Stock in street name for longer than 48 months, please complete and execute the affidavit appearing on the reverse side of your proxy. The Board may require evidence to support the affidavit.

Quorum and Vote Requirements

Holders of record of Common Stock at the close of business on February 22, 2022, will be entitled to vote at the Annual Meeting. At that date, the number of outstanding shares of Common Stock entitled to vote was 649,368,008. According to the Company’s records, this represents the following voting rights:

Number of shares		Votes per share		Yields this many votes
605,024,162	@	1	=	605,024,162
44,343,846	@	10	=	443,438,460
649,368,008		Total		1,048,462,622

If all of the outstanding shares were entitled to ten votes per share, the total number of possible votes would be 6,493,680,080. However, for purposes of this Proxy Statement, we assume that the total number of votes that may be cast at the Annual Meeting will be 1,048,462,622.

The holders of shares representing a majority of the voting rights entitled to vote at the Annual Meeting, present in person or represented by proxy, will constitute a quorum for the transaction of any business that comes before the meeting. Abstentions are counted as “shares present” for purposes of determining whether a quorum exists. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Broker non-votes are counted as “shares present” at the Annual Meeting for purposes of determining whether a quorum exists.

78	AFLAC INCORPORATED	SOLICITATION AND REVOCATION OF PROXY

The following table shows the voting requirements for each proposal we expect at the Annual Meeting.

Proposal	Vote required to Pass	Effect of abstentions and broker non-votes
Uncontested election of directors	Votes cast for a nominee exceed votes cast against that nominee	Abstentions and broker non-votes are not counted as votes cast and have no effect
Advisory say-on-pay	Majority of the votes cast	Abstentions and broker non-votes are not counted as votes cast and have no effect
Ratification of the Independent Registered Public Accounting Firm	Majority of the votes cast	Abstentions are not counted as votes cast and have no effect. Brokers and other nominees may vote without instructions with respect to this proposal, so we do not expect broker non-votes.

If a nominee who is already serving as a Director is not re-elected at the Annual Meeting in an uncontested election, Georgia law provides that Director would continue to serve on our Board as a “holdover director.” However, our Director Resignation Policy, which is part of the Company’s Guidelines on Significant Corporate Governance Issues, provides that holdover directors must tender a resignation to our Chairman of the Board. The Corporate Governance Committee will consider such resignation and recommend to the Board whether to accept or reject it. In considering whether to accept or reject the tendered resignation, the Corporate Governance Committee will consider all factors its members deem relevant, including the stated reasons why shareholders voted against such Director, the qualifications of the Director, and whether the resignation would be in the best interests of the Company and its shareholders. The Board will formally act on the Corporate Governance Committee’s recommendation no later than ninety days following the date of the Annual Meeting at which the election occurred. The Company will, within four business days after such decision were made, publicly disclose that decision in a Form 8-K filed with the SEC, together with a full explanation of the process by which the decision was made and, if applicable, the reasons for rejecting the tendered resignation. If there were a nominee who was not already serving as a Director, and that individual was not elected at the Annual Meeting, that nominee would not become a Director or a holdover director.

In a contested election at an annual meeting of shareholders (meaning the number of nominees exceeds the number of Directors to be elected), the standard for election of Directors would be a plurality of the shares represented in person or by proxy at such meeting and entitled to vote on the election of Directors.

Effect of Not Casting a Vote

If you hold your shares in street name, it is critical that you provide voting instructions to the record owner. Your bank or broker is not permitted to vote shares you hold in street name without your instructions in the election of Directors (Proposal 1) or on the advisory vote on executive compensation (Proposal 2). Broker non-votes on these matters will have no effect on the outcome of the proposals. Your bank or broker may vote uninstructed shares on the ratification of the appointment of the Company’s independent registered public accounting firm (Proposal 3).

If you are a shareholder of record and you do not return your proxy card, no votes will be cast on your behalf on any item of business at the Annual Meeting.

2022 PROXY STATEMENT	79

OTHER MATTERS

The Board is not aware of any matters that are expected to come before the 2022 Annual Meeting other than those referred to in this Proxy Statement. If any other matter should come before the Annual Meeting, the people named in the accompanying proxy (or their substitutes) intend to vote the proxies in accordance with their best judgment.

Submission of Shareholder Proposals and Nominations for the 2023 Annual Meeting

Proposals for Inclusion in our 2023 Proxy Materials

SEC rules permit shareholders to submit proposals to be included in our materials if the shareholder and the proposal satisfy the requirements specified in Rule 14a-8 under the Securities Exchange Act of 1934. For a shareholder proposal to be considered for inclusion in our proxy materials for the 2023 Annual Meeting of Shareholders, the proposal must be received at the address provided below on or before November 17, 2022.

Director Nominations for Inclusion in our 2023 Proxy Materials Pursuant to our Proxy Access Bylaw

Our proxy access Bylaw permits a shareholder (or a group of up to twenty shareholders) who owns shares of our outstanding Common Stock representing at least 3% of the votes entitled to be cast on the election of Directors, and who has owned such shares continuously for at least three years, to nominate and include in our proxy materials Director candidates constituting up to 20% of the Board, if the nominating shareholder(s) and the nominee(s) satisfy the requirements specified in our Bylaws. For the 2023 Annual Meeting of Shareholders, notice of a proxy access nomination must be received at the address provided below between October 18, 2022, and November 17, 2022.

Other Proposals or Director Nominations to be Brought Before our 2023 Annual Meeting

Our Bylaws set forth procedures for shareholders who wish to propose items of business or to nominate Director candidates that are not intended to be included in our proxy materials. For the 2023 Annual Meeting of Shareholders, notice of such proposals or nominations must be received at the address provided below between January 2, 2023, and February 1, 2023. In the unlikely event the Company moves the 2023 Annual Meeting of Shareholders to a date that is more than 25 days before or after the date that is the one-year anniversary of this year’s Annual Meeting date (i.e., May 2, 2022), the Company must receive such notice no later than the close of business on the 10th day following the day on which notice of the meeting date is first mailed to shareholders or the Company makes a public announcement of the meeting date, whichever occurs first.

In addition to satisfying the foregoing requirements and other procedures set forth under the Company’s Bylaws, to comply with the universal proxy rules (once effective), shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934 no later than March 3, 2023.

Address for Submission of Notices and Additional Information

All shareholder nominations of individuals for election as Directors or proposals of other items of business to be considered by shareholders at the 2023 Annual Meeting of Shareholders (whether or not intended for inclusion in our proxy materials) must be submitted in writing to our Corporate Secretary at Aflac Incorporated, 1932 Wynnton Road, Columbus, Georgia 31999.

Both the proxy access and the advance notice provisions of our Bylaws require a shareholder’s notice of a nomination or other item of business to include certain information. Director nominees also must meet certain eligibility requirements. If you wish to introduce a nomination or other item of business, please review our Bylaws.

80	AFLAC INCORPORATED	OTHER MATTERS

Annual Report

The Company has delivered a copy of its 2021 Annual Report on Form 10-K to each shareholder entitled to vote at the 2022 Annual Meeting of Shareholders. It is also available via the Internet by going to https://investors.aflac.com and selecting “SEC Filings” under the “Financials” section as well as at the website of the United States Securities and Exchange Commission at www.sec.gov. For a printed copy, contact Shareholder Services by phone at (706) 596-3581, by email at shareholder@aflac.com, or by mail at:

Shareholder Services

Aflac Incorporated
Worldwide Headquarters
1932 Wynnton Road
Columbus, Georgia 31999

Exercise Your Right to Vote

The Company encourages you to vote. Please vote by internet or telephone, or sign, date, and return your proxy or voting instruction form in the prepaid envelope you received if you requested paper copies of our proxy materials. We encourage you to attend our virtual 2022 Annual Meeting on May 2, 2022. For more information on voting and attending the virtual Annual Meeting, please see the “Notice of 2022 Annual Meeting of Shareholders” and the “Attending the Virtual Annual Meeting” sections.

By order of the Board of Directors,

J. Matthew Loudermilk

Secretary
March 17, 2022

2022 PROXY STATEMENT	81

APPENDIX A – DEFINITION OF NON-U.S. GAAP MEASURES AND RECONCILIATIONS TO CORRESPONDING U.S. GAAP MEASURES

This document includes references to the Company’s financial performance measures which are not calculated in accordance with United States generally accepted accounting principles (U.S. GAAP) (non-U.S. GAAP). The financial measures exclude items that the Company believes may obscure the underlying fundamentals and trends in insurance operations because they tend to be driven by general economic conditions and events or related to infrequent activities not directly associated with insurance operations.

Due to the size of Aflac Japan, where the functional currency is the Japanese yen, fluctuations in the yen/dollar exchange rate can have a significant effect on reported results. In periods when the yen weakens, translating yen into dollars results in fewer dollars being reported. When the yen strengthens, translating yen into dollars results in more dollars being reported. Consequently, yen weakening has the effect of suppressing current period results in relation to the comparable prior period, while yen strengthening has the effect of magnifying current period results in relation to the comparable prior period. A significant portion of the Company’s business is conducted in yen and never converted into dollars but translated into dollars for U.S. GAAP reporting purposes, which results in foreign currency impact to earnings, cash flows and book value on a U.S. GAAP basis. Management evaluates the Company’s financial performance both including and excluding the impact of foreign currency translation to monitor, respectively, cumulative currency impacts on book value and the currency-neutral operating performance over time. The average yen/dollar exchange rate is based on the published MUFG Bank, Ltd. telegraphic transfer middle rate (TTM).

The Company defines the non-U.S. GAAP financial measures included in this document as follows:

Adjusted earnings are adjusted revenues less benefits and adjusted expenses. Adjusted earnings per share (basic or diluted) are the adjusted earnings for the period divided by the weighted average outstanding shares (basic or diluted) for the period presented. The adjustments to both revenues and expenses account for certain items that cannot be predicted or that are outside management’s control. Adjusted revenues are U.S. GAAP total revenues excluding adjusted net investment gains and losses. Adjusted expenses are U.S. GAAP total acquisition and operating expenses including the impact of interest cash flows from derivatives associated with notes payable but excluding any nonrecurring or other items not associated with the normal course of the Company’s insurance operations and that do not reflect the Company’s underlying business performance. Management uses adjusted earnings and adjusted earnings per diluted share to evaluate the financial performance of the Company’s insurance operations on a consolidated basis and believes that a presentation of these financial measures is vitally important to an understanding of the underlying profitability drivers and trends of the Company’s insurance business. The most comparable U.S. GAAP financial measures for adjusted earnings and adjusted earnings per share (basic or diluted) are net earnings and net earnings per share, respectively.

Adjusted earnings excluding current period foreign currency impact are computed using the average foreign currency exchange rate for the comparable prior-year period, which eliminates fluctuations driven solely by foreign currency exchange rate changes. Adjusted earnings per diluted share excluding current period foreign currency impact is adjusted earnings excluding current period foreign currency impact divided by the weighted average outstanding diluted shares for the period presented. The Company considers adjusted earnings excluding current period foreign currency impact and adjusted earnings per diluted share excluding current period foreign currency impact important because a significant portion of the Company’s business is conducted in Japan and foreign exchange rates are outside management’s control; therefore, the Company believes it is important to understand the impact of translating foreign currency (primarily Japanese yen) into U.S. dollars. The most comparable U.S. GAAP financial measures for adjusted earnings excluding current period foreign currency impact and adjusted earnings per diluted share excluding current period foreign currency impact are net earnings and net earnings per share, respectively.

Adjusted net investment gains and losses are net investment gains and losses adjusted for i) amortized hedge cost/income related to foreign currency exposure management strategies and certain derivative activity, ii) net interest cash flows from foreign currency and interest rate derivatives associated with certain investment strategies, which are both reclassified to net investment income, and iii) the impact of interest cash flows from derivatives associated with notes payable, which is reclassified to interest expense as a component of total adjusted expenses. The Company considers adjusted net investment gains and losses important as it represents the remainder

82	AFLAC INCORPORATED	APPENDIX A – DEFINITION OF NON-U.S. GAAP MEASURES AND RECONCILIATIONS TO CORRESPONDING U.S. GAAP MEASURES

amount that is considered outside management’s control, while excluding the components that are within management’s control and are accordingly reclassified to net investment income and interest expense. The most comparable U.S. GAAP financial measure for adjusted net investment gains and losses is net investment gains and losses.

Amortized hedge costs/income represent costs/income incurred or recognized as a result of using foreign currency derivatives to hedge certain foreign exchange risks in the Company’s Japan segment or in Corporate and other. These amortized hedge costs/ income are estimated at the inception of the derivatives based on the specific terms of each contract and are recognized on a straight-line basis over the term of the hedge. The Company believes that amortized hedge costs/income measure the periodic currency risk management costs/income related to hedging certain foreign currency exchange risks and are an important component of net investment income. There is no comparable U.S. GAAP financial measure for amortized hedge costs/income.

Adjusted net investment income is net investment income adjusted for i) amortized hedge cost/income related to foreign currency exposure management strategies and certain derivative activity, and ii) net interest cash flows from foreign currency and interest rate derivatives associated with certain investment strategies, which are reclassified from net investment gains and losses to net investment income. The Company considers adjusted net investment income important because it provides a more comprehensive understanding of the costs and income associated with the Company’s investments and related hedging strategies. The most comparable U.S. GAAP financial measure for adjusted net investment income is net investment income.

Adjusted return on equity excluding foreign currency impact is adjusted earnings excluding the current period foreign currency impact divided by average shareholders’ equity, excluding AOCI. The Company considers adjusted return on equity excluding foreign currency impact important as it excludes changes in foreign currency and components of AOCI, which fluctuate due to market movements that are outside management’s control. The most comparable U.S. GAAP financial measure for adjusted return on equity excluding foreign currency impact is ROE as determined using net earnings and average total shareholders’ equity.

Adjusted revenues excluding current period foreign currency impact are adjusted revenues calculated using the average foreign currency exchange rate for the comparable prior year period, which eliminates fluctuations driven solely by foreign currency exchange rate changes that are outside management’s control. The most comparable U.S. GAAP financial measure for adjusted revenues excluding current period foreign currency impact is total revenues.

Amounts reported in this Proxy may not foot due to rounding.

Reconciliations of Non-U.S. GAAP Measures

The tables on the following pages provide reconciliations of adjusted earnings and adjusted earnings per diluted share, each excluding foreign currency impact, adjusted net investment gains and losses, adjusted net investment income, adjusted return on equity excluding foreign currency, and adjusted revenues excluding foreign currency, to the most directly comparable U.S. GAAP measures for the years ended December 31, 2021 and 2020.

RECONCILIATION OF U.S. GAAP NET EARNINGS TO ADJUSTED EARNINGS (Excluding Foreign Currency)
	In Millions		Per Diluted Share
Twelve Months Ended December 31,	2021	2020	2021	2020
Net earnings	$4,325	$4,778	$6.39	$6.67
Items impacting net earnings:
Adjusted net investment (gains) losses(1)	(462)	229	(.68)	.32
Other and non-recurring (income) loss	73	28	.11	.04
Income tax (benefit) expense on items excluded from adjusted earnings	83	(72)	.12	(.10)
Tax valuation allowance release(2)	0	(1,411)	0.00	(1.97)
Adjusted earnings	4,019	3,552	5.94	4.96
Current period foreign currency impact(3)	38	N/A	.06	N/A
Adjusted earnings excluding current period foreign currency impact	$4,057	$3,552	$6.00	$4.96
(1)	See reconciliation of net investment (gains) losses to adjusted net investment (gains) losses below.
(2)	One-time tax benefit recognized in 2020 representing the release of valuation allowances on deferred foreign tax credits due to new tax regulations.
(3)	Prior period foreign currency impact reflected as “N/A” to isolate change for current period only.

APPENDIX A – DEFINITION OF NON-U.S. GAAP MEASURES AND RECONCILIATIONS TO CORRESPONDING U.S. GAAP MEASURES	2022 PROXY STATEMENT	83

RECONCILIATION OF U.S. GAAP NET INVESTMENT (GAINS) LOSSES TO ADJUSTED NET INVESTMENT (GAINS) LOSSES
	In Millions
Twelve Months Ended December 31,	2021	2020
Net investment (gains) losses	$(468)	$270
Items impacting net investment (gains) losses:
Amortized hedge costs	(76)	(206)
Amortized hedge income	57	97
Net interest cash flows from derivatives associated with certain investment strategies	(30)	12
Interest rate component of the change in fair value of foreign currency swaps on notes payable	55	56
Adjusted net investment (gains) losses	$(462)	$229

RECONCILIATION OF U.S. GAAP NET INVESTMENT INCOME TO ADJUSTED NET INVESTMENT INCOME
	In Millions
Twelve Months Ended December 31,	2021	2020
Net investment income	$3,818	$3,638
Items impacting net investment income:
Amortized hedge costs	(76)	(206)
Amortized hedge income	57	97
Net interest cash flows from derivatives associated with certain investment strategies	(30)	12
Adjusted net investment income	$3,769	$3,541

RECONCILIATION OF U.S. GAAP RETURN ON EQUITY (ROE) TO ADJUSTED ROE
(Excluding Foreign Currency)
Twelve Months Ended December 31,	2021	2020
Net earnings - U.S. GAAP ROE(1)	12.9%	15.3%
Impact of excluding unrealized foreign currency translation gains (losses)	(0.8)	(0.9)
Impact of excluding unrealized gains (losses) on securities and derivatives	5.1	6.2
Impact of excluding pension liability adjustment	(0.1)	(0.2)
Impact of excluding AOCI	4.2	5.1
U.S. GAAP ROE - less AOCI	17.1	20.3
Differences between adjusted earnings and net earnings(2)	(1.2)	(5.2)
Adjusted ROE - reported	15.9	15.1
Less: Impact of foreign currency(3)	(0.2)	N/A
Adjusted ROE, excluding impact of foreign currency	16.1	15.1
(1)	U.S. GAAP ROE is calculated by dividing net earnings (annualized) by average shareholders’ equity.
(2)	See separate reconciliation of net income to adjusted earnings.
(3)	Impact of foreign currency is calculated by restating all foreign currency components of the income statement to the weighted average foreign currency exchange rate for the comparable prior year period. The impact is the difference of the restated adjusted earnings compared to reported adjusted earnings. For comparative purposes, only current period income is restated using the weighted average prior period exchange rate, which eliminates the foreign currency impact for the current period. This allows for equal comparison of this financial measure.

84	AFLAC INCORPORATED	APPENDIX A – DEFINITION OF NON-U.S. GAAP MEASURES AND RECONCILIATIONS TO CORRESPONDING U.S. GAAP MEASURES

RECONCILIATION OF U.S. GAAP TOTAL REVENUES TO ADJUSTED REVENUES (Excluding Current Period Foreign Currency Impact)
	In Millions
Twelve Months Ended December 31,	2021	2020
Total Revenue - U.S. GAAP	$22,106	$22,147
Add: Total U.S. GAAP Realized Losses	(468)	270
Add: Realized capital gain/loss items included in Adjusted Revenue
Amortized hedge costs	(76)	(206)
Amortized hedge income	57	97
Interest cash flows on derivatives associated with investment strategies	(30)	12
Differences between adjusted revenues and total revenues
Adjusted revenues	$21,589	$22,320
Less: Impact of foreign currency(1)	(361)	N/A
Adjusted revenues, excluding foreign currency impact	$21,950	$22,320
(1)	Impact of foreign currency is calculated by restating all yen components of the income statement to the weighted average yen rate for the comparable prior year period. The impact is the difference of the restated adjusted revenues compared to reported adjusted revenues. For comparative purposes, only current period income is restated using the weighted average prior period exchange rate, which eliminates the foreign currency impact for the current period. This allows for equal comparison of this financial measure.

2022 PROXY STATEMENT	85

APPENDIX B – ATTENDING THE VIRTUAL ANNUAL MEETING

We continue to monitor developments regarding the coronavirus (COVID-19). In the interest of the health and well-being of our shareholders, the Board has made the decision that the Annual Meeting be held solely by means of remote communication.

How to Join the Virtual Annual Meeting

Shareholders as of the close of business on February 22, 2022 (Record Date) are invited to attend the virtual Annual Meeting at www.virtualshareholdermeeting.com/AFL2022 by entering the 16-digit control number included on their proxy card or notice that they previously received. If you hold your shares in street name and did not receive a 16-digit unique control number with your proxy materials, please contact your bank, broker, or other holder of record as soon as possible to obtain a valid legal proxy and for instructions on how to obtain a control number to be admitted to and to vote at the Annual Meeting. Online access to the webcast will open 15 minutes prior to the designated start time. Shareholders may submit questions in writing through the virtual meeting platform. Those who do not have a control number may attend as guests, but will not be able to vote shares or submit questions during the webcast. While voting during the virtual meeting will be permitted, Aflac Incorporated encourages shareholders to vote in advance of the meeting.

Vote BEFORE the meeting:

Vote by one of the following methods by 11:59 p.m. Eastern Time on May 1, 2022 for shares held directly and by 11:59 p.m. Eastern Time on April 27, 2022 for shares held in a Plan:

Go to www.proxyvote.com;

Call 1-800-690-6903;

Mark, sign and date your proxy card and return it in the postage-paid envelope we previously provided; or

Scan the QR code that appears on your proxy card or notice using your mobile device.

Vote DURING the meeting:

Go to
www.virtualshareholdermeeting.com/AFL2022.

Shareholders may attend and vote during the virtual Annual Meeting by following the instructions on the website above.

The meeting webcast will begin promptly at 10 a.m., Eastern Time, on Monday, May 2, 2022. We encourage you to access the meeting prior to the start time, as check-in will begin at 9:45 a.m. If you experience technical difficulties during the check-in process or during the meeting, please call the technical support number that will be posted on the virtual Annual Meeting log-in page for assistance.

In 2018, Aflac and Sproutel introduced My Special Aflac Duck®, a “smart” robotic companion designed to help children who are undergoing cancer treatments. Aflac aims to put a My Special Aflac Duck in the hands of every child, age 3 and above, diagnosed with cancer in the U.S., Japan and Northern Ireland – free of charge. In early 2022, Aflac U.S. expanded the reach of its award-winning My Special Aflac Duck program to include children with blood disorders such as sickle cell disease.	Since 1995, Aflac’s contributions to the Aflac Cancer and Blood Disorders Center of Children’s Healthcare of Atlanta have exceeded the $157 million mark. This generosity has greatly contributed to the Aflac Cancer Center’s success and distinction in research, earning recognition as one of the top pediatric cancer programs in the United States by U.S. News and World Report. Aflac’s commitment is not only positively impacting kids with childhood cancer, but also those with rare blood disorders, including sickle cell – a disease that is not as widely known or understood.

1932 Wynnton Road, Columbus GA 31999
aflac.com

Visit AflacChildhoodCancer.org to learn more.

AFLAC INCORPORATED
C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS
P.O. BOX 1342
BRENTWOOD, NY 11717

(ONLY IF YOU AGREE WITH YOUR VOTING RIGHTS CAN YOU VOTE BY PHONE)
VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 1, 2022 for shares held directly and by 11:59 p.m. Eastern Time on April 27, 2022 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/AFL2022

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 1, 2022 for shares held directly and by 11:59 p.m. Eastern Time on April 27, 2022 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D69776-P68759	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AFLAC INCORPORATED

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL DIRECTOR NOMINEES IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3.

The following proposals are being submitted to the Shareholders:

1.	to elect as Directors of the Company the eleven nominees named in the accompanying Proxy Statement to serve until the next Annual Meeting and until their successors are duly elected and qualified;
			For	Against	Abstain
Nominees:

	1a.	Daniel P. Amos	☐	☐	☐

	1b.	W. Paul Bowers	☐	☐	☐

	1c.	Arthur R. Collins	☐	☐	☐

	1d.	Toshihiko Fukuzawa	☐	☐	☐

	1e.	Thomas J. Kenny	☐	☐	☐

	1f.	Georgette D. Kiser	☐	☐	☐

	1g.	Karole F. Lloyd	☐	☐	☐

	1h.	Nobuchika Mori	☐	☐	☐

	1i.	Joseph L. Moskowitz	☐	☐	☐

			For	Against	Abstain

	1j.	Barbara K. Rimer, DrPH	☐	☐	☐

	1k.	Katherine T. Rohrer	☐	☐	☐

2.	to consider the following non-binding advisory proposal: "Resolved, on an advisory basis, the shareholders of Aflac Incorporated approve the compensation of the named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis and accompanying tables and narrative in the Notice of 2022 Annual Meeting of Shareholders and Proxy Statement"		☐	☐	☐

3.	to consider and act upon the ratification of the appointment of KPMG LLP as independent registered public accounting firm of the Company for the year ending December 31, 2022		☐	☐	☐

Sign here as name(s) appear(s) on account. If acting as Attorney, Executor, Trustee or in other representative capacity, please sign name and title.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement as well as the Annual Report on Form 10-K for the year ended
December 31, 2021 are available at www.proxyvote.com.

We have been advised that many states are strictly enforcing escheatment laws and requiring shares held in “inactive” accounts to be escheated to the state in which the shareholder was last known to reside. One way you can ensure your account is active is to vote these shares.

Therefore, it is very important that you vote. If you have moved, please provide your new address to Aflac Incorporated: Attn: Shareholder Services, 1932 Wynnton Road, Columbus, GA 31999; by phone 800.227.4756 or by email shareholder@aflac.com.

Please inform us if you have multiple accounts under more than one name.

D69777-P68759

AFLAC INCORPORATED
Worldwide Headquarters
1932 Wynnton Road, Columbus, Georgia 31999

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Daniel P. Amos, Audrey Boone Tillman, and J. Matthew Loudermilk as Proxies or any of them, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of Aflac Incorporated held of record by the undersigned on February 22, 2022, at the Annual Meeting of the Shareholders to be held on Monday, May 2, 2022, at 10:00 a.m., or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS OF THE UNDERSIGNED SHAREHOLDER. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, THIS PROXY WILL BE VOTED "FOR" ALL DIRECTOR NOMINEES IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3, AND ACCORDING TO THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

DESCRIPTION OF VOTING RIGHTS

In accordance with the Company's Articles of Incorporation, shares of the Company's Common Stock, par value $.10 per share (the "Common Stock") are entitled to one vote per share until they have been held by the same beneficial owner for a continuous period of greater than 48 months prior to the record date of the meeting, at which time they become entitled to 10 votes per share. Where a share is transferred to a transferee by gift, devise, or bequest, or otherwise through the laws of inheritance, descent, or distribution from the estate of the transferor, or by distribution to a beneficiary of shares held in trust for such beneficiary, the transferee is deemed to be the same beneficial owner as the transferor for purposes of determining the number of votes per share. Shares acquired as a direct result of a stock split, stock dividend, or other distribution with respect to existing shares ("dividend shares") are deemed to have been acquired and held continuously from the date on which the shares with regard to which the issued dividend shares were acquired. Shares of Common Stock acquired pursuant to the exercise of a stock option are deemed to have been acquired on the date the option was granted.

Shares of Common Stock held in "street" or "nominee" name are presumed to have been held for less than 48 months and are entitled to one vote per share unless this presumption is rebutted by providing evidence to the contrary to the Board of Directors of the Company. Shareholders desiring to rebut this presumption should complete and execute the affidavit. The Board of Directors reserves the right to require evidence to support the affidavit.

Only if you do not agree with the voting rights shown on the front of this Proxy should you complete the following:

Affidavit
Under the penalties of perjury, I do solemnly swear that I am entitled to the number of votes set forth below because

I agree to provide evidence to support this statement at the request of the Company.			Shares @	1 Vote/Share	=	Votes
Sign here	X		Shares @	10 Votes/Share	=	Votes
	X	Date	, 2022	Total	=	Votes